Execution Version AMENDMENT NO. 5, dated as of September 20, 2019 (this “Amendment”), among JELD-WEN Holding, Inc., a Delaware corporation (“Holdings”), JELD-WEN, Inc., a Delaware corporation (the “Borrower”), the Company Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1 of the Credit Agreement described below), Bank of America, N.A., as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) and each person set forth on Schedule 2.01 hereto (each, an “Additional Term B-4 Lender”) party hereto. WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of October 15, 2014 (as amended by that certain Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as of November 1, 2016, Amendment No. 3, dated as of March 7, 2017 and Amendment No. 4 dated as of December 14, 2017 and as further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Borrower, Holdings, the other guarantors party thereto, the Administrative Agent and the Lenders party thereto; WHEREAS, pursuant to and on the terms set forth in Section 2.19 of the Credit Agreement, the Borrower may request one or more additional tranches of Incremental Loans upon the terms and subject to the conditions set forth therein and the Borrower has requested Incremental Loans to be of the same Class as the Term B-4 Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment in an aggregate principal amount of $125,000,000 (such Incremental Loans, the “Additional Term B-4 Loans”), the proceeds of which will be used to repay outstanding amounts under the ABL Credit Agreement, pay fees and expenses in connection therewith and for general corporate purposes; WHEREAS, each Additional Term B-4 Lender has severally agreed, upon the terms and subject to the conditions set forth herein, to make Additional Term B-4 Loans on the Amendment No. 5 Effective Date (as defined below) in an aggregate principal amount not to exceed the amount set forth opposite such Additional Term B-4 Lender’s name under the heading “Additional Term B-4 Loan Commitment” on Schedule 2.01 hereto (as to each such Additional Term B-4 Lender, its “Additional Term B-4 Commitment”); and NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: Section 1. Additional Term B-4 Loans. (a) Subject to the terms and conditions set forth herein, each Additional Term B-4 Lender hereby (i) commits to provide Additional Term B-4 Loans to the Borrower in the amount of its Additional Term B-4 Commitment and (ii) agrees to fund Additional Term B-4 Loans to the Borrower on the Amendment No. 5 Effective Date in the amount of its Additional Term B-4 Commitment, after which such commitment shall terminate immediately and without further action. The aggregate amount of the Additional Term B-4 Commitment on the Amendment No. 5 Effective Date is $125,000,000. (b) The Additional Term B-4 Loans shall have the same terms as the Term B-4 Loans and be part of the same Class as the Term B-4 Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment. It is understood and agreed that on the Amendment No. 5 Effective Date, upon funding, the Additional Term B-4 Loans shall be considered part of the Term B-4 Loans under the Credit Agreement. Interest will begin accruing on the Additional Term

B-4 Loans on the Amendment No. 5 Effective Date, with an Interest Period ending on the same day as the last day of the Interest Period for the outstanding Term B-4 Loans. (c) Each Additional Term B-4 Lender (i) confirms that it has received a copy of the Amended Credit Agreement (as defined below) and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 5 Lead Arrangers (as defined below), any other Additional Term B-4 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender. Section 2. Representations and Warranties. The Credit Agreement is, effective as of the Amendment No. 5 Effective Date, hereby amended pursuant to Sections 2.19 and 10.1 of the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto (the Credit Agreement as amended hereby, the “Amended Credit Agreement”). Section 3. Representations and Warranties. Each of the Loan Parties (in the case of Holdings only in respect of itself to the extent applicable and as set forth in this Section 3) represent and warrant to the Administrative Agent and the Lenders as of the Amendment No. 5 Effective Date that (immediately before and after giving effect to the incurrence of the Additional Term B-4 Loans) that: (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity; (b) The execution, delivery and performance by such Loan Party of this Amendment and the consummation of the transactions contemplated herein are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (x) contravene the terms of any of such Person’s Organizational Documents, or (y) violate any Law; except with respect to any violation referred to in this clause (y) to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (c) All representations and warranties of the Borrower and each other Loan Party contained in Section 3 of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 5 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Sections 3.1(a) and 3.1(b) of the Credit Agreement shall be deemed to refer to the most recent financial 2 statements furnished pursuant to Section 5.1(a) and (b) of the Credit Agreement, respectively, prior to the Amendment No. 5 Effective Date; (d) No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 5 Effective Date or, after giving effect hereto, would result from the application of the proceeds from the Additional Term B-4 Loans; (e) The execution, delivery, performance or effectiveness of this Amendment will not (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens; and (f) As of the Amendment No. 5 Effective Date, the Company Group Members, on a consolidated basis, are Solvent. Section 4. Conditions. (a) Conditions to the Amendment No. 5 Effective Date. The effectiveness of this Amendment and the agreements of each Additional Term B-4 Lender hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Amendment No. 5 Effective Date”): (i) Certain Documents. The Administrative Agent shall have received each of the following, each dated the Amendment No. 5 Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (1) counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) each Guarantor and (D) each Additional Term B-4 Lender; (2) such customary certificates of resolutions or other action, incumbency certificates of Responsible Officers of Holdings, the Borrower and each Company Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; (3) such other documents as the Lenders or the Administrative Agent may reasonably request to evidence that Holdings, the Borrower and each Company Guarantor is duly organized or formed, and that each of them is validly existing, in good standing in its jurisdiction of organization (to the extent such concept is applicable in the relevant jurisdiction), except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (4) an opinion of (i) Cleary Gottlieb Steen & Hamilton LLP, (ii) Morris, Nichols, Arsht & Tunnell LLP and (iii) Snell & Wilmer LLP, in each case, customary in form and substance and reasonably satisfactory to the Administrative Agent; (5) the Administrative Agent shall have received the results of lien searches reasonably requested by the Administrative Agent; 3

(6) a Borrowing Request relating to the Additional Term B-4 Loans delivered to the Administrative Agent (which notice must be received by the Administrative Agent prior to 1:00 p.m., New York City time, one Business Day prior to the Amendment No. 5 Effective Date); (7) a Note executed by the Borrower in favor of an Additional Term B-4 Lender if such Additional Term B-4 Lender requests a Note, reasonably in advance of the Amendment No. 5 Effective Date; (8) a certificate of a Responsible Officer of the Borrower to the effect that each of the conditions set forth in Sections 2.19 and 4.2 of the Credit Agreement and this Section 4 have been satisfied; and (9) a completed “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together, with respect to each such Mortgaged Property that is determined to be located within a special flood hazard area, with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and as applicable, evidence of insurance). (ii) Fees and Expenses Paid. The Amendment No. 5 Lead Arrangers and Administrative Agent shall have received (or the Borrower shall have made arrangements reasonably satisfactory to the Administrative Agent or the Amendment No. 5 Lead Arrangers, as applicable, for such payment) all fees and other amounts due and payable on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and the Amendment No. 5 Lead Arrangers) required to be reimbursed or paid by the Borrower on or prior to the Amendment No. 5 Effective Date hereunder or under any other Loan Document. (iii) Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), the Borrower shall have delivered to the Administrative Agent, on or prior to the Amendment No. 5 Effective Date, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation to the extent requested by the Administrative Agent or any Additional Term B-4 Lender. (iv) Compliance with Credit Agreement. The conditions precedent set forth in Sections 2.19 and 4.2 of the Credit Agreement shall have been satisfied both before and after giving effect to the incurrence of the Additional Term B-4 Loans. Section 5. Post-Closing Covenant. Within 150 days after the Amendment No. 5 Effective Date, unless waived or extended by the Administrative Agent in its reasonable discretion, the Administrative Agent shall have received either the items listed in paragraph (a) or the items listed in paragraph (b) as follows: (a) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent, substantially to the effect that: 4

(i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations (as defined in each Mortgage), including the Secured Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties; and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement as amended by this Amendment and the other documents executed in connection therewith, for the benefit of the Secured Parties. (b) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent: (i) with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent; (ii) with respect to each Mortgage Amendment relating to a Mortgaged Property for which Borrower or any Loan Party delivered a Mortgage Policy pursuant to the Credit Agreement, a date down endorsement (each, a “Title Endorsement,” collectively, the “Title Endorsements”) to such Title Policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all defects, encumbrances and liens except for Permitted Encumbrances (as defined in each Mortgage), and such Title Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; (iii) with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment, and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent; (iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required to induce the title company to issue the Title Endorsements; and (v) evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements. 5

Section 6. Expenses. As and to the extent provided in Section 10.5 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its and the Amendment No. 5 Lead Arrangers’ reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Amendment No. 5 Lead Arrangers. Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in “.pdf” format shall be effective as delivery of a manually executed counterpart hereof. Section 8. Applicable Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Section 10. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. The parties hereto hereby consent to the incurrence of the Additional Term B-4 Loans upon the terms and subject to the conditions set forth herein. Upon the Amendment No. 5 Effective Date, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment and the incurrence of the Additional Term B-4 Loans shall be deemed satisfied. Section 11. Acknowledgement and Affirmation. Each Company Loan Party hereto hereby expressly acknowledges, as of the Amendment No. 5 Effective Date, (i) all of its obligations under the Guarantee, the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its prior grant of security interests pursuant to the Security Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Additional Term B-4 Loans and (iv) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. 6

Section 12. Roles. It is agreed that each of Wells Fargo Securities, LLC and BofA Securities, Inc. will act as joint lead arrangers and bookrunners for the Additional Term B-4 Loans (the “Amendment No. 5 Lead Arrangers and Bookrunners”). [signature pages follow] 7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. BORROWER: JELD-WEN, INC. By: /s/ Brian Luke Name: Brian Luke Title: Vice President & Treasurer HOLDINGS: JELD-WEN HOLDING, INC. By: /s/ Laura W. Doerre Name: Laura W. Doerre Title: Executive Vice President, General Counsel & Chief Compliance Officer GUARANTORS: JELD-WEN DOOR REPLACEMENT SYSTEMS, INC. By: /s/ Wallace D. Corwin Name: Wallace D. Corwin Title: President HARBOR ISLES, LLC By: JELD-WEN, INC., its Sole Member By: /s/ Brian Luke Name: Brian Luke Title: Vice President & Treasurer JW INTERNATIONAL HOLDINGS, INC. JW REAL ESTATE, INC. By: /s/ Brian Luke Name: Brian Luke Title: Treasurer KARONA, INC. AMERICAN BUILDING SUPPLY, INC. J B L HAWAII, LIMITED By: /s/ Brian Luke Name: Brian Luke Title: Treasurer

BANK OF AMERICA, N. A., as Administrative Agent By: /s/ Henry Pennell Name: Henry Pennell Title: Vice President WELLS FARGO BANK, NATIONAL ASSOCIATION as an Additional Term B-4 Lender By: /s/ Peter Schuebler Name: Peter Schuebler Title: Vice President

Schedule 2.01 Additional Term B-4 Loan Commitments Additional Term B-4 Loan Lender Commitment Wells Fargo Bank, National $125,000,000 Association Total: $125,000,000

ANNEX A [See Attached]

ANNEX A AMENDED TERM LOAN CREDIT AGREEMENT among JELD-WEN Holding, Inc., as Holdings, JELD-WEN, Inc., as the Company Borrower, The Several Lenders from Time to Time Parties Hereto, and Bank of America, N.A., as Administrative Agent Dated as of October 15, 2014 As amended as of July 1, 2015, November 1, 2016, March 7, 2017 and2017. December 14, 2017 and September 20, 2019 Bank of America, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, SunTrust Robinson Humphrey, Inc. and KeyBank National Association as Joint Lead Arrangers and Joint Bookrunners Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Amendment No. 1 Lead Arrangers and Bookrunners as Amendment No. 2 Lead Arrangers and Bookrunners and Amendment No. 3 Lead Arrangers and Bookrunners Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, JPMorgan Chase Bank N.A. and Wells Fargo Securities, LLC as Amendment No. 4 Lead Arrangers and Bookrunners Wells Fargo Securities, LLC and BofA Securities, Inc. as Amendment No. 5 Lead Arrangers and Bookrunners

TABLE OF CONTENTS

		Page
SECTION 1	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Other Interpretive Provisions	70
1.3	Accounting	70
1.4	Limited Condition Transactions	71
SECTION 2	AMOUNT AND TERMS OF COMMITMENTS	72
2.1	Commitments	72
2.2	Procedure for Borrowing of Loans	72
2.3	Repayment of Loans	72
2.4	Fees	72
2.5	Optional Prepayments	73
2.6	Mandatory Prepayments	74
2.7	Conversion and Continuation Options	76
2.8	Limitations on Eurodollar Tranches	76
2.9	Interest Rates and Payment Dates	76
2.10	Computation of Interest	77
2.11	Inability to Determine Interest Rate; Illegality	77
2.12	Pro Rata Treatment and Payments	80
2.13	Requirements of Law	81
2.14	Taxes	82
2.15	Indemnity	85
2.16	Change of Lending Office	85
2.17	Replacement of Lenders	86
2.18	Notes	86
2.19	Incremental Credit Extensions	87
2.20	Refinancing Amendments	89
2.21	Defaulting Lenders	91
2.22	Loan Modification Offers	92
2.23	MIRE Event	93
SECTION 3	REPRESENTATIONS AND WARRANTIES	93
3.1	Financial Condition.	93
3.2	No Change	93
3.3	Existence; Compliance with Law	93
3.4	Power; Authorization; Enforceable Obligations	94
3.5	No Legal Bar	94
3.6	Litigation	94
3.7	Ownership of Property; Liens	95
3.8	Intellectual Property	95
3.9	Taxes	95
3.10	Federal Regulations	95
3.11	ERISA	95
3.12	Investment Company Act	96
3.13	Environmental Matters	96
3.14	Accuracy of Information, etc.	96
3.15	Security Documents	97

-i-

3.16 Solvency ........................................................................................................................ 97 3.17 Patriot Act; FCPA; OFAC. ............................................................................................ 97 3.18 Status as Senior Indebtedness ........................................................................................ 98 SECTION 4 CONDITIONS PRECEDENT ....................................................................................... 98 4.1 Conditions to Closing Date ............................................................................................ 98 4.2 Conditions to Each Borrowing Date ............................................................................ 100 SECTION 5 AFFIRMATIVE COVENANTS ................................................................................. 101 5.1 Financial Statements .................................................................................................... 101 5.2 Certificates; Other Information.................................................................................... 102 5.3 Payment of Taxes ........................................................................................................ 103 5.4 Maintenance of Existence; Compliance with Law ...................................................... 103 5.5 Maintenance of Property; Insurance ............................................................................ 104 5.6 Inspection of Property; Books and Records; Discussions ........................................... 104 5.7 Notices ......................................................................................................................... 105 5.8 Environmental Laws. ................................................................................................... 105 5.9 Additional Collateral, etc. ............................................................................................ 105 5.10 Credit Ratings .............................................................................................................. 108 5.11 Further Assurances ...................................................................................................... 108 5.12 Designation of Unrestricted Subsidiaries .................................................................... 109 5.13 ERISA .......................................................................................................................... 109 5.14 Use of Proceeds ........................................................................................................... 109 5.15 [Reserved]. ................................................................................................................... 109 5.16 [Reserved]. ................................................................................................................... 109 5.17 Post-Closing Actions ................................................................................................... 109 SECTION 6 NEGATIVE COVENANTS ........................................................................................ 110 6.1 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. .................................................................................................... 110 6.2 Limitation on Restricted Payments. ............................................................................. 117 6.3 Dividend and Other Payment Restrictions Affecting Subsidiaries .............................. 126 6.4 Asset Sales ................................................................................................................... 129 6.5 Transactions with Affiliates. ........................................................................................ 130 6.6 Liens ............................................................................................................................ 134 6.7 Merger, Consolidation or Sale of All or Substantially All Assets ............................... 134 6.8 [Reserved]. ................................................................................................................... 136 6.9 Changes in Fiscal Year ................................................................................................ 136 6.10 Negative Pledge Clauses ............................................................................................. 136 6.11 Lines of Business ......................................................................................................... 137 SECTION 7 GUARANTEE ............................................................................................................. 137 7.1 The Guarantee.............................................................................................................. 137 7.2 Obligations Unconditional ........................................................................................... 138 7.3 Reinstatement .............................................................................................................. 139 7.4 No Subrogation ............................................................................................................ 139 7.5 Remedies ..................................................................................................................... 139 7.6 Instrument for the Payment of Money ......................................................................... 139 7.7 Continuing Guarantee .................................................................................................. 139 7.8 General Limitation on Guarantor Obligations ............................................................. 139 7.9 Release of Guarantors .................................................................................................. 140 -ii-

7.10 Right of Contribution................................................................................................... 140 7.11 Keepwell ...................................................................................................................... 140 SECTION 8 EVENTS OF DEFAULT ............................................................................................ 141 8.1 Events of Default ......................................................................................................... 141 8.2 [Reserved]. ................................................................................................................... 143 8.3 Action in Event of Default ........................................................................................... 143 8.4 Application of Proceeds ............................................................................................... 143 SECTION 9 ADMINISTRATIVE AGENT .................................................................................... 144 9.1 Appointment and Authority. ........................................................................................ 144 9.2 Rights as a Lender. ...................................................................................................... 145 9.3 Exculpatory Provisions. ............................................................................................... 145 9.4 Reliance by Administrative Agent............................................................................... 146 9.5 Delegation of Duties. ................................................................................................... 147 9.6 Resignation and Removal of Administrative Agent. ................................................... 147 9.7 Non-Reliance on Administrative Agent and Other Lenders. ....................................... 148 9.8 No Other Duties, Etc. .................................................................................................. 148 9.9 Administrative Agent May File Proofs of Claim. ....................................................... 148 9.10 Collateral and Guaranty Matters. ................................................................................. 149 9.11 Intercreditor Agreements. ............................................................................................ 150 9.12 Withholding Tax Indemnity. ....................................................................................... 150 9.13 Indemnification. ........................................................................................................... 151 SECTION 10 MISCELLANEOUS .................................................................................................... 152 10.1 Amendments and Waivers. .......................................................................................... 152 10.2 Notices ......................................................................................................................... 154 10.3 No Waiver; Cumulative Remedies .............................................................................. 157 10.4 Survival of Representations and Warranties ................................................................ 157 10.5 Payment of Expenses and Taxes.................................................................................. 157 10.6 Successors and Assigns; Participations and Assignments ........................................... 158 10.7 [Reserved]. ................................................................................................................... 164 10.8 Adjustments; Set-off .................................................................................................... 164 10.9 Counterparts; Electronic Execution ............................................................................. 164 10.10 Severability .................................................................................................................. 165 10.11 Integration .................................................................................................................... 165 10.12 Governing Law ............................................................................................................ 165 10.13 Submission To Jurisdiction; Waivers .......................................................................... 165 10.14 Acknowledgements ..................................................................................................... 166 10.15 Confidentiality ............................................................................................................. 166 10.16 Waivers Of Jury Trial .................................................................................................. 167 10.17 USA Patriot Act Notification ...................................................................................... 167 10.18 Maximum Amount. ..................................................................................................... 167 10.19 Lender Action .............................................................................................................. 168 10.20 No Fiduciary Duty ....................................................................................................... 168 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions .................. 169 10.22 Certain ERISA Matters. ............................................................................................... 169 -iii-

SCHEDULES: 1.1A Commitments 1.1B [Reserved] 1.1C Mortgaged Properties 1.1D Specified Dispositions 3.9 Taxes 3.15(a) UCC Filing Jurisdictions 4.1(h) Local Counsel 6.1 Certain Existing Indebtedness 6.2 Certain Existing Investments 6.5 Certain Transactions with Affiliates 6.6 Certain Existing Liens EXHIBITS: A-1 Form of Pledge and Security Agreement A-2 [Reserved] A-3 [Reserved] B Form of Assignment and Assumption C-1 Form of Exemption Certificate C-2 Form of Exemption Certificate C-3 Form of Exemption Certificate C-4 Form of Exemption Certificate D-1 Form of ABL-Term Intercreditor Agreement D-2 Form of Intercreditor Terms E [Reserved] F Form of Note G [Reserved] H Form of Guarantor Joinder Agreement I Form of Borrowing Request J Form of Solvency Certificate -iv-

AMENDED TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of December 14, 2017 among JELD-WEN Holding, Inc., a Delaware corporation (“Holdings”), JELD-WEN, Inc., a Delaware corporation (the “Company Borrower” or the “Borrower”), the Company Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1), the several banks, financial institutions, institutional investors and other entities from time to time party hereto as lenders (the “Lenders”), and Bank of America, N.A., as Administrative Agent. W I T N E S S E T H: WHEREAS, on the Closing Date, the Lenders extended Loans to the Company Borrower and the Tower Borrower (the “Initial Loans”) in an aggregate principal amount of $775,000,000; WHEREAS, on the Amendment No. 1 Effective Date, the Term B-1 Lenders extended the Term B-1 Loans (the “Term B-1 Loans”) to the Company Borrower and the Tower Borrower in an aggregate principal amount of $480,000,000; WHEREAS, on the Amendment No. 2 Funding Date, the Term B-2 Lenders extended the Term B-2 Loans (the “Term B-2 Loans”) to the Company Borrower in an aggregate principal amount of $1,611,637,500, the proceeds of which were used to prepay the Initial Loans and the Term B-1 Loans in full and to fund the Amendment No. 2 Distribution; WHEREAS, on the Amendment No. 3 Effective Date, the Term B-3 Lenders extended the Term B-3 Loans (the “Term B-3 Loans”) to the Company Borrower in an aggregate principal amount of $1,236,637,500, the proceeds of which were used to prepay the Term B-2 Loans in full; WHEREAS, on the Amendment No. 4 Effective Date, the Company Borrower issued the Senior Notes, the proceeds of which were used to voluntarily repay $787,362,718.79 of the outstanding Term B-3 Loans immediately prior to the Amendment No. 4 Refinancing (the “Amendment No. 4 Prepayment”); WHEREAS, on the Amendment No. 4 Effective Date, the Term B-4 Lenders agreed to extend the Term B-4 Loans to the Borrower in an aggregate principal amount of $440,000,000, the proceeds of which were used to refinance all outstanding Term B-3 Loans (after giving effect to the Amendment No. 4 Prepayment) (the “Amendment No. 4 Refinancing”); WHEREAS, on the Amendment No. 5 Effective Date, the Additional Term B-4 Lenders agreed to extend the Additional Term B-4 Loans to the Borrower in an aggregate principal amount of $125,000,000, the proceeds of which were used for the purposes set forth in Amendment No. 5; WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a lien on substantially all of its assets (subject to certain limitations set forth in the Loan Documents); and WHEREAS, each of Holdings and the Company Subsidiary Guarantors has agreed to guarantee the Obligations of the Borrower and to secure its respective Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a lien on substantially all of its assets (subject to certain limitations set forth in the Loan Documents). NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS 1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “ABL Agent”: the Senior Representative (which shall be Wells Fargo Bank, National Association on the Closing Date) under the ABL Credit Agreement. “ABL Credit Agreement”: the Revolving Credit Agreement, dated as of the Closing Date, among the Company Borrower, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and the ABL Agent, as amended, restated, refinanced, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL-Term Intercreditor Agreement. “ABL Documents”: the ABL Credit Agreement and each other Loan Document (as defined in the ABL Credit Agreement). “ABL Obligations”: as defined in the ABL-Term Intercreditor Agreement. “ABL Priority Collateral”: as defined in the ABL-Term Intercreditor Agreement. “ABL-Term Intercreditor Agreement”: an Intercreditor Agreement substantially in the form of Exhibit D-1. “ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Eurodollar Rate that would then be in effect for a Eurodollar Loan with an Interest Period of one month plus 1% (provided that, for the avoidance of doubt, the Eurodollar Rate for any day (for purposes of the definition of “ABR”) shall be based on the rate determined two Business Days prior to such date at approximately 11:00 A.M. (London, England time) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for deposits in dollars with a term of one month) and (d) 2.00% per annum. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR. “Acceptable Price”: as defined in the definition of “Dutch Auction.” “Accepting Lenders”: as defined in Section 2.22(a). “Acquired Indebtedness”: with respect to any specified Person: (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; -2-

provided that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Restricted Subsidiary of the specified Person will not be Acquired Indebtedness. “Additional Amendment No. 1 Distributions”: additional Restricted Payments, directly or indirectly, to the Sponsor and the other equity holders of Holdings, including holders of equity awards or equity-based awards, and/or payments in lieu thereof or related thereto, in an aggregate amount not to exceed $50,000,000 (less the amount of Term B-1 Loans used by the Company Borrower and/or its Restricted Subsidiaries to consummate certain acquisitions permitted hereunder). “Additional Lender”: at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Loans pursuant to an Incremental Amendment in accordance with Section 2.19 or (b) Permitted Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.20; provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender if such consent would be required under Section 10.6(b) for an assignment of Loans to such Additional Lender, (ii) the Company Borrower shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 10.6(b)(iv). “Additional Term B-4 Commitment”: as defined in Amendment No. 5. “Additional Term B-4 Lender”: as defined in Amendment No. 5. “Additional Term B-4 Loan”: as defined in Amendment No. 5. “Administrative Agent”: Bank of America, together with its affiliates, as the administrative agent for the Lenders and as the collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors in such capacities. “Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Affiliate Transaction”: as defined in Section 6.5(a). “Affiliated Lender”: the Sponsor, any Debt Fund Affiliate or any Non-Debt Fund Affiliate. “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender’s Loans. “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreement”: as defined in the preamble hereto. -3-

“Amendment No. 1”: Amendment No. 1, dated as of July 1, 2015, by and among Holdings, the Company Borrower, the Tower Borrower, the Administrative Agent and the Lenders party thereto. “Amendment No. 1 Distribution”: Restricted Payments, directly or indirectly, to the Sponsor and the other equity holders of Holdings, including holders of equity awards or equity-based awards, and/or payments in lieu thereof or related thereto, in an aggregate amount not to exceed $420,000,000. “Amendment No. 1 Effective Date”: July 1, 2015. “Amendment No. 1 Engagement Letter”: the engagement letter, dated as of June 10, 2015, among the Administrative Agent, the Amendment No. 1 Lead Arrangers and Bookrunners and the Company Borrower. “Amendment No. 1 Lead Arrangers and Bookrunners”: Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. “Amendment No. 1 Transactions”: (i) the incurrence of the Term B-1 Loans, (ii) the other amendments under Amendment No. 1, (iii) the Amendment No. 1 Distribution, (iv) the consummation of certain acquisitions permitted hereunder and/or the payment of the Additional Amendment No. 1 Distributions and (v) the payment of fees and expenses in connection therewith and related transactions. “Amendment No. 2”: Amendment No. 2, dated as of November 1, 2016, by and among Holdings, the Borrower, the Administrative Agent and the Lenders party thereto. “Amendment No. 2 Distribution”: Restricted Payments, directly or indirectly, to the Sponsor and the other equity holders of Holdings, including holders of equity awards or equity-based awards, and/or payments in lieu thereof or related thereto, in an aggregate amount not to exceed $400,000,000. “Amendment No. 2 Effective Date”: November 1, 2016. “Amendment No. 2 Engagement Letter”: the engagement letter, dated as of October 4, 2016, among the Administrative Agent, the Amendment No. 2 Lead Arrangers and Bookrunners and the Company Borrower. “Amendment No. 2 Funding Date”: the date on which the Term B-2 Loans are funded by the Term B-2 Lenders. “Amendment No. 2 Lead Arrangers and Bookrunners”: Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. “Amendment No. 2 Transactions”: (i) the incurrence of the Term B-2 Loans and the repayment of the Initial Loans and the Term B-1 Loans, (ii) the other amendments under Amendment No. 2, (iii) the Amendment No. 2 Distribution, (iv) that certain Amendment No. 2 to the ABL Credit Agreement, dated as of November 1, 2016, among the Company Borrower, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and the ABL Agent, (v) the Tower Release and (vi) the payment of fees and expenses in connection therewith and related transactions. “Amendment No. 3”: Amendment No. 3, dated as of March 7, 2017, by and among Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. -4-

“Amendment No. 3 Effective Date”: March 7, 2017. “Amendment No. 3 Engagement Letter”: the engagement letter, dated as of February February 23, 2017, among the Amendment No. 3 Lead Arrangers and Bookrunners and the Borrower. “Amendment No. 3 Lead Arrangers and Bookrunners”: Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Amendment No. 3 Effective Date). “Amendment No. 3 Transactions”: (i) the incurrence of the Term B-3 Loans and the refinancing of all outstanding Term B-2 Loans, (ii) the other amendments under Amendment No. 3 and (iii) the payment of fees and expenses in connection therewith and related transactions. “Amendment No. 4”: Amendment No. 4, dated as of December 14, 2017, by and among Holdings, the Borrower, the Company Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto. “Amendment No. 4 Effective Date”: December 14, 2017. “Amendment No. 4 Engagement Letter”: the engagement letter, dated as of December 4, 2017, among Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Borrower. “Amendment No. 4 Lead Arrangers and Bookrunners”: Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Amendment No. 4 Effective Date), Barclays Bank PLC, JPMorgan Chase Bank N.A. and Wells Fargo Securities, LLC. “Amendment No. 4 Prepayment”: as defined in the preamble. “Amendment No. 4 Refinancing”: as defined in the preamble. “Amendment No. 4 Transactions”: (i) the issuance of the Senior Notes, (ii) the Amendment No. 4 Prepayment, the incurrence of the Term B-4 Loans and the Amendment No. 4 Refinancing, (iii) entry into that certain Amendment No. 3 to the ABL Credit Agreement, dated as of December 14, 2017, among Holdings, the Company Borrower, the other borrowers and guarantors party thereto, the lenders party thereto and the ABL Agent and (iv) the payment of fees and expenses in connection therewith and related transactions. “Amendment No. 5”: Amendment No. 5, dated as of September 20, 2019, by and among Holdings, the Borrower, the Company Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto. “Amendment No. 5 Effective Date”: September 20, 2019. “Amendment No. 5 Engagement Letter”: the engagement letter, dated as of September9, 2019, among Wells Fargo Securities, LLC and the Borrower. -5-

“Amendment No. 5 Lead Arrangers and Bookrunners”: as defined in Amendment No. 5. “Applicable Discount”: as defined in the definition of “Dutch Auction.” “Applicable Margin”: with respect to: (a) any Term B-4 Loan , the following percentages per annum, based upon the Company Borrower’s public corporate credit rating from each of S&P and Moody’s (the “Rating”) in accordance with the pricing grid set forth below: Rating (Corporate Pricing and Stable or Eurodollar Level better) Rate ABR 1 BB/Ba2 1.75% 0.75% 2 BB-/Ba3 2.00% 1.00% Any increase or decrease in the Applicable Margin resulting from a publicly announced change in the Rating shall become effective as of the first Business Day immediately following the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In the event of a split Rating, the Applicable Margin will be determined by reference to the lower Rating; provided that if there is no Rating from either S&P or Moody’s then Level II shall apply. Upon the request of the Majority Lenders holding Term B-4 Loans, the highest Pricing Level shall apply as of the first Business Day after an Event of Default under Section 8.1(a) or Section 8.2(a) shall have occurred and be continuing, and shall continue to so apply up to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). (b) any Incremental Loan, the Applicable Margin shall be as set forth in the Incremental Amendment relating to the Incremental Commitment in respect of such Incremental Loan; (c) any Other Loan, the Applicable Margin shall be as set forth in the Refinancing Amendment relating to such Loan; and (d) any Extended Loan, the Applicable Margin shall be as set forth in the Loan Modification Agreement relating to such Loan. “Applicable Requirements”: in respect of any Indebtedness, Indebtedness that satisfies the following requirements: (a) (i) if such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations, such Indebtedness does not mature prior to the Latest Maturity Date and (ii) for any other Indebtedness, such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred; (b) if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to the applicable Intercreditor Agreements (and/or the applicable Intercreditor Agreements have been amended, supplemented or replaced in a manner -6-

reasonably acceptable to the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior-lien basis, as applicable); (c) to the extent such Indebtedness is secured, it is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary thereof other than the Collateral (it being agreed that such Indebtedness shall not be required to be secured by all of the Collateral); provided that Indebtedness that may be incurred by Non-Guarantor Subsidiaries pursuant to Section 6.1 may be secured by assets of Non-Guarantor Subsidiaries; and (d) if such Indebtedness is permitted under Section 6.1 and such Indebtedness is incurred by (i) any Non-Guarantor Subsidiary, such Indebtedness shall not be guaranteed by any Loan Party and (ii) the Borrower or any Guarantor, such Indebtedness shall not be guaranteed by any Person other than the Borrower or Guarantors and shall not have any obligors other than the Borrower or Guarantors; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or a shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition, unless the Administrative Agent notifies the Company Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees). “Approved Electronic Communications”: as defined in Section 10.2. “Approved Fund”: as defined in Section 10.6(b)(ii). “Asset Sale”: (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale Leaseback Transaction) of the Company Borrower or any Restricted Subsidiary thereof outside of the ordinary course of business of the Company Borrower or such Restricted Subsidiary (each referred to in this definition as a “disposition”) or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary of the Borrower (other than (x) directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law or (y) Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued in compliance with Section 6.1), other than to the Borrower or another Restricted Subsidiary of the Borrower (whether in a single transaction or a series of related transactions), in each case other than: (a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business; (b) the sale, conveyance or other disposition of all or substantially all of the assets of the Company Borrower in a manner permitted pursuant to Section 6.7; -7-

(c) any Permitted Investment or Restricted Payment that is permitted to be made, and is made, under Section 6.2; (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary of the Company Borrower with an aggregate Fair Market Value of less than $5,000,000; (e) any transfer or disposition of property or assets by a Restricted Subsidiary of the Company Borrower to the Company Borrower or by the Company Borrower or a Restricted Subsidiary thereof to a Restricted Subsidiary of the Company Borrower that is a Guarantor hereunder; (f) sales of assets received by the Company Borrower or any of its Restricted Subsidiaries upon the foreclosure on a Lien; (g) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (h) the unwinding of any Hedging Obligations; (i) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable into a notes receivable; (j) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (k) any financing transaction with respect to property built or acquired by the Company Borrower or any Restricted Subsidiary thereof after the Closing Date; (l) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Company Borrower and its Restricted Subsidiaries, as a whole, as determined in good faith by the Company Borrower, which in the event of an exchange of assets with a Fair Market Value in excess of $75,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company Borrower; (m) the grant in the ordinary course of business of any Intellectual Property Licenses; (n) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Agreement or the Loan Documents; (o) the surrender or waiver or contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; (p) foreclosures, condemnations or any similar action on assets; (q) the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business; (r) the sale, transfer, conveyance or other disposition of the assets (such assets, the “Specified Assets”) set forth on Schedule 1.1D (each, a “Specified Disposition”); (s) [reserved]; -8-

(t) [reserved]; (u) any disposition of non-core assets (as determined by the Company Borrower in good faith) acquired pursuant to any Permitted Acquisition by the Company Borrower or any Restricted Subsidiary, provided that (i) the value of such non-core assets does not exceed 50.0% of the consideration paid in connection with such Permitted Acquisition, (ii) not less than 50.0% of the consideration payable to the Company Borrower and the Restricted Subsidiaries in connection with such Disposition is in the form of cash or Cash Equivalents (provided, further, that for purposes of this clause (ii), any Designated Non-Cash Consideration received by the Company Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this proviso that is at that time outstanding, not in excess of the greater of $45,000,000 and 10% of Consolidated EBITDA, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash), (iii) the consideration payable to the Company Borrower and the Restricted Subsidiaries in connection with such Disposition is not less than aggregate fair market value (as determined in good faith by the Company Borrower) thereof (iv) no Event of Default has occurred and is continuing or would result therefrom and (v) all dispositions pursuant to this clause (u) do not exceed, in the aggregate, $50,000,000; (v) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and (w) the lapse, abandonment or other disposition (including the failure to enforce, renew, prosecute or defend) of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company Borrower are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Company Borrower and its Restricted Subsidiaries taken as a whole. “Assignee”: as defined in Section 10.6(b)(i). “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B. “Auction Purchase”: a purchase of Loans or Commitments pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 10.6(b)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 10.6(b)(iv). “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule. “Bank of America” means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors. “Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute. -9-

“Beneficially Own”: as defined within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; “Beneficial Ownership” shall have a correlative meaning. “Benefited Lender”: as defined in Section 10.8(a). “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors”: as to any Person, the board of directors or managers, sole member or managing member, or other governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duty authorized committee thereof. “Borrower”: as defined in the preamble hereto. “Borrowing”: a borrowing consisting of simultaneous Loans of the same Type. “Borrowing Base”: as defined in Section 6.1(b)(ii). “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Borrowing Request”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I. “Business”: as defined in Section 3.13(b). “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the office of the Administrative Agent is located as specified in Section 10.2 and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day. “Business Successor” means (a) any former Subsidiary of the Company Borrower and (b) any Person that, after the Amendment No. 4 Effective Date, has acquired, merged or consolidated with a Subsidiary of the Company Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Company Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Company Borrower. “Cancellation” or “Cancelled”: the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase or other acquisition of Loans, which cancellation shall be consummated as described in Section 10.6(b)(iii)(C) and the definition of “Eligible Assignee.” “Capital Stock”: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents -10-

(however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Lease Obligations”: at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date. “Cash Contribution Amount”: the aggregate amount of cash contributions made to the capital of the Borrower or any Guarantor described in the definition of “Contribution Indebtedness.” “Cash Equivalents”: (1) U.S. dollars, Canadian dollars, pounds sterling, euros, the national currency of any participating member state of the European Union and local currencies held by the Borrower and any Restricted Subsidiaries thereof from time to time in the ordinary course of business in connection with any business conducted by such Person in such foreign jurisdiction; (2) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition; (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated with an Investment Grade Rating by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency); (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “P-1/A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition; (6) readily marketable direct obligations issued by any state or commonwealth of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; -11-

(7) Indebtedness or Preferred Stock issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; (8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and (9) instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euro or pound sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with (a) any business conducted by any Restricted Subsidiary organized in such jurisdiction or (b) any Investment in the jurisdiction where such Investment is made. “Cash Management Agreement”: any agreement to provide Cash Management Services. “Cash Management Obligations”: all obligations, including guarantees thereof, of any Group Member to a Cash Management Provider that has appointed in writing the Administrative Agent as its collateral agent in a manner reasonably acceptable to the Administrative Agent and has agreed in writing with the Administrative Agent that it is providing Cash Management Services to one or more Group Members arising from transactions in the ordinary course of business of any Group Member, to the extent such obligations are primary obligations of a Loan Party or are guaranteed by a Loan Party. “Cash Management Provider”: any Person that, as of the Closing Date or as of the date it enters into any Cash Management Agreement, is a Lender, a Joint Lead Arranger or the Administrative Agent or an Affiliate of a Lender, a Joint Lead Arranger or the Administrative Agent, in its capacity as a counterparty to such Cash Management Agreement. “Cash Management Services”: any cash management facilities or services, including (i) treasury, depositary and overdraft services, automated clearinghouse transfer of funds (ii) foreign exchange, netting and currency management services and (iii) purchase cards, credit or debit cards, electronic funds transfer, automated clearinghouse arrangements or similar services. “CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holdco”: a Subsidiary that has no material assets other than capital stock of one or more direct or indirect Foreign Subsidiaries that are CFCs. “Change in Law”: (a) the adoption or taking effect of any Requirement of Law after the Closing Date, (b) any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Closing Date or (c) the compliance by any Lender with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) of the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case constitute a “Change in Law” regardless of the date enacted, adopted or issued. -12-

“Change in Tax Law”: shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation. “Change of Control”: the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than a Restricted Subsidiary or one or more Permitted Holders; or (2) the Company Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company Borrower other than in connection with any transaction or series of transactions in which the Company Borrower shall become a wholly owned Subsidiary of a parent entity of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder). “Class”: (a) when used with respect to Commitments, refers to whether such Commitments are Commitments, Incremental Commitments, Other Commitments or Extended Commitments and (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans, any separately identifiable Incremental Loans, Other Loans or Extended Loans. Other Commitments, Extended Commitments, Incremental Commitments, Other Loans, Extended Loans and Incremental Loans made pursuant to any Incremental Amendment that have different terms and conditions shall be construed to be in different Classes. “Closing Date”: October 15, 2014. “Code”: the Internal Revenue Code of 1986, as amended from time to time. “Collateral”: all of the assets and property of the Loan Parties, now owned or hereafter acquired, whether real, personal or mixed upon which a Lien is purported to be created by any Security Document, other than Excluded Assets. “Commitment”: as to any Lender, (i) the Term B-4 Commitments (including the Additional Term B-4 Commitments), (ii) the Incremental Commitments, if any, issued after the Amendment No. 45 Effective Date pursuant to Section 2.19 or (iii) Other Commitments, if any, issued after the Amendment No. 45 Effective Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.20. “Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with Holdings within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings and that is treated as a single employer under Section 414 of the Code. “Company Borrower”: as defined in the preamble hereto. -13-

“Company Group Member”: the collective reference to Holdings, the Company Borrower and its Restricted Subsidiaries. “Company Guarantors”: the collective reference to Holdings and the Company Subsidiary Guarantors. “Company Loan Party”: the collective reference to each Loan Party that is a Company Group Member. “Company Subsidiary Guarantor”: each Restricted Subsidiary of the Company Borrower that is a Domestic Subsidiary other than each Excluded Subsidiary. “Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company Borrower and its Restricted Subsidiaries at such date. “Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Company Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein. “Consolidated EBITDA”: with respect to the Company Borrower and its Restricted Subsidiaries for any period, the Consolidated Net Income of the Company Borrower and its Restricted Subsidiaries for such period: (1) increased (without duplication) by the following, in each case, to the extent deducted (and not added back) in arriving at Consolidated Net Income of such Person for such period: (a) provision for taxes based on income or profits or capital, including state, franchise, excise, property and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits; plus (b) consolidated Fixed Charges of such Person for such period (including (x) bank fees, (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges and (z) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(r) through (1)(z) thereof, in each case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus (c) Consolidated Non-Cash Charges of such Person for such period to the extent such non-cash charges were deducted (and not added back) in computing Consolidated Net Income; plus (d) any expenses (including legal and professional fees, costs and expenses) or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this -14-

Agreement, including a refinancing thereof, and any amendment or modification to the terms of any such transaction (in each case, whether or not successful), including such fees, costs, expenses or charges related to the Transactions, in each case, deducted (and not added back) in computing Consolidated Net Income; plus (e) the amount of cash restructuring costs, charges, expenses, accruals and reserves and business optimization expense included in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date, and costs related to the closure, reconfiguration and/or consolidation of facilities, start-up costs and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus (f) any other non-cash losses, charges and expenses, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus (g) the amount of any non-controlling interest expense consisting of income attributable to non-controlling equity interests of third parties in any non-Wholly Owned Subsidiary of the Company Borrower deducted (and not added back) in such period in calculating Consolidated Net Income; plus (h) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related expenses paid or accrued in such period to the Permitted Investors to the extent otherwise permitted under Section 6.5 to the extent deducted (and not added back) in computing Consolidated Net Income; plus (i) the amount of cost savings, operating expense reductions, restructuring and integration charges and expenses and synergies that are expected to be realized as a result of actions taken or expected to be taken within 24 months after the date of any acquisition, divestiture or disposition, restructuring or the implementation of an initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring and integration charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring and integration charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions are to be taken within 24 months after the consummation of the acquisition, divestiture or disposition, restructuring or the implementation of an initiative, as applicable, which is expected to result in cost savings, operating expense reductions, restructuring and integration charges and expenses or synergies, and (B) no cost savings, operating expense reductions, restructuring and integration charges and expenses or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus (j) any costs or expenses incurred by the Company Borrower or a Restricted Subsidiary thereof or any direct or indirect parent thereof pursuant to any management equity plan or stock -15-

option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company Borrower or net cash proceeds of an issuance of Equity Interest of the Company Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 6.2(a)(3), to the extent deducted (and not added back) in computing Consolidated Net Income; plus (k) the tax effect of any items excluded from the calculation of Consolidated Net Income pursuant to clauses (1), (3), (4) and (8) of the definition thereof; plus (l) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted hereunder and paid or accrued during such period; plus (m) reset costs in connection with operations in new locations and facility start-up costs associated with the opening of new manufacturing locations; plus (n) [Reserved]; plus (o) [Reserved]; plus (p) the amount of loss or discount on sale of receivables, Receivables Assets and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus (q) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Financial Accounting Standards Codification No. 715 (and related or successor interpretations), and any other items of a similar nature; plus (r) losses from discontinued operations; plus (s) unrealized losses due to foreign exchange adjustments (including, without limitation, losses and expenses in connection with the effect of currency and exchange rate fluctuations); plus (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and (3) increased (by losses) or decreased (by gains) by (without duplication) the application of FASB Interpretation No. 45 (Guarantees) (and related or successor interpretations). “Consolidated Interest Expense”: with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense -16-

attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments and receipts (if any) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) any prepayment premium or penalty, (s) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase or recapitalization accounting, (u) penalties and interest relating to taxes, (v) any “additional interest” or “penalty interest” with respect to any securities, (w) any accretion or accrued interest of discounted liabilities, (x) amortization of deferred financing fees, amendment or consent fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less (3) interest income for such period; provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related or successor interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Notwithstanding the foregoing, any additional charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity— Overall—Recognition” (and related or successor interpretations) to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” (and related or successor interpretations) in each case, shall be disregarded in the calculation of Fixed Charges. “Consolidated Net Income”: with respect to the Company Borrower and its Restricted Subsidiaries for any period, the aggregate of the Net Income of the Company Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication: (1) any after-tax effect of extraordinary, non-recurring, non-operating or unusual gains, losses, income or expenses (including all fees and expenses relating thereto) (including costs and expenses relating to the Transactions), severance, relocation costs, contract termination costs, system establishment charges, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans and any fees, expenses, charges or change in control payments related to any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after Amendment No. 4 Effective Date) shall be excluded, (2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, whether effected through a -17-

cumulative effect adjustment or a retroactive application in each case in accordance with GAAP, shall be excluded, (3) any net after-tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded, (4) any net after-tax effect of gains or losses (including all fees and expenses relating thereto) attributable to business dispositions or asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company Borrower, shall be excluded, (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded; provided that (i) the Consolidated Net Income of the Company Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (ii) the Consolidated Net Income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above, (6) solely for the purpose of the definition of Excess Cash Flow and determining the amount available for Restricted Payments under Section 6.2(a)(3)(A), the Net Income for such period of any Restricted Subsidiary of the Company Borrower (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than (i) restriction with respect to the payment of dividends or similar distributions that have been legally waived, (ii) restrictions pursuant to the Senior Notes, the Senior Notes Indenture or the ABL Credit Agreement and (c) restrictions specified under Section 6.3(L), provided that Consolidated Net Income of the Company Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Company Borrower or any Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, (7) effects of adjustments (including the effects of such adjustments pushed down to the Company Borrower and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP and related authoritative pronouncements resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any consummated acquisition or Investment or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (8) any net after-tax income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments, in each case, including deferred financing costs written off and premiums paid, shall be excluded, (9) any impairment charge or expense or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulations, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, -18-

(10) any (i) non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company Borrower or any of its direct or indirect parent companies, including any expense resulting from the application of Statement of Financial Accounting Standards No. 123R (and related or successor interpretations), (ii) income (loss) attributable to deferred compensation plans or trusts and (iii) expense required to be recorded as compensation expense related to contingent transaction consideration shall be excluded, provided that any subsequent settlement in cash shall reduce Consolidated Net Income for the period in which such payment occurs, (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, Equity Offering, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transactions consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger or amalgamation costs incurred during such period as a result of any such transaction, in each case, whether or not successful, shall be excluded, (12) accruals and reserves that are established or adjusted as a result of an Investment permitted under this Agreement in accordance with GAAP (including any adjustment or estimated payouts or earn-outs) or changes as a result of the adoption or modification of accounting policies during such period shall be excluded, (13) non-cash charges or income related to adjustments to deferred tax asset valuation allowances shall be excluded, (14) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles— Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (and in each case, including any related or successor interpretations) shall be excluded, (15) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” (and related or successor interpretations) shall be excluded, (16) any net pension costs or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Financial Accounting Standards Codification Topic 712 “Compensation— Nonretirement Postemployment Benefits” (and related or successor interpretations) and Financial Accounting Standards Codification Topic 715 “Compensation—Retirement Benefits,” and any other non-cash items of a similar nature (and related or successor interpretations), shall be excluded, (17) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed) shall be excluded, -19-

(18) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Facility shall be excluded, (19) the following items shall be excluded: (a) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Hedging Obligations or other derivative instruments will be excluded; and (b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk); provided that the Company Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (1) through (19) above if any such item individually is less than $1,000,000 in any fiscal quarter. In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Company Borrower has determined that there is a reasonable basis it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amount so added back to the extent denied by the applicable carrier (without any right of appeal thereof) in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses, charges, losses or lost profits that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder. Notwithstanding the foregoing, (x) for the purpose of Section 6.2 only (other than clauses (a)(3)(E) and (a)(3)(F) therein), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company Borrower or any of its Restricted Subsidiaries, any sale or other disposition of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (a)(3)(E) and (a)(3)(F) therein and (y) for the purpose of the definition of Excess Cash Flow only, there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company Borrower or is merged into or consolidated with the Company Borrower or any Restricted Subsidiary thereof. “Consolidated Non-Cash Charges”: with respect to the Company Borrower and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase or recapitalization accounting of the Company Borrower’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent and any other non-cash losses, charges and expenses, including any write-offs or write-downs, of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such -20-

Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid. “Consolidated Total Debt”: as of any date of determination, the aggregate principal amount of Indebtedness described in clauses (1)(a), (1)(b) and (1)(d) of the definition of “Indebtedness” of the Company Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Loans; provided, that (x) the amount of any revolving credit facility shall be computed based upon the period-ending value of such Indebtedness during the applicable period and (y) for the avoidance of doubt, undrawn letters of credit shall not be included. “Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date. “Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period. “Contingent Obligations”: with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (2) to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Contribution Indebtedness”: Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions or any such cash contributions that have been used to make a Restricted Payment) made to the capital of the Borrower after the Closing Date, provided that: -21-

(1) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof; and (2) such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof. “Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. “Debt Fund Affiliate”: an Affiliate of the Sponsor (other than Holdings or a Subsidiary of Holdings) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and which is not managed on a day to day basis by Persons responsible for the management of the Company Borrower on a day to day basis. “Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds”: as defined in Section 2.6(e). “Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Defaulting Lender”: any Lender that (a) has refused (whether verbally or in writing) to fund (and has not retracted such refusal), or has failed to fund, any portion of the Loans required to be funded by it hereunder (collectively, its “Funding Obligations”) within one (1) Business Day of the date required to be funded by such Lender hereunder unless such Lender notifies the Administrative Agent and the Company Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) has notified the Administrative Agent or a Loan Party in writing that it does not intend to (or will not be able to) satisfy such Funding Obligations or has made a public statement to that effect with respect to its Funding Obligations or under any other agreement in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (d) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its Funding Obligations; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon the Administrative Agent’s receipt of such confirmation, or (e) has, or has a direct or indirect parent company that has, (i) admitted in writing that it is -22-

insolvent or pay its debts as they become due, (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial part of its assets or a custodian appointed for it, (iv) is or becomes subject to (A) a forced liquidation or (B) a Bail-In Action, (v) makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such person or its assets to be insolvent or bankrupt or (vi) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. “Designated Earlier Maturing Debt” means any (i) Incremental Facility, (ii) any Permitted Credit Agreement Refinancing Debt and/or (iii) other Indebtedness designated by the Borrower to the Administrative Agent that has a maturity date earlier than the Maturity Date and/or a shorter Weighted Average Life to Maturity than the remaining Term B-4 Loans; provided that at the time of any incurrence of such Indebtedness, the aggregate principal amount of all such Indebtedness shall not exceed $50,000,000. “Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Company Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration. “Designated Preferred Stock”: Preferred Stock of the Company Borrower or any direct or indirect parent of the Company Borrower, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Company Borrower or any of the Subsidiaries or an employee stock ownership plan or trust established by the Company Borrower or any of the Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 6.2(a)(3). “Disposition”: with respect to any property (including Capital Stock of the Borrower or any Restricted Subsidiary thereof), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of any Restricted Subsidiary of the Company Borrower. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disposition Percentage”: as defined in Section 2.6(c). “Disqualified Lenders” shall mean, at any time, those Persons previously identified in writing by the Company Borrower to the Administrative Agent as such list may be updated from time to time solely with respect to any competitor of the Company Borrower and its Subsidiaries following the Closing Date. The list of Disqualified Lenders shall be made available to all Lenders at all times. “Disqualified Stock”: any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event: (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to this Facility and any -23-

prepayment requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to this Facility), (2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (3) is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to 91 days after the maturity date of the Facility; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, however, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members), of the Company Borrower, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company Borrower or a Restricted Subsidiary thereof has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Company Borrower (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings, the Company Borrower or its subsidiaries; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. “Dollar” and “$”: lawful money of the United States. “Domestic Subsidiary”: any Subsidiary of the Company Borrower organized under the laws of the United States, any state within the United States or the District of Columbia. “Dutch Auction”: one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Loans; provided that, each such Purchase is made on the following basis: (a) (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis Loans, in an aggregate principal amount as is specified by such Purchaser (the “Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Loans to be purchased (it being understood that different Offer Prices and/or Loan Purchase Amounts, as applicable, may be offered with respect to different tranches of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice and (ii) the Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate; -24-

(b) such Purchaser will allow each Lender holding the Class of Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of Loans at which such Lender is willing to permit a purchase of all or a portion of its Loans to occur at each such Acceptable Price (the “Reply Amount”); (c) based on the Acceptable Prices and Reply Amounts of the Loans as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Loan Purchase Amount or the highest Acceptable Price that is less than or equal to the Offer Price; (d) such Purchaser shall purchase Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount at the Applicable Discount (such Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below; (e) such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender; (f) the Purchase shall be consummated pursuant to and in accordance with Section 10.6(b) and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of clause (g) of this definition, such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice); (g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 10.6(b) and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and (h) purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member -25-

Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “ECF Percentage”: 50%; provided that the ECF Percentage shall be reduced to (i) 25% if the Total Net First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00 and (ii) 0% if the Total Net First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00 to 1.00. “Eligible Assignee”: (a) any Lender, any Affiliate of a Lender and any Approved Fund (any two or more Approved Funds with respect to a particular Lender being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys commercial loans in the ordinary course; provided that “Eligible Assignee” (x) shall include (i) Debt Fund Affiliates and Affiliated Lenders, subject to the provisions of Section 10.6(b)(iv) and (ii) Permitted Auction Purchasers, subject to the provisions of Section 10.6(b)(iii), and solely to the extent that such Permitted Auction Purchasers purchase or acquire Loans pursuant to a Dutch Auction and effect a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent and (y) shall not include (1) any Disqualified Lender, (2) any natural person or (3) the Company Borrower, Holdings or any Affiliate (other than as set forth in this definition) of the Company Borrower or Holdings. “Engagement Letter”: the engagement letter, dated as of September 8, 2014, among the Administrative Agent, the Joint Lead Arrangers and the Company Borrower. “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment as now or may at any time hereafter be in effect. “Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering”: any public or private sale after the Closing Date of common stock or Preferred Stock of the Company Borrower or any direct or indirect parent of the Company Borrower, as applicable (other than Disqualified Stock), other than: (1) public offerings with respect to such Person’s common stock registered on Form S-8; (2) an issuance to any Restricted Subsidiary of the Company Borrower; and (3) any such public or private sale that constitutes an Excluded Contribution. -26-

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate. “Eurodollar Rate”: shall mean, with respect to any credit extension (a) the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, however that the Eurodollar Rate shall not be less zero; and (b) for any rate calculation with respect to a ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 A.M., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). “Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Excess Cash Flow”: for any Excess Cash Flow Period: (a) the sum, without duplication, of (i) Consolidated Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization and reserves for future expenses) deducted in arriving at such Consolidated Net Income, (iii) the Consolidated Working Capital Adjustment for such Excess Cash Flow Period, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Company Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period (other -27-

than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the amount of tax expense in excess of the amount of taxes paid in cash during such Excess Cash Flow Period to the extent such tax expense was deducted in determining Consolidated Net Income for such period, and (vi) cash receipts in respect of Swap Agreements during such Excess Cash Flow Period to the extent not otherwise included in Consolidated Net Income, minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of capital expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures other than capital expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (iii) was previously delivered), (iii) without duplication of amounts deducted in prior periods, capital expenditures, Permitted Acquisitions and other Permitted Investments that any Company Group Member shall, during such Excess Cash Flow Period, become obligated to make (whether pursuant to binding contracts, commitments, letters of intent, purchase orders or otherwise) but that are not made during such Excess Cash Flow Period; provided, however, that if any such capital expenditure, Permitted Acquisition or other Permitted Investment, as applicable, is not actually made in cash during the subsequent Excess Cash Flow Period, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period, (iv) to the extent not deducted in determining Consolidated Net Income, Permitted Tax Distributions and taxes of any Company Group Member that were paid in cash during such Excess Cash Flow Period, (v) all mandatory prepayments of the Loans pursuant to Section 2.6 made during such Excess Cash Flow Period as a result of any Asset Sale or Recovery Event, but only to the extent that such Asset Sale or Recovery Event resulted in a corresponding increase in Consolidated Net Income, (vi) the aggregate amount actually paid by the Company Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions or other Permitted Investments (including any earn-out payments, but excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness under any revolving credit facility and (y) the proceeds of equity contributions to, or equity issuances by, Holdings, which are contributed to the Company Borrower to finance such expenditures), (vii) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Excess Cash Flow Period (including payments in respect of Capitalized Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income), -28-

(viii) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all optional prepayments, repurchases and redemptions of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during the Specified Period for such Excess Cash Flow Period, (ix) the aggregate net amount of non-cash gains on the Disposition of property by the Company Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (x) to the extent not funded with proceeds of Indebtedness (other than any revolving credit facility), the aggregate amount of all Investments made in cash pursuant to Section 6.2(a) during such Excess Cash Flow Period, (xi) any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability that was not accrued during such period, (xii) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, (xiii) (a) to the extent not funded with the proceeds of Indebtedness (other than any revolving credit facility) or deducted in determining Consolidated Net Income, Restricted Payments made under Section 6.2(b)(iv), (b)(v), (b)(vi), (b)(viii), (b)(xii), (b)(xiii), (b)(xxiii), (b)(xxiv) and (b)(xxv) and (b) the proceeds from any Specified Dispositions to the extent Consolidated Net Income is increased thereby, (xiv) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company Borrower and any Restricted Subsidiary during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness, (xv) cash expenditures in respect of Swap Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, (xvi) the amount of cash payments made in respect of pensions and other post- employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income, (xvii) the amount of cash and Cash Equivalents subject to cash collateral or other deposit arrangements made with respect to Swap Agreements; provided, that if such cash and Cash Equivalents cease to be subject to those arrangements, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period when such arrangements cease, (xviii) [Reserved], (xix) amounts added to Consolidated Net Income pursuant to clauses (1), (3), (4) and (11) of the definition of “Consolidated Net Income,” and (xx) amounts constituting “matching contributions” in respect of 401(k) plans (or any similar plans) maintained by any Company Group Member that the Company Borrower shall, during such Excess Cash Flow Period, determine in good faith to contribute or pay to employees of any -29-

Company Group Member within the 120 day period following the end of such Excess Cash Flow Period; provided, that if such payments or contributions are not actually paid or contributed in cash within 120 days after the end of such Excess Cash Flow Period, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period; provided, further, that Excess Cash Flow shall not be less than zero; “Excess Cash Flow Application Date”: as defined in Section 2.6(b). “Excess Cash Flow Period”: each fiscal year of the Company Borrower beginning with the fiscal year ending December 31, 2018. “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. “Excluded Assets”: shall mean (i) Non-Material Property and all leasehold interests in real property where a Loan Party is a tenant, (ii) any vehicles and other assets subject to certificates of title (other than to the extent perfection of the security interest in such assets is accomplished by the filing of UCC financing statement), (iii) letter of credit rights (other than to the extent perfection of the security interest therein is accomplished by the filing of UCC financing statement) and commercial tort claims in an amount less than $10,000,000, (iv) any assets the granting of a security interest in which (A) is prohibited by law (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or which would require governmental (including regulatory) consent, approval, license or authorization to be pledged, (B) requires third-party consents pursuant to a contractual obligation binding on such asset to the extent such contractual obligation is in existence on the Closing Date or is in existence at the time of acquisition of such asset, in each case provided that any such prohibition in such contractual obligation is not included by a Borrower or any of its Restricted Subsidiaries for the purpose of taking advantage of the foregoing exclusion (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the granting or assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding any applicable prohibition) or (C) results in material adverse Tax, accounting or regulatory consequences (as reasonably determined by the Company Borrower in consultation with the Administrative Agent), (v) Margin Stock, (vi) Capital Stock in any person other than wholly-owned restricted subsidiaries to the extent not permitted (or permitted without consent) by the terms of such person’s organizational or joint venture documents except to the extent such prohibition is rendered ineffective after giving effect to applicable provisions of the Uniform Commercial Code, (vii) any assets where the cost (including costs attributable to Taxes) or difficulty of obtaining a security interest in, or perfection of a security interest in, such assets outweighs the practical benefit to the Lenders afforded thereby (as reasonably determined by both the Company Borrower and the Administrative Agent (it being acknowledged that the maximum guaranteed or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties)), (viii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (ix) any lease, license, agreement or other arrangement to the extent that a grant of a security interest therein would (a) violate or invalidate such lease, license, agreement or other arrangement or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) or (b) require the consent of any person (other than a Loan Party), after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (x) (A) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, and (B) any other Intellectual Property, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity -30-

or enforceability of such Intellectual Property under applicable federal law, (xi) any property subject to a capital lease, purchase money security interest or, in the case of property of a Loan Party acquired after the Closing Date, pre-existing secured indebtedness of such Loan Party not incurred in anticipation of the acquisition by the applicable Loan Party, to the extent that the granting of a security interest in such property would be prohibited under the terms of such capital lease, purchase money financing or secured indebtedness, (xii) any Voting Stock of Unrestricted Subsidiaries and captive insurance companies, (xiii) Voting Stock of a CFC Holdco or Foreign Subsidiary that is a CFC other than 65% of the total outstanding Voting Stock of a CFC Holdco or CFC that, in each case, is directly owned by a Borrower or a Guarantor, (xiv) [reserved], (xiv) any cash collateral pledged to secure the obligations of the Company Borrower under the Existing Guarantee and (xv) the Specified Assets; provided that “Excluded Assets” shall not include (a) any proceeds, products, substitutions or replacements of such property unless specifically excluded or (b) any asset or property that any Loan Party has granted a Lien on or security interest in to secure the obligations under the ABL Credit Agreement. In addition, for the avoidance of doubt, no actions in any jurisdiction outside the United States shall be required in order to create any security interests in assets located or titled outside of the United States, or to perfect any security interests in such assets, including any intellectual property registered or applied-for in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States) and in no event shall perfection by control or similar arrangements be required with respect to any assets requiring perfection through control agreements or perfection by “control” (other than in respect of (a) certificated equity interests in the Borrower and the wholly-owned Restricted Subsidiaries of Holdings otherwise required to be pledged and (b) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof); provided that, to the extent any deposit and securities accounts are under the control of the ABL Agent at any time pursuant to the terms of the ABL-Term Intercreditor Agreement, the ABL Agent shall act as agent and gratuitous bailee for the Administrative Agent for the purpose of perfecting the Administrative Agent’s Liens in such deposit and security accounts. “Excluded Contributions”: the net cash proceeds and Cash Equivalents received by or contributed to the Borrower or the Guarantors after the Closing Date from: (1) contributions to its common or preferred equity capital, and (2) the sale (other than to the Company Borrower or a Restricted Subsidiary thereof or management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Refunding Capital Stock, Disqualified Stock and Designated Preferred Stock) of the Company Borrower or any direct or indirect parent, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Company Borrower on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, the proceeds of which are excluded from the calculation set forth in Section 6.2(a)(3). “Excluded Domestic Subsidiary”: any Subsidiary of the Company Borrower that is (i) a CFC Holdco or (ii) a direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC. “Excluded ECP Guarantor”: in respect of any Swap Obligation, any Loan Party that is not a Qualified ECP Guarantor at the time such Swap Obligation is incurred. “Excluded Subsidiary”: (a) any Subsidiary of Holdings or the Borrower (i) that is not a Wholly Owned Subsidiary (provided that such Subsidiary shall cease to be an Excluded Subsidiary at the -31-

time such Subsidiary becomes a Wholly Owned Subsidiary), (ii) which is an Immaterial Subsidiary (provided that such Subsidiary shall cease to be an Excluded Subsidiary at the time such Subsidiary is no longer an Immaterial Subsidiary), (iii) for which the granting of a pledge or security interest would be prohibited or restricted by applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), whether on the Closing Date or thereafter or by contract existing on the Closing Date, or, if such Subsidiary is acquired after the Closing Date, by contract existing when such Subsidiary is acquired (so long as such prohibition is not created in contemplation of such acquisition), including any requirement to obtain the consent of any Governmental Authority or third party, (iv) for which the provision of a Guarantee would result in material adverse Tax consequences (as reasonably determined in good faith by the Company Borrower in consultation with the Administrative Agent), (v) that is a direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC or (vi) that is a CFC Holdco and (b) any captive insurance company or not-for-profit subsidiary. “Excluded Swap Obligation”: any obligation (a “Swap Obligation”) of any Excluded ECP Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. “Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on behalf of any Loan Party hereunder or under any other Loan Document, (i) net income Taxes and franchise Taxes (which franchise Taxes are imposed in lieu of net income Taxes) and any branch profits Taxes, in each case imposed on such recipient as a result of (a) such recipient being organized or having its principal office or applicable lending office in the jurisdiction imposing such Tax, or any political subdivision thereof or therein, or (b) any other present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient having executed, delivered, become a party to or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, this Agreement or any other Loan Document), (ii) United States federal withholding Taxes to the extent imposed on amounts payable to any Lender (other than any Lender becoming a party hereto pursuant to a Borrower’s request under Section 2.17) pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment, if any), to receive additional amounts from a Loan Party with respect to such Taxes pursuant Section 2.14(a), (iii) withholding Taxes that are attributable to a Lender’s failure to comply with the requirements of paragraph (d), (e) or (g) of Section 2.14 and (v) United States federal withholding Taxes imposed by FATCA. “Existing Credit Agreement”: the Credit Agreement, dated as of September 19, 2011 (as amended, supplemented or otherwise modified prior to the date hereof), among the Company Borrower, JELD-WEN of Europe, B.V., the several banks, financial institutions, institutional investors and other entities from time to time parties thereto as lenders and agents, and Bank of America, N.A., as agent. “Existing Debt Release/Repayment”: collectively, (i) the release of Holdings, the Company Borrower and its Subsidiaries as borrowers, issuers, grantors and guarantors, as applicable, under the Existing Credit Agreement and the Existing Indenture and the termination and release of all security interests and Liens granted by Holdings, the Company Borrower and its Subsidiaries in connection -32-

therewith, and (ii) the release of all Liens on the Collateral pledged by Holdings and its Subsidiaries in connection with the Existing Guarantee. “Existing Guarantee”: the Amended and Restated Guaranty, dated as of July 8, 2009, by the Company Borrower in favor of U.S. Bank National Association, as amended by the Amendment of Guaranty, dated as of June 29, 2011. “Existing Indenture”: the Indenture, dated as of October 3, 2011 (as amended, supplemented or otherwise modified prior to the date hereof), among JELD-WEN Escrow Corporation, Inc., Wells Fargo Bank, National Association, as trustee, and Bank of America, N.A., as collateral agent. “Extended Commitments”: one or more Classes of extended Commitments hereunder that result from a Permitted Amendment. “Extended Loans”: one or more classes of extended Loans that result from a Permitted Amendment. “Facility”: any Class of Loans, as the context may require. “Fair Market Value”: with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company Borrower). “FATCA”: Sections 1471 through 1474 of the Code as in existence on the date of this Agreement (and any amended or successor versions of such provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder and official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers (or, if such day is not a Business Day, for the next preceding Business Day), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Bank of America from three federal funds brokers of recognized standing selected by it. “Fixed Charge Coverage Ratio”: with respect to the Company Borrower and its Restricted Subsidiaries for any period, the ratio of Consolidated EBITDA of the Company Borrower and its Restricted Subsidiaries for such period to the Fixed Charges of the Company Borrower and its Restricted Subsidiaries for such period. In the event that the Company Borrower or any of its Restricted Subsidiaries Incurs, assumes, guarantees, redeems, (or gives irrevocable notice of redemption for), repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility, unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption (including as contemplated by any such irrevocable notice -33-

of redemption), repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) and operational changes (including price increases), that have been made by the Company Borrower or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and operational changes (including price increases to the extent permitted by the definition of Consolidated EBITDA) (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary of the Company Borrower or was merged with or into the Company Borrower or any Restricted Subsidiary thereof since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation or operational change (including price increases to the extent permitted by the definition of Consolidated EBITDA) that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company Borrower. Any such pro forma calculation may include, without duplication, reasonably identifiable and factually supportable adjustments appropriate to reflect cost savings, operating expense reductions, operational changes (including price increases to the extent permitted by the definition of Consolidated EBITDA), restructuring and integration charges and expenses and synergies reasonably expected to result from the applicable event to the extent set forth in the definition of “Consolidated EBITDA;” provided, that such adjustments shall not exceed the percentage-limitations thereon, if any, set forth in the definition of “Consolidated EBITDA.” If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company Borrower may designate. “Fixed Charges”: with respect to any Person for any period, the sum of (1) Consolidated Interest Expense of such Person for such period, and -34-

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Restricted Subsidiaries; provided, however, that, notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” (and related or successor interpretations) to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” (and related or successor interpretations) in each case, shall be disregarded in the calculation of Fixed Charges. “Flood Insurance Laws”: collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert- Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign Subsidiary”: any Subsidiary of the Company Borrower that is not a Domestic Subsidiary. “Funded Debt”: as to any Person, all Indebtedness described in clauses (1)(a), (1)(c) and (1)(e) of the definition of “Indebtedness” of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Company Borrower, Indebtedness in respect of the Loans. “Funding Default”: as defined in Section 2.12(d). “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company Borrower and the Lenders. “GAAP”: generally accepted accounting principles in the United States of America that are in effect on the Closing Date. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial definitions, ratios, standards or terms in this Agreement, then at the Company Borrower’s request, the Administrative Agent shall enter into negotiations with the Company Borrower in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company Borrower, the Administrative Agent and the Required Lenders, all financial ratios, definitions, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred (other than for purposes of delivery of financial statements under Sections 5.1(a) and (b)). “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC or (ii) otherwise proposed by the Company Borrower to, and approved by, the Administrative Agent. -35-

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority. “Governmental Authority”: any nation or government, any state, province or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners). “Group Members”: the collective reference to the Company Group Members. “guarantee”: as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person. “Guarantee”: as defined in Section 7.2. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company Borrower in good faith. “Guarantor Joinder Agreement”: an agreement substantially in the form of Exhibit H. “Guarantor Obligations”: as defined in Section 7.1(b). “Guarantors”: the collective reference to the Company Guarantors. “Hedging Obligations”: with respect to any Person, the obligations of such Person under: -36-

(1) currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (2) other agreements or arrangements designed to manage or protect such Person against fluctuations in currency exchange, interest rates or commodity prices. “Holdings”: as defined in the preamble hereto. “Immaterial Subsidiary”: each Subsidiary (i) which, as of the most recent fiscal quarter of the Company Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.1 (or, prior to delivery of the financial statements for the fiscal year of the Company Borrower ending December 31, 2014, for which financial statements have been delivered pursuant to Section 4.1(d)), contributed less than five percent (5%) of Consolidated EBITDA for such period and (ii) which had assets with a fair market value of less than five percent (5%) of the Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Total Assets attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for any such period or ten percent (10%) of Total Assets as of the end of any such fiscal quarter, the Company Borrower shall designate in its sole discretion sufficient Subsidiaries as “Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement; provided further that the Company Borrower may re- designate Subsidiaries as Immaterial Subsidiaries so long as the Company Borrower is in compliance with the foregoing. “Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Incremental Amendment”: as defined in Section 2.19(c). “Incremental Commitments”: as defined in Section 2.19(a). “Incremental Facility”: each Incremental Commitment and Incremental Loan. “Incremental Facility Closing Date”: as defined in Section 2.19(c). “Incremental Lender”: as defined in Section 2.19(a). “Incremental Loans”: as defined in Section 2.19(a). “Incremental Maturity Date”: the date on which an Incremental Loan matures as set forth in the Incremental Amendment relating to such Incremental Loan. “Incremental Percentage”: as to any Incremental Lender at any time, the percentage which such Lender’s Incremental Commitments then constitutes of the aggregate Incremental Commitments then outstanding. -37-

“Incremental Yield Differential”: as defined in Section 2.19(a)(vii). “Incur”: with respect to any Indebtedness, issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Indebtedness”: with respect to any Person: (1) the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, assets or business, except (x) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (y) any acquisition earn-out obligations, (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, provided that Indebtedness of any direct or indirect parent of the Company Borrower appearing upon the balance sheet of the Company Borrower solely by reason of push-down accounting under GAAP shall be excluded; (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations described in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (3) to the extent not otherwise included, obligations described in clause (1) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided that (a) Contingent Obligations Incurred in the ordinary course of business, (b) Other Obligations associated with other post-employment benefits and pension plans, (c) any operating leases as such an instrument would be determined in accordance with GAAP on the date of this Agreement, (d) in connection with the purchase by the Company Borrower or its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may be entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until 30 days after such obligation becomes contractually due and payable, (e) deferred or prepaid revenues, (f) any Capital Stock other than Disqualified Stock, (g) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (h) premiums payable to, and advance commissions or claims payments from, insurance companies, (i) intercompany liabilities arising from their cash management, tax, and accounting operations, and (j) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business shall in each case be deemed not to constitute Indebtedness. “Indemnified Liabilities”: as defined in Section 10.5. -38-

“Indemnitee”: as defined in Section 10.5. “Independent Financial Advisor”: an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Company Borrower, its direct or indirect parent, qualified to perform the task for which it has been engaged. “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insolvent”: pertaining to a condition of Insolvency. “Intellectual Property”: as defined in the Security Agreement. “Intellectual Property Licenses”: as defined in the Security Agreement. “Intellectual Property Security Agreements”: the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreements, each dated as of the date hereof, by the applicable Loan Party thereto in favor of the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent and each as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the respective terms thereof and with this Agreement, and any additional agreements or documents necessary to grant or record a Lien contemplated herein on intellectual property of any Loan Party for the benefit of any Secured Party. “Intercreditor Agreement”: (i) the ABL-Term Intercreditor Agreement, and (ii) any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Borrower, the Guarantors and one or more Senior Representatives in respect of such Indebtedness or any other party, as the case may be, substantially on terms set forth on Exhibit D-2 (except to the extent otherwise reasonably agreed by the Borrower and the Required Lenders, which changes will be deemed approved by each Lender who has not objected within five (5) Business Days following the posting thereof by the Administrative Agent to the Lenders (or such other time as reasonably agreed by the Administrative Agent and the Borrower)) and such other terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, supplemented, replaced or otherwise modified from time to time with the consent of the Administrative Agent (such consent not be unreasonably withheld, conditioned or delayed). “Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December (commencing on March 31, 2015) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof. “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months or a period shorter than one month thereafter, as selected by the Company Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months or a period shorter than one month thereafter, as selected by the Company Borrower by irrevocable notice to the Administrative -39-

Agent not later than 1:00 P.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Company Borrower (with respect to the Loans other than the Incremental Loans) and the Company Borrower (with respect to the Incremental Loans) may not select an Interest Period under the Facility beyond the date final payment is due on the Loans; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (iv) the Company Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan; and (v) if the Company Borrower shall fail to specify the Interest Period in any notice of borrowing of, conversion to, or continuation of, Eurodollar Loans, the Company Borrower shall be deemed to have selected an Interest Period of one month. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency. “Investment Grade Securities”: (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents); (2) securities that have an Investment Grade Rating; (3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Investments”: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person (excluding, in the case of the Borrower and its Subsidiaries (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business). For purposes of the definition of “Unrestricted Subsidiary” and Section 6.2: -40-

(1) “Investments” shall include the portion (proportionate to the applicable Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to: (a) the Company Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company Borrower. For the avoidance of doubt, a guarantee by the Company Borrower or a Restricted Subsidiary thereof of the obligations of another Person (the “primary obligor”) shall not be deemed to be an Investment by the Company Borrower or such Restricted Subsidiary in the primary obligor to the extent that such obligations of the primary obligor are in favor of the Company Borrower or any Restricted Subsidiary thereof, and in no event shall a guarantee of an operating lease or other business contract of the Company Borrower or any Restricted Subsidiary be deemed an Investment. “Investors”: means Onex Corporation, Onex Partners III LP, Onex Partners Manager LP and/or one or more other investment funds advised, managed or controlled by Onex Corporation and, in each case (whether individually or as a group) their Affiliates and any investment funds that have granted to the foregoing control in respect of their investments in the Company Borrower and its Restricted Subsidiaries, but, in any event, excluding any of their respective portfolio companies. “IRS”: as defined in Section 10.6(c). “Joint Bookrunners”: collectively, the Joint Bookrunners listed on the cover page hereof. “Joint Lead Arrangers”: collectively, the Joint Lead Arrangers listed on the cover page hereof. “Latest Maturity Date”: at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loans, Other Loan or Other Commitment. “Lender Presentation”: the Lender Presentation dated December 2017 and furnished to certain Lenders. “Lenders”: as defined in the preamble hereto. “LIBOR” has the meaning set forth in the definition of “Eurodollar Rate”. “LIBOR Screen Rate” has the meaning set forth in the definition of “Eurodollar Rate”. -41-

“LIBOR Successor Rate” has the meaning set forth in Section 2.11(d). “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ABR, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company Borrower). “Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). “Limited Condition Transaction” shall mean any Permitted Acquisition, Permitted Investment, Disposition, Restricted Payment (other than any Restricted Payment to an Investor) or other transaction whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (or, if such a condition does exist, the Company Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained). “Loan”: any Term B-4 Loan, Other Loan or Incremental Loan, as the context requires. “Loan Documents”: this Agreement, any Intercreditor Agreement, the Notes, the Security Documents, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, a Refinancing Amendment, if any, an Incremental Amendment, if any, and a Loan Modification Agreement, if any. “Loan Modification Agreement”: as defined in Section 2.22(b). “Loan Modification Offer”: as defined in Section 2.22(a). “Loan Parties”: each Group Member that is a party to a Loan Document. “London Banking Day”: any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Majority Facility Lenders”: with respect to any Facility, the Majority Lenders with respect to such Facility. “Majority Lenders”: at any time with respect to any Facility, Lenders that are non- Defaulting Lenders having Loans and unused and outstanding Commitments with respect to such Facility representing more than 50% of the sum of all Loans outstanding and unused and outstanding Commitments with respect to such Facility at such time. “Management Agreement”: one or more management services agreements between the Company Borrower or any of its Affiliates and the Sponsor (or any of its Affiliates), or a successor -42-

agreement between the Company Borrower or any of its Affiliates and the Sponsor, as may be amended, supplemented or otherwise modified from time to time; provided that such amendments, supplements or modifications are not materially adverse to the Lenders as determined in good faith by the Company Borrower. “Management Investors”: means the members of the board of directors, officers and employees of Holdings, the Company Borrower and/or its Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in direct or indirect parent companies of the Company Borrower. “Management Stockholders”: the members of management of Holdings or its Subsidiaries and their Control Investment Affiliates who are holders of Capital Stock of Holdings or any direct or indirect parent company of Holdings on the Closing Date. “Mandatory Prepayment Date”: as defined in Section 2.6(e). “Margin Stock”: as set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto. “Material Adverse Effect”: a material adverse effect on (a) the business, assets, liabilities, operations, financial condition or operating results of the Company Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent, any Lender or any Secured Party hereunder or thereunder. “Material Property”: any fee owned real property with a Fair Market Value equal to or greater than $20,000,000. “Materials of Environmental Concern”: any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, any petroleum or petroleum products, asbestos, polychlorinated biphenyls, lead or lead-based paints or materials, radon, urea-formaldehyde insulation, molds fungi, mycotoxins, and radioactivity, or radiofrequency radiation that are regulated pursuant to Environmental Law or may have an adverse effect on human health or the environment. “Maturity Date”: December 14, 2024. “Maximum Amount”: as defined in Section 10.19(a). “Minimum Extension Condition”: as defined in Section 2.22(c). “Moody’s”: Moody’s Investors Service, Inc., or any successor thereto. “Mortgage”: each of the mortgages, deeds of trust, and deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent. “Mortgaged Property”: the real properties as to which, pursuant to Section 5.9(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages, including each real property identified as a “Mortgaged Property” on Schedule 1.1C. -43-

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Cash Proceeds”: (a) in connection with any Asset Sale, any Recovery Event or any other sale of assets the proceeds thereof actually received in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale, Recovery Event or other sale of assets (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Company Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by any Company Group Member in connection with such Asset Sale, Recovery Event or other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale, Recovery Event or other sale of assets owing by any Company Group Member in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to any Company Group Member from the sale price for such Asset Sale, Recovery Event or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) in the case of a Recovery Event, costs of preparing assets for transfer upon a taking or condemnation and (vii) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of Capital Stock or any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith. “Net Income”: with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends. “New York UCC”: the UCC as in effect from time to time in the State of New York. “Non-Debt Fund Affiliate”: any Affiliate of Holdings other than (i) Holdings or any Subsidiary of Holdings, (ii) any Debt Fund Affiliate and (iii) any natural person. “Non-Excluded Taxes”: all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes. “Non-Guarantor Subsidiary”: any Subsidiary of the Borrower which is not a Guarantor; provided that the Company Borrower may in its sole discretion designate any Non-Guarantor Subsidiary that is a Domestic Subsidiary as a Company Subsidiary Guarantor. “Non-Material Property”: any individual fee owned real property other than Material Property. “Non-U.S. Lender”: as defined in Section 2.14(d). -44-

“Note”: a promissory note substantially in the form of Exhibit F, as it may be amended, supplemented or otherwise modified from time to time. “Obligations”: the unpaid principal of and interest on the Loans, and all other obligations and liabilities of the Borrower or any other Loan Party (including with respect to guarantees) to the Administrative Agent, any Lender or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement (other than, in the case of any Excluded ECP Guarantor, any Excluded Swap Obligations arising thereunder) or any Specified Cash Management Agreement, whether on account of principal, interest, fees, indemnities, costs, expenses (including, in each case, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant to any Loan Document and all interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations and interest, fees and other amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest, fees and other amounts is allowed in such proceeding), guarantee obligations or otherwise. “OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury. “Offer Price”: as defined in the definition of “Dutch Auction.” “Officer”: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Controller, the Treasurer, the Assistant Treasurer or the Secretary of the Company Borrower. “Officer’s Certificate”: a certificate signed on behalf of the Company Borrower by any one Officer of the Company Borrower, who must be the principal executive officer, the principal financial officer, the treasurer, the controller, the general counsel or the principal accounting officer of the Company Borrower that meets the requirements set forth in this Agreement. “Onex”: Onex Corporation. “Organizational Document”: (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing. “Other Applicable Indebtedness”: as defined in Section 2.6(c). “Other Commitments”: one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment. “Other Loans”: one or more Classes of Loans that result from a Refinancing Amendment. -45-

“Other Obligations”: any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Other Obligations with respect to the Loans shall not include fees or indemnification in favor of third parties other than the Secured Parties. “Other Taxes”: any and all present or future stamp or documentary, intangible, recording or filing Taxes or similar excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except to the extent any such Taxes that are (i) imposed as a result of an assignment by a Lender (an “Assignment Tax”), other than assignment requested by the Borrower, if such Assignment Tax is imposed as a result of any present or former connection between the assignor or assignee and the jurisdiction imposing such Assignment Tax (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), or (ii) Excluded Taxes. “Outstanding Amount “: with respect to the Loans on any date, the amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date. “Participant”: as defined in Section 10.6(c). “Participant Register”: as defined in Section 10.6(c). “Patriot Act”: the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109- 177 (signed into law March 9, 2009), as amended. “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Amendment No. 4 Effective Date, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding). “Permitted Acquisition”: as defined in clause (23) of the definition of “Permitted Investments.” “Permitted Amendment”: an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.22, providing for an extension of the maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change to the Applicable Margin with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a change to the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders. “Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 6.4. “Permitted Auction Purchaser”: the Company Borrower or Holdings. -46-

“Permitted Credit Agreement Refinancing Debt”: (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness Incurred pursuant to a Refinancing Amendment, in each case, Incurred in exchange for, or to extend, renew, replace or Refinance, in whole or part, existing Loans (including any successive Permitted Credit Agreement Refinancing Debt) (any such extended, renewed, replaced or Refinanced Loans, “Refinanced Credit Agreement Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt plus an amount equal to unpaid and accrued interest and premium thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) and (ii) such Refinanced Credit Agreement Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Permitted Credit Agreement Refinancing Debt is Incurred. “Permitted First Priority Refinancing Debt”: any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or senior secured term loans (each, a “First Priority Refinancing Facility”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Loans (including portions of Classes of Loans, Other Loans or Incremental Loans) and (iii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Company Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Holders”: (1) (a) each of the Investors, (b) the Management Investors and their respective Affiliates, (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any parent entity of the Company Borrower or the Company Borrower, acting in such capacity, (d) any investor who is a holder of Equity Interests of the Company Borrower (or any of its direct or indirect parent companies) on the Amendment No. 4 Effective Date and (e) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Investors, the Management Investors and other beneficial owners who were members of such group as of the Amendment No. 4 Effective Date, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company Borrower or any of its direct or indirect parent companies held by such group, or (2) any Permitted Parent. “Permitted Investments”: (1) Investments by the Company Borrower or any Restricted Subsidiary thereof in any other Restricted Subsidiary of the Company Borrower; (2) any Investment in cash and Cash Equivalents or Investment Grade Securities; -47-

(3) [Reserved]; (4) any Investment in securities, promissory notes or other assets, including earnouts, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 6.4 or any other disposition of assets not constituting an Asset Sale; (5) Investments existing on the Amendment No. 4 Effective Date or made pursuant to binding commitments in effect on the Amendment No. 4 Effective Date (as replaced, Refinanced, refunded, renewed or extended); provided the amount of any such Investment may be increased in such extension, modification or renewal (a) as required by the terms of such Investment or binding commitment as in existence on the Amendment No. 4 Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement; provided, further, that any Investments in excess of $20,000,000 and existing on the Amendment No. 4 Effective Date or made pursuant to binding commitments in effect on the Amendment No. 4 Effective Date shall be set forth on Schedule 6.2; (6) loans and advances to, and guarantees of Indebtedness of, officers, members of the board of directors and employees of the Company Borrower (or any of its direct or indirect parent companies) or a Restricted Subsidiary thereof not in excess of $10,000,000 outstanding at any one time, in the aggregate; (7) any Investment acquired by the Company Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company Borrower of such other Investment or accounts receivable (b) received in connection with the bankruptcy or reorganization of suppliers and customers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment), (c) in good faith settlement of delinquent obligations of, and other disputes with Persons who are not Affiliates, (d) in satisfaction of judgments against other Persons, (e) as a result of a foreclosure by the Company Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (f) consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business including extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit; (8) Hedging Obligations incurred in the ordinary course of business and not for speculative purposes; (9) additional Investments by the Company Borrower or any of its Restricted Subsidiaries having an aggregate Fair Market Value (being measured at the time such Investment is made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (9), not to exceed the greater of $100,000,000 and 3.50% of Total Assets (at the time such Investment is made) in the aggregate at any time outstanding; (10) loans and advances to (or guarantees of Indebtedness of) officers, directors and employees for business related travel expenses (including entertainment expense), moving and relocation expenses, tax advances, payroll advances and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company Borrower or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company Borrower (or any direct or indirect parent company thereof) in good faith; -48-

(11) Investments and other acquisitions the payment for which consists of Equity Interests of the Company Borrower (other than Disqualified Stock) or any direct or indirect parent of the Company Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 6.2(a)(3); (12) (a) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 6.5 (except transactions described in clauses (b)(ii), (b)(v), (b)(ix)(B), (b)(xxiii) and (b)(xxiv) therein), (b) the creation of Liens on the assets of the Company Borrower or any Restricted Subsidiary in compliance with Section 6.6 and (c) Restricted Payments permitted under Section 6.2 (other than by reference to this clause (12)); (13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (14) guarantees issued in accordance with Section 6.1 (except clause (xxv)(B)); (15) any Investment by the Company Borrower or any Company Guarantor in the Company Borrower (in the case of any Company Guarantor) or other Company Guarantors and Investments by Restricted Subsidiaries that are not Company Guarantors in other Restricted Subsidiaries that are not Company Guarantors; (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of other assets, intellectual property, receivables owing to the Company Borrower or any Restricted Subsidiary or other rights in each case in the ordinary course of business; (17) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 6.4 or any other disposition of assets not constituting an Asset Sale; (18) Investments in joint ventures of the Company Borrower or any of its Restricted Subsidiaries having an aggregate Fair Market Value (being measured at the time such Investment is made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (18), not to exceed the greater of $20,000,000 and 0.90% of Total Assets (at the time such Investment is made) in the aggregate at any time outstanding; (19) Investments of a Restricted Subsidiary of the Company Borrower acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Company Borrower in a transaction that is not prohibited by Section 6.7 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (20) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business; (21) the acquisition of assets or Capital Stock solely in exchange for the issuance of common equity securities of the Company Borrower; (22) Investments in any Similar Business having an aggregate Fair Market Value (being measured at the time such Investment is made and without giving effect to subsequent changes in value), -49-

taken together with all other Investments made pursuant to this clause (22), not to exceed the greater of $100,000,000 and 3.50% of Total Assets (at the time such Investment is made) in the aggregate; and (23) any Investment by the Company Borrower or any Restricted Subsidiary thereof of the majority of the Capital Stock of Persons or of assets constituting a division or business unit of, or product line or line of business, including research and development and related assets in respect of any product, or all or substantially all of the assets of a Person (each a “Permitted Acquisition”); provided that (i) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Permitted Acquisition; provided that, in the case of any Limited Condition Transaction, such condition shall be limited to any Event of Default under Section 8.1(a) or 8.1(g), (ii) the line of business of the acquired entity shall be similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted by the Company Borrower and its Restricted Subsidiaries, (iii) any Person acquired shall become, and any Person acquiring assets shall be, and each Subsidiary of such Person shall become, a Restricted Subsidiary of Holdings (unless any such Person is designated as an Unrestricted Subsidiary) and (iv) Holdings, the Company Borrower or such Restricted Subsidiary, as applicable, shall take, and shall cause such Person to take, all actions required under Section 5.9 in connection therewith; (24) [Reserved]; (25) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of $100,000,000 and 3.50% of Total Assets (at the time such Investment is made) in the aggregate at any time outstanding; (26) the creation of Liens on the assets of the Company Borrower or any Restricted Subsidiary in compliance with Section 6.2 and Restricted Payments permitted under Section 6.2 (other than by reference to this clause (26)); (27) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company Borrower are necessary or advisable to effect any Receivables Facility, distributions or payments of Receivables Fees or any repurchase obligation connection therewith including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Receivables Facilities or any related Indebtedness; (28) any other Investment; provided that on a pro forma basis after giving effect to such Investment the Total Net Leverage Ratio would be equal to or less than 3.50 to 1.00; (29) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers in the ordinary course of business; (30) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; (31) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, taken as a whole, would not be materially impaired; -50-

(32) loans and advances to direct and indirect parent companies of the Company Borrower (x) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such companies in accordance with Section 6.2 and (y) to the extent the proceeds thereof are contributed or loaned or advanced to another Restricted Subsidiary; (33) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; (34) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary” to the extent such Investments were not made in contemplation of such redesignation; and (35) Investments in the ordinary course of business in connection with Settlements; and (36) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business. For purposes of this Agreement, any Investment shall be determined on the date such Investment is made, with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value. “Permitted Investors”: the collective reference to the Sponsor, the Management Stockholders and each other Person that is an investor in Holdings or the immediate parent of Holdings on the Closing Date. “Permitted Liens”: with respect to any Company Group Member: (1) pledges or deposits by such Person in connection with (a) workers’ or workmen’s compensation, employment or unemployment insurance and other types of employers’ health tax, social security, retirement and other similar legislation, employee source deductions, goods and services taxes, sales taxes, municipal taxes, corporate taxes and pension fund obligations or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (a) or (c), or good faith deposits, prepayments or cash pledges in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, performance and return of money bonds and other similar obligations incurred in the ordinary course of business, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds or statutory bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (2) Liens with respect to outstanding motor vehicle fines and Liens arising or imposed by law, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, in each case for sums which have not yet been due or payable for more than 30 days or which are being contested in good faith by appropriate proceedings or -51-

other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP); (3) Liens for taxes, assessments or other governmental charges (i) which are not yet overdue for more than thirty (30) days, (ii) which are not yet payable or subject to penalties for nonpayment or (iii) which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained to the extent required by GAAP; (4) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices; (5) (a) survey exceptions, encumbrances, easements, ground leases, covenants, conditions, rights-of-way, licenses, servitudes, restrictions, encroachments, protrusions, by-law, or reservations of, or rights of others for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including defects and irregularities in title and similar encumbrances) and other similar encumbrances and title defects or irregularities affecting real property, that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company Borrower and its Restricted Subsidiaries, taken as a whole, (b) rights of recapture of unused real property in favor of the seller of property set forth in customary purchase agreements and related arrangements with any governmental authority, (c) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent in respect of leased properties, so long as such Liens are not exercised, (d) servicing agreements, development agreements, site plan agreements and other agreements with any governmental authority pertaining to the use or development of any of the assets of the Person, provided that the same are complied with in all material respects and do not materially reduce the value of the assets of the Person or materially interfere with the use in the operation of the business of such Person, (e) the reservations in any original grants from the crown of any land or interest therein and statutory exceptions to title and (f) other Liens on real property (including ground leases in respect of real property on which facilities owned or leased by the Company Borrower or any of the Restricted Subsidiaries are located); (6) Liens Incurred to secure Other Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 6.1(b)(i), (b)(ii), (b)(iv), (b)(vi), (b)(vii), (b)(xiv), (b)(xv) or (b)(xvi); provided that, (A) in the case of Section 6.1(b)(vii), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof, (B) in the case of Section 6.1(b)(iv) and (b)(vi), such Indebtedness complies with the Applicable Requirements, (C) in the case of Section 6.1(b)(xv), such guarantee may only be subject to Liens to the extent the underlying Indebtedness may be subject to any Liens, (D) in the case of Section 6.1(b)(ii), such Indebtedness is secured only by Liens on Collateral and is subject to the ABL-Term Intercreditor Agreement and (F) in the case of Section 6.1(b)(xiv) such Indebtedness complies with clause (b) of the Applicable Requirements; (7) Liens existing on the Amendment No. 4 Effective Date; provided, that any Liens securing Indebtedness or other obligations in excess of $20,000,000 shall be set forth on Schedule 6.6; -52-

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company Borrower or any Restricted Subsidiary of the Company Borrower (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Agreement that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); (9) Liens on assets or on property at the time the Company Borrower or a Restricted Subsidiary of the Company Borrower acquired such assets or property, including any acquisition by means of a merger or consolidation with or into the Company Borrower or any Restricted Subsidiary of the Company Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by the Company Borrower or any Restricted Subsidiary of the Company Borrower (other than the proceeds or products of such assets or property or shares of stock or improvements thereon); (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company Borrower or another Restricted Subsidiary of the Company Borrower permitted to be Incurred pursuant to Section 6.1; (11) (a) Liens securing Hedging Obligations or on cash or Cash Equivalents securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Agreement and (b) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted under this Agreement; (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (13) leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights) in the ordinary course of business or consistent with past practice which do not materially interfere with the operation of the business of the Company Borrower or any of its Restricted Subsidiaries; (14) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company Borrower and its Restricted Subsidiaries in the ordinary course of business and other Liens arising solely from precautionary UCC financing statements or similar filings; (15) Liens in favor of the Company Borrower or any Company Guarantor; (16) deposits made in the ordinary course of business to secure liability to insurance carriers, companies and brokers; (17) Liens on the Equity Interests of Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries of Holdings; -53-

(18) grants of software and other technology licenses in the ordinary course of business; (19) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (21) Liens Incurred to secure Cash Management Obligations in the ordinary course of business; (22) Liens on equipment of the Company Borrower or any Restricted Subsidiary of the Company Borrower granted in the ordinary course of business to the Company Borrower’s or such Restricted Subsidiary’s client at which such equipment is located; (23) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (15), (23) (solely with respect to Liens originally incurred under clauses (6), (7), (8), (9), (10), (15), (24), (33) and (44)), (24) and (38) of this definition of “Permitted Liens;” provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus proceeds or products of such property or improvements on such property) and the proceeds and products thereof, and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (15), (24), (38) and (44) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including any premium and defeasance costs, related to such modification, refinancing, refunding, extension, renewal or replacement; (24) other Liens; provided, that at the time of the granting thereof and after giving pro forma effect thereto, the lesser of (x) the aggregate outstanding Indebtedness secured by Liens existing in reliance on this clause (24) and (y) the fair market value of the assets securing such obligations shall not exceed the greater of (A) $125,000,000 and (B) 4.25% of Total Assets determined as of the date of incurrence; (25) Liens (a) on cash advances or escrow deposits in favor of the seller of any property (including equipment and inventory) to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Asset Sale permitted under this Agreement (including any letter of intent or purchase agreement with respect to such Investment or Asset Sale), (b) consisting of an agreement to dispose of any property in an Asset Sale permitted under this Agreement, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien and (c) solely on any cash earnest money deposits made by the Company Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement; (26) Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business; -54-

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (28) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (29) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.1; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; (30) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements; (31) customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures and partnerships; (32) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company Borrower or any Restricted Subsidiary thereof; (33) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (34) Liens (i) of a collection bank arising under applicable law, including Section 4- 210 of the UCC, or any comparable or successor provision, on items in the course of collection; (ii) attaching to a pooling, commodity or securities trading accounts or other commodity or securities brokerage accounts incurred in the ordinary course of business; or (iii) in favor of a banking or other financial institution or entity, or electronic payment service provider arising as a matter of law or under customary terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking or finance industry or arising pursuant to such banking or financial institution’s general terms and conditions (including Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts); (35) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder; (36) customary Liens on deposits required in connection with the purchase of property, equipment and inventory, in each case incurred in the ordinary course of business; -55-

(37) Liens securing the Obligations created pursuant to any Loan Document, any Specified Swap Agreement and any Specified Cash Management Agreement; (38) Liens securing or arising pursuant to Sale Leaseback Transactions; (39) Liens on assets of Non-Guarantor Subsidiaries, provided such Liens secure obligations of Non-Guarantor Subsidiaries that are otherwise permitted hereunder and such Liens only encumber assets of such Non-Guarantor Subsidiaries; (40) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; (41) Liens securing, or otherwise arising from, judgments for the payment of money not constituting an Event of Default under Section 8.1(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (42) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the covenant described under Section 6.1 including Liens deemed to exist in connection with Investments in repurchase agreements under clause (4) of the definition of the term Cash Equivalents; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (43) Liens that are contractual rights of setoff, banker’s lien, netting agreements and other Liens (a) relating to Cash Management Services, deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of Indebtedness, including letters of credit, bank guarantees or other similar instruments, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company Borrower and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business; (44) Liens securing Indebtedness secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations permitted to be Incurred pursuant to the covenant described under Section 6.1 if, at the time of Incurrence of such Indebtedness on a pro forma basis, (i) the Total Net Secured Leverage Ratio would not exceed 3.50 to 1.00 and (ii) the Company Borrower could incur $1.00 of additional Indebtedness under Section 6.1(a); (45) Settlement Liens; (46) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Company Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.1; (47) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; and -56-

(48) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company Borrower or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof. The Company Borrower may classify (or later reclassify) any Lien in one or more of the above categories (including in part in one category and in part in another category). For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. “Permitted Parent” means any direct or indirect parent entity of the Company Borrower (other than a Person formed in connection with, or in contemplation of, a Change of Control transaction that results in a modification of the beneficial ownership of the Company Borrower) that beneficially owns 100% of the issued and outstanding voting stock of the Company Borrower, provided that the ultimate beneficial ownership of the Company Borrower has not been modified by the transaction by which such parent entity became the beneficial owner of 100% of the voting stock of the Company Borrower. “Permitted Refinancing Requirements”: with respect to any Indebtedness incurred by the Borrower to Refinance, in whole or part, any other Indebtedness (such other Indebtedness, “Refinanced Debt”): (a) with respect to all such Indebtedness: (i) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to, the providers of such Indebtedness than those applicable to the Refinanced Debt (except for financial covenants or other covenants or provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing, as may be agreed by the Company Borrower and the providers of such Indebtedness); (ii) if such Indebtedness is guaranteed, it is not guaranteed by any Restricted Subsidiary other than the Subsidiary Guarantors; and (iii) the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the outstanding amount of the Refinanced Debt; (b) if such Indebtedness constitutes Refinancing Debt: (i) except in the case of any Designated Earlier Maturing Debt, such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred; (ii) except in the case of any Designated Earlier Maturing Debt, such Indebtedness does not have a shorter Weighted Average Life to Maturity than the Refinanced Debt; and (iii) such Indebtedness shares not greater than ratably in (or, if such Indebtedness constitutes Permitted Unsecured Refinancing Debt or Permitted Second Priority -57-

Refinancing Debt, on a junior basis with respect to) any voluntary or mandatory prepayments of any Loans then outstanding; and (c) if such Indebtedness is secured: (i) such Indebtedness is not secured by any assets other than the Collateral (it being understood that such Indebtedness shall not be required to be secured by all of the Collateral); provided that Indebtedness that may be incurred by Non-Guarantor Subsidiaries pursuant to Section 6.1 may be secured by assets of Non-Guarantor Subsidiaries; and (ii) a Senior Representative acting on behalf of the providers of such Indebtedness shall have become party to an Intercreditor Agreement (or any Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral as provided in the definition of Permitted First Priority Refinancing Debt, in the case of Permitted First Priority Refinancing Debt, or in the definition of Permitted Second Priority Refinancing Debt, in the case of Permitted Second Priority Refinancing Debt). “Permitted Second Priority Refinancing Debt”: any secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured term loans (each, a “Second Priority Refinancing Facility”); provided that (i) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis (with respect to liens only) to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Loans (including portions of Classes of Loans, Other Loans or Incremental Loans) and (iii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Company Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Tax Distributions”: payments made pursuant to Section 6.2(b)(xii). “Permitted Unsecured Refinancing Debt”: any unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or term loans (each, an “Unsecured Refinancing Facility”); provided that (i) such Indebtedness constitutes Permitted Credit Agreement Refinancing Debt in respect of Loans (including portions of Classes of Loans, Other Loans or Incremental Loans) and (ii) such Indebtedness complies with the Permitted Refinancing Requirements; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or a shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Company Borrower within such five Business Day period that it disagrees with such determination (including a -58-

reasonable description of the basis upon which it disagrees)). Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Person”: any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not. “Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Company Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform”: as defined in Section 5.2(a). “Preferred Stock”: any Equity Interest with preferential right of payment of dividends or redemptions upon liquidation, dissolution, or winding up. “Prime Rate”: the rate of interest per annum announced from time to time by Bank of America as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America in connection with extensions of credit to debtors). “Private Lender Information”: any information and documentation that is not Public Lender Information. “Pro Forma Basis”: for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if, at any time during such Reference Period, the Company Borrower or any Restricted Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if, during such Reference Period, the Company Borrower or any Restricted Subsidiary shall have made an acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, occurred on the first day of such Reference Period (including, in each such case, such pro forma adjustments relating to a specific transaction or event and reflective of actual or reasonably anticipated synergies and cost savings expected to be realized or achieved in the twenty-four months following such transaction or event, which pro forma adjustments shall be certified by the chief financial officer, treasurer, controller or comptroller of the Company Borrower; provided that, such adjustments shall not exceed the percentage-limitations thereon, if any, set forth in the definition of “Consolidated EBITDA.” The term “Disposition” in this definition shall not include dispositions of inventory and other ordinary course dispositions of property. “Pro Rata Share”: with respect to (i) any Facility, and each Lender and such Lender’s share of all Commitments or Loans under such Facility, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under such Facility at such time and the denominator of which is the amount of the aggregate Commitments under such Facility at such time; provided that if any Loans are outstanding under such Facility, then the Pro Rata Share of each Lender shall be a fraction (expressed as a percentage, carried out to the ninth decimal -59-

place), the numerator of which is the amount of the Loans of such Lender under such Facility at such time and the denominator of which is the amount of the aggregate Loans at such time; provided, further, that if all Loans under such Facility have been repaid, then the Pro Rata Share of each Lender under such Facility shall be determined based on the Pro Rata Share of such Lender under such Facility immediately prior to such repayment and (ii) with respect to each Lender and all Loans and Outstanding Amounts at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount with respect to Loans and Commitments of such Lender at such time and the denominator of which is the Outstanding Amount (in aggregate); provided that if all Outstanding Amounts have been repaid or terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Properties”: as defined in Section 3.13(a). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender Information”: information and documentation that is either exclusively (i) of a type that would be publicly available if the Borrower, Holdings and their respective Subsidiaries were public reporting companies or (ii) not material with respect to the Borrower, Holdings and their respective Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws. “Public Market”: at any time after (a) a Public Offering has been consummated and (b) at least 15.0% of the total issued and outstanding common equity of Holdings or Holdings’ direct or indirect parent has been distributed by means of an effective registration statement under the Securities Act or sale pursuant to Rule 144 under the Securities Act. “Public Offering”: an initial underwritten public offering of common Capital Stock of Holdings or Holdings’ direct or indirect parent pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form). “Purchase”: as defined in the definition of “Dutch Auction.” “Purchase Notice”: as defined in the definition of “Dutch Auction.” “Purchaser”: as defined in the definition of “Dutch Auction.” “Qualified Counterparty”: any Person that, as of the Closing Date or as of the date it enters into any Specified Swap Agreement, is a Lender, a Joint Lead Arranger or the Administrative Agent or an Affiliate of a Lender, a Joint Lead Arranger or the Administrative Agent in its capacity as a counterparty to such Specified Swap Agreement. “Qualified ECP Guarantor”: in respect of any Swap Obligation, any Loan Party that has total assets exceeding $10,000,000 (or total assets exceeding such other amount so that such Loan Party is an “eligible contract participant” as defined in the Commodity Exchange Act) at the time such Swap Obligation is incurred. -60-

“Receivables Assets”: accounts receivable, royalty and other similar rights to payment and any other assets related thereto subject to a Receivables Facility that are customarily sold or pledged in connection with receivables transactions and the proceeds thereof. “Receivables Facility”: any of one or more receivables securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or assets related thereto that are customarily sold or pledged in connection with securitization transactions to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility. “Receivables Subsidiary”: any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related or incidental thereto. “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any asset of any Group Member. “Refinance”: in respect of any Indebtedness, to refinance, discharge, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings. “Refinanced Credit Agreement Debt”: as defined in the definition of “Permitted Credit Agreement Refinancing Debt.” “Refinanced Debt”: as defined in the definition of “Permitted Refinancing Requirements.” “Refinancing Amendment”: an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.20. “Refinancing Debt”: Indebtedness under any First Priority Refinancing Facility, Second Priority Refinancing Facility or Unsecured Refinancing Facility. “Refunding Capital Stock”: as defined in Section 6.2(b)(ii)(A). “Register”: as defined in Section 10.6(b)(vi). “Registered Equivalent Notes”: with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having -61-

the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to repay the Loans pursuant to Section 2.6(c). “Reinvestment Event”: as defined in Section 2.6(c). “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, replace, reconstruct or repair assets useful in the business of the Company Borrower and its Restricted Subsidiaries or in connection with a Permitted Acquisition. “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event (or, if later, 180 days after the date the Company Borrower or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds of such Reinvestment Event prior to the expiration of such one year period) and (b) the date on which the Company Borrower shall have notified the Administrative Agent in writing that it has determined not to acquire, replace, reconstruct or repair assets useful in the business of the Company Borrower and its Restricted Subsidiaries or in connection with a Permitted Acquisition. “Related Business Assets”: assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company Borrower or a Restricted Subsidiary thereof in exchange for assets transferred by the Company Borrower or a Restricted Subsidiary thereof will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA. “Reply Amount”: as defined in the definition of “Dutch Auction.” “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections.27,.28,.29,.30,.31,.32,.34 or.35 of PBGC Reg. § 4043. “Repricing Indebtedness”: as defined in the definition of “Repricing Transaction.” “Repricing Transaction”: means, other than in the context of a transaction involving a Change of Control, an underwritten public Equity Offering or the financing of any material acquisition or similar material Investment, (i) the repayment, prepayment, refinancing, substitution or replacement of all or a portion of the Term B-4 Loans with the incurrence of any Indebtedness (“Repricing Indebtedness”) having an effective interest cost or weighted average yield (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such term loans and (B) four years), but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term -62-

loans) that is less than the effective interest cost or weighted average yield of the Term B-4 Loans and (ii) any amendment, waiver, consent or modification to this Agreement relating to the interest rate for, or weighted average yield (to be determined on the same basis as that described in clause (i) above) of, the Term B-4 Loans directed at, or the result of which would be, the lowering of the effective interest cost or weighted average yield applicable to the Term B-4 Loans. “Required Lenders”: at any time, non-Defaulting Lenders holding more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Loans then outstanding and (ii) the Total Incremental Commitments then in effect. “Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, controller, comptroller, secretary or vice president of any Group Member, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Company Borrower. “Restricted”: when referring to cash or Cash Equivalents of the Company Borrower and its Restricted Subsidiaries, means that such cash or Cash Equivalents (i) unless addressed in clause (ii) below, appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Company Borrower, (ii) are subject to any Lien in favor of any Person other than (x) the Administrative Agent for the benefit of the Secured Parties or the ABL Agent and (y) other Liens permitted under clauses (3), (10), (13), (15), (21), (23), (29), (33), (34), (37) and (39) of the definition of “Permitted Liens” above, other than consensual Liens on assets which constitute Collateral and rank prior to the Liens in favor of the Secured Parties on the Collateral or (iii) are not otherwise generally available for use by such Person. “Restricted Investment”: an Investment other than a Permitted Investment. “Restricted Payments”: as defined in Section 6.2(a). “Restricted Subsidiary”: collectively, any Subsidiary of the Company Borrower other than any Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” “Retired Capital Stock”: as defined in Section 6.2(b)(ii). “Return Bid”: as defined in the definition of “Dutch Auction.” “Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions and with which dealings are prohibited under applicable law. “Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person described in clause (a) or (b) above, with respect to (a), (b) or (c) above, only to the extent dealing with such Person is prohibited by applicable law. -63-

“Sanctions” shall mean applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or any EU member state. “S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor to the rating agency business thereof. “Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions the Company Borrower or any Restricted Subsidiary thereof sells substantially all of its right, title and interest in any property and, in connection therewith, the Company Borrower or a Restricted Subsidiary thereof acquires, leases or licenses back the right to use all or a material portion of such property. “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority. “Second Priority Refinancing Facility”: as defined in the definition of “Permitted Second Priority Refinancing Debt.” “Secured Parties”: the collective reference to the Administrative Agent, the Lenders, any Qualified Counterparties and any Cash Management Providers. “Securities Act”: the Securities Act of 1933, as amended from time to time, and any successor statute. “Security Agreement”: the Pledge and Security Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A-1. “Security Documents”: the collective reference to the Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document. “Senior Notes”: the $400,000,000 4.625% senior notes due 2025 and the $400,000,000 4.875% senior notes due 2027 issued by the Company Borrower under the Senior Notes Indenture. “Senior Notes Indenture”: the Indenture, dated as of December 14, 2017, among the Company Borrower, the guarantors party thereto and Wilmington Trust, National Association, as trustee. “Senior Representative”: with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt or any series of Indebtedness permitted under Section 6.1(b)(ii) or (vi), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business. -64-

“Settlement Asset” means any cash, receivable or other property, including a Settlement receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person. “Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment. “Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens). “Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement. “Significant Subsidiary”: at any date of determination, each Restricted Subsidiary of the Company Borrower that would be a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act as such rule is in effect of the Closing Date. “Similar Business”: any business engaged in by the Company Borrower, any Restricted Subsidiaries of the Company Borrower, or any direct or indirect parent on the date of the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company Borrower and its Restricted Subsidiaries are engaged on the Closing Date. “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan. “Solvency Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit J. “Solvent”: with respect to any Person and its Subsidiaries on a consolidated basis, means that as of any date of determination, (a) the sum of the “fair value” of the assets of such Person will, as of such date, exceed the sum of all debts of such Person as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged and (d) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature. For purposes of this definition, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria -65-

for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5). “Specified Assets”: as defined in the definition of “Asset Sale.” “Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Group Member, on the one hand, and any Cash Management Provider, on the other hand. “Specified Class”: as defined in Section 2.22(a). “Specified Dispositions”: as defined in the definition of “Asset Sale.” “Specified Period”: as to (i) the Excess Cash Flow Period ending December 31, 2018, the period commencing on January 1, 2018 and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in calendar year 2019 and (ii) any subsequent Excess Cash Flow Period, the period commencing on the Excess Cash Flow Application Date that occurs during such period and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in the next succeeding Excess Cash Flow Period. “Specified Swap Agreement”: any Swap Agreement entered into by any Group Member, on the one hand, and any Qualified Counterparty, on the other hand, in respect of interest rates, currencies and commodities to the extent permitted under Section 6.1. “Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving pro forma effect thereto. “Sponsor”: Onex Corporation, Onex Partners III LP, Onex Partners Manager LP and/or one or more other investment funds advised, managed or controlled by Onex Corporation and, in each case (whether individually or as a group) their Affiliates and any investment funds that have granted to the foregoing control in respect of their investments in the Borrower and its Restricted Subsidiaries, but, in any event, excluding any of their respective portfolio companies. “Subordinated Indebtedness”: (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms contractually subordinated in right of payment to the Loans and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms contractually subordinated in right of payment to its Guarantee. “Subsidiary”: with respect to any Person (1) any corporation, partnership, limited liability company, unlimited liability company, association, joint venture or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions having the power to direct or cause the direction of the management and policies thereof at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination -66-

thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings. “Subsidiary Guarantor”: the collective reference to the Company Subsidiary Guarantors. “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company Borrower or any of its Subsidiaries shall be a Swap Agreement. “Swap Obligation”: as defined in the definition of “Excluded Swap Obligation”. “Taxes”: as defined in Section 2.14(a). “Term B-3 Lender”: at any time, any Lender that has a Term B-3 Loan at such time. “Term B-3 Loans”: a Term B-3 Loan made pursuant to Amendment No. 3. “Term B-4 Commitments”: (i) the obligation of the Term B-4 Lenders to make Term B-4 Loans to the Company Borrower on the Amendment No. 4 Effective Date in the amount set forth opposite each Term B-4 Lender’s name on Schedule 2.01 to Amendment No. 4.4 and (ii) the Additional Term B-4 Commitments. “Term B-4 Lender”: at any time, any Lender that has a Term B-4 Commitment or a Term B-4 Loan at such time. “Term B-4 Loans”: (i) a Term B-4 Loan made pursuant to Amendment No. 4.4 and (ii) an Additional Term B-4 Loan made pursuant to Amendment No. 5. “Term Priority Collateral”: as defined in the ABL-Term Intercreditor Agreement; provided, that the Term Priority Collateral shall not include any Excluded Assets. “Title Policy”: a lender’s policy of title insurance utilizing the American Land Title Association 2006 Form extended coverage, or such other form as is reasonably acceptable to the Administrative Agent or, if applicable, a binding marked commitment to issue such policy with a final policy to be dated the date of recording of the Mortgages, issued by a title company selected by the Company Borrower and reasonably acceptable to the Administrative Agent, insuring the Lien of the applicable Mortgage in an amount at least equal to the Fair Market Value of such real property (or such lesser amount as shall be agreed to by the Administrative Agent in its reasonable discretion) in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to those exceptions which are either Permitted Liens or are otherwise reasonably approved by the Administrative Agent and containing such endorsements as the Administrative Agent shall reasonably require. “Total Assets”: the total consolidated assets of the Company Borrower and its Restricted Subsidiaries, as shown on the most recent consolidated or combined, as applicable, balance sheet of the -67-

Company Borrower and its Restricted Subsidiaries (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the Company Borrower or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations). “Total Incremental Commitments”: at any time, the aggregate amount of the Incremental Commitments then in effect. “Total Net First Lien Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) Consolidated Total Debt on such day consisting of Indebtedness (x) constituting the Obligations, (y) that is secured by the Collateral on a pari passu basis with the Obligations or (z) that was incurred pursuant to Section 6.1(b)(ii) or Section 6.1(b)(vii) over (ii) an amount equal to the sum of the (x) Unrestricted cash and Cash Equivalents, (y) cash and Cash Equivalents restricted in favor of the Administrative Agent and (z) of cash and Cash Equivalents restricted in favor of the ABL Agent, in each case of the Company Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA, calculated on a Pro Forma Basis for such period, and with such pro forma or scheduling adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma or scheduling adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”. “Total Net Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) the amount of Consolidated Total Debt on such day over (ii) an amount equal to the sum of the (x) Unrestricted cash and Cash Equivalents, (y) cash and Cash Equivalents restricted in favor of the Administrative Agent and (z) of cash and Cash Equivalents restricted in favor of the ABL Agent, in each case of the Company Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of the Company Borrower and its Restricted Subsidiaries, calculated on a Pro Forma Basis for such period, and with such pro forma or scheduling adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma or scheduling adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”. “Total Net Secured Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) the amount of Consolidated Total Debt on such day consisting of Indebtedness (x) that is secured by the Collateral or (y) that was incurred pursuant to Section 6.1(b)(vii) over (ii) an amount equal to the sum of the (x) Unrestricted cash and Cash Equivalents, (y) cash and Cash Equivalents restricted in favor of the Administrative Agent and (z) of cash and Cash Equivalents restricted in favor of the ABL Agent, in each case of the Company Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of the Company Borrower and its Restricted Subsidiaries, calculated on a Pro Forma Basis for such period, and with such pro forma or scheduling adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma or scheduling adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”. “Tower Borrower”: Onex BP Finance LP, a Delaware limited partnership. “Tower Release”: as defined in Amendment No. 2. “Transactions”: (a) the consummation of the tower transactions, (b) the execution and delivery of the ABL Documents to be entered into on the Closing Date, (c) the execution and delivery of the Loan Documents to be entered into on the Closing Date, (d) the Existing Debt Release/Repayment and (e) the payment of fees and expenses incurred in connection therewith. “Transferee”: any Assignee or Participant. “Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan. -68-

“UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction. “United States”: the United States of America. “Unrestricted”: when referring to cash or Cash Equivalents, means that such cash or Cash Equivalents are not Restricted. “Unrestricted Subsidiary”: (i) any Subsidiary (other than a Subsidiary in existence as of the Closing Date) of Holdings (other than the Borrower) designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 5.12 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary. “Unsecured Refinancing Facility”: as defined in the definition of “Permitted Unsecured Refinancing Debt.” “Voting Stock”: with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity”: when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments. “Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary. “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. “Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. 1.2 Other Interpretive Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” or “Incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred”, “Incurred”, “incurrence” and “Incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall -69-

be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, real property, leasehold interests and contract rights, (v) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (vi) references to exhibits, agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such exhibits, agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate of exchange between the applicable currency and Dollars (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) in effect on the Business Day immediately preceding the date of such transaction (except for such other time periods as provided for in Section 6.1) or determination and shall not be affected by subsequent fluctuations in exchange rates. (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. 1.3 Accounting. For purposes of all financial definitions and calculations in this Agreement, including the determination of Excess Cash Flow, there shall be excluded for any period the effects of purchase or recapitalization accounting (including the effects of such adjustments pushed down to the Company Borrower and its Restricted Subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, post-employment benefits, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof. 1.4 Limited Condition Transactions. Notwithstanding anything to the contrary herein, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of: (a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio, Total Net Leverage Ratio and Fixed Charge Coverage Ratio, or requires the absence of any Default or Event of Default; or (b) testing availability under baskets set forth in this Agreement (including determining the amount under clause (i) of the proviso to Section 2.19(a) or any other baskets measured as a percentage of Total Assets or Consolidated EBITDA); -70-

in each case, at the option of the Company Borrower (the Company Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered ending prior to the LCT Test Date, the Company Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated EBITDA of the Company Borrower and its Subsidiaries or fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Company Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with the calculation of any ratio, test or basket availability with respect to the Incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, the designation of an Unrestricted Subsidiary or any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction (a “Subsequent Transaction”), for purposes of determining whether any such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction actually closed or the definitive agreement with respect thereto has been terminated or expire. SECTION 2 AMOUNT AND TERMS OF COMMITMENTS 2.1 Commitments. (a) (i) Subject to the terms and conditions hereof, each Term B-4 Lender severally agreesagreed to make a single Term B-4 Loan to the Company Borrower on the Amendment No. 4 Effective Date in Dollars and in an amount not to exceed the amount of the Term B-4 Commitment of such Lender and (ii) subject to the terms and conditions set forth in Amendment No. 5, each Additional Term B-4 Lender severally agreed to make an Additional Term B-4 Loan to the Borrower on the Amendment No. 5 Effective Date in Dollars and in an amount not to exceed the amount of the Additional Term B-4 Commitment of such Lender. (b) The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. The Term B-4 Commitments shall automatically terminate at 5:00 P.M., New York City time, on the Amendment No. 4 Effective Date. -71-

2.2 Procedure for Borrowing of Loans. The Company Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 p.m., New York City time, one Business Day prior to the Amendment No. 4 Effective Date) requesting that the Term B-4 Lenders make the Term B-4 Loans on the Amendment No. 4 Effective Date and specifying (x) the amount to be borrowed and (y) instructions for remittance of the Loans to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 P.M., New York City time, on the Amendment No. 4 Effective Date, each Term B-4 Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term B-4 Loans to be made by such Term B-4 Lender. Such borrowing will then be made available to the Company Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Company Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Term B-4 Lenders and in like funds as received by the Administrative Agent. 2.3 Repayment of Loans. (a) The principal amount of the Term B-4 Loans of each Term B-4 Lender shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2018,September 2019, in an amount equal to 0.25% of the aggregate principal amount of the Term B-4 Loans outstanding on the Amendment No. 4 Effective Date$1,417,258.88 and (ii) on the Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. (b) To the extent not previously paid, (i) each Incremental Loan shall be due and payable on the Incremental Maturity Date applicable to such Incremental Loan, (ii) each Other Loan shall be due and payable on the maturity date thereof as set forth in the Refinancing Amendment applicable thereto together and (iii) each Extended Loan shall be due and payable on the maturity date thereof as set forth in the Permitted Amendment applicable thereto together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment. 2.4 Fees. (a) The Borrower agreed to pay to the Administrative Agent and the Joint Lead Arrangers (and their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements (including the Engagement Letter) with such Persons and to perform any other obligations contained therein. (b) The Borrower agreed to pay to the Amendment No. 1 Lead Arrangers and Bookrunners (and their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements (including the Amendment No. 1 Engagement Letter) with such Persons and to perform any other obligations contained therein. (c) The Borrower agreed to pay to the Amendment No. 2 Lead Arrangers and Bookrunners (and their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements (including the Amendment No. 2 Engagement Letter) with such Persons and to perform any other obligations contained therein. (d) The Borrower agreed to pay to the Amendment No. 3 Lead Arrangers and Bookrunners (or their respective affiliates) the fees in the amounts and on the dates as set forth in any fee -72-

agreements (including the Amendment No. 3 Engagement Letter) with such Persons and to perform any other obligations contained therein. (e) The Borrower agrees to pay to the Amendment No. 4 Lead Arrangers and Bookrunners (or their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements with such Persons and to perform any other obligations contained therein. (f) The Borrower agrees to pay to the Amendment No. 5 Lead Arrangers and Bookrunners (or their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements with such Persons and to perform any other obligations contained therein. 2.5 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 4:00 P.M., New York City time, three Business Days prior to the prepayment date, in the case of Eurodollar Loans, and no later than 2:00 P.M., New York City time, on the prepayment date, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15; provided, further, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facility, such notice of prepayment may be revoked if such Refinancing is not consummated and any Eurodollar Loan that was the subject of such notice shall be continued as an ABR Loan. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. (b) Notwithstanding anything herein to the contrary, in the event that, on or prior to the date that is six months after the Amendment No. 45 Effective Date, the Borrower (x) makes any prepayment of Term B-4 Loans with the proceeds of any Repricing Transaction described under clause (i) of the definition of Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction under clause (ii) of the definition of Repricing Transaction, the Borrower shall on the date of such prepayment or amendment, as applicable, pay to each Lender (I) in the case of such clause (x), 1.00% of the principal amount of the Term B-4 Loans so prepaid and (II) in the case of such clause (y), 1.00% of the aggregate amount of the Term B-4 Loans affected by such Repricing Transaction and outstanding on the effective date of such amendment. 2.6 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by any Group Member (other than any Indebtedness permitted to be incurred by any such Person in accordance with Section 6.1), concurrently with, and as a condition to closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in clause (f) of this Section 2.6. (b) Subject to clause (d) of this Section 2.6, if, for any Excess Cash Flow Period, there shall be Excess Cash Flow in an amount greater than $25,000,000, the Company Borrower shall prepay the -73-

Loans as set forth in clause (f) of this Section 2.6 in an amount equal to the excess of the ECF Percentage of the amount by which such Excess Cash Flow exceeds $25,000,000, provided that such amount shall, at the option of the Company Borrower, be reduced on a dollar-for-dollar basis for such fiscal year by (to the extent not funded with the proceeds of Indebtedness constituting “long term indebtedness” under GAAP (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of: (1) all Purchases by any Permitted Auction Purchaser (determined by the actual cash purchase price paid by such Permitted Auction Purchaser for such Purchase and not the par value of the Loans purchased by such Permitted Auction Purchaser) pursuant to a Dutch Auction permitted hereunder and (2) voluntary prepayments of Loans made by the Borrower during the Specified Period for such Excess Cash Flow Period. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 10 Business Days after the date on which the financial statements of the Company Borrower referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders. (c) Subject to clause (d) of this Section 2.6, if, on any date, the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from (x) any Asset Sale or any Recovery Event in excess of $20,000,000 in any fiscal year or (y) any Sale Leaseback Transaction in excess of $20,000,000 in any fiscal year, then, unless no Default or Event of Default has occurred and is continuing and the Company Borrower has determined in good faith that such Net Cash Proceeds shall be reinvested in its business (a “Reinvestment Event”), then 100% of such Net Cash Proceeds (such percentage as it may be reduced as described below, the “Disposition Percentage”) shall be applied within five Business Days of such date to prepay (A) outstanding Loans in accordance with this Section 2.6 and (B) at the Company Borrower’s option, outstanding Indebtedness that is secured by the Collateral on a pari passu basis incurred (x) as Permitted First Priority Refinancing Debt or (y) pursuant to Section 6.1(b)(vi)(I) (collectively, “Other Applicable Indebtedness”); provided that the Disposition Percentage with respect to the Net Cash Proceeds of any Asset Sale shall be (x) 50% the Total Net First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00 and (y) 25% if the Total Net First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00 to 1.00, and provided further that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to any Asset Sale or Recovery Event, shall be applied to prepay the outstanding Loans as set forth in clause (f) of this Section 2.6. Any such Net Cash Proceeds may be applied to Other Applicable Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Asset Sale or Recovery Event is required under the terms of such Other Applicable Indebtedness (with any remaining Net Cash Proceeds applied to prepay outstanding Loans in accordance with the terms hereof), unless such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Loans and Other Applicable Indebtedness at such time) of such Net Cash Proceeds relative to Lenders, in which case such Net Cash Proceeds may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Loans. To the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within 10 Business Days after the date of such rejection) be applied to prepay Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding). (d) Notwithstanding anything to the contrary in this Agreement (including clauses (b) and (c) above), to the extent that any of or all the Net Cash Proceeds of any Asset Sale or Recovery Event by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries (or foreign branches of Domestic Subsidiaries) are prohibited or delayed by applicable local law from being -74-

repatriated to the United States (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) or such repatriation would result in material adverse Tax consequences, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times set forth in this Section 2.6 but may be retained by the applicable Foreign Subsidiary or branch so long, but only so long, as such applicable local law will not permit repatriation to the United States or such material adverse Tax consequences would continue to result from such repatriation (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary or branch to promptly take commercially reasonable actions to permit such repatriation without violating applicable local law or incurring material adverse Tax consequences), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under such applicable local law or material adverse Tax consequences would no longer result from such repatriation, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than 10 Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.6. (e) The Company Borrower shall deliver to the Administrative Agent notice of each prepayment required under this Section 2.6 not less than five Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date and (ii) the principal amount of each Loan (or portion thereof) to be prepaid. The Administrative Agent will promptly notify each applicable Lender of such notice and of each such Lender’s Pro Rata Share of the prepayment. Each such Lender may reject all of its Pro Rata Share of the prepayment (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company Borrower no later than 5:00 P.M., New York City time, one (1) Business Day after the date of such Lender’s receipt of such notice from the Administrative Agent. Each Rejection Notice from a given Lender shall specify the principal amount of the prepayment to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the prepayment to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment. Any Declined Proceeds may be retained by the Company Borrower. The Company Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.6, a certificate signed by a Responsible Officer of the Company Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. (f) Amounts to be applied in connection with prepayments made pursuant to this Section 2.6 shall be applied to the prepayment of the Loans in accordance with Section 2.12(b). The application of any prepayment of Loans pursuant to this Section 2.6 shall be made on a pro rata basis regardless of Type. Each prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. 2.7 Conversion and Continuation Options. (a) The Company Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 3:00 P.M., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 3:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, further, that, no ABR Loan may be -75-

converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that, to the extent the Required Lenders provide written notice thereof to the Company Borrower, no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; provided, further, that if the Company Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. 2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (b) no more than 10 Eurodollar Tranches shall be outstanding at any one time. 2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of (x) any interest payable on any Loan or (y) any other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment). (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.9(c) shall be payable from time to time on demand. 2.10 Computation of Interest. (a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company Borrower and the relevant Lenders of each -76-

determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Eurodollar Loan, the date of conversion of such Eurodollar Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Eurodollar Loan, the date of conversion of such ABR Loan to such Eurodollar Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company Borrower, deliver to the Company Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a). 2.11 Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period, the Administrative Agent or the Majority Facility Lenders in respect of the relevant Facility shall have determined (which determination shall be conclusive and binding upon the Borrower) that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Facility because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Closing Date affecting Lender, the interbank market or the position of such Lender in such market (including that the Eurodollar Rate with respect to such Eurodollar Loan does not adequately and fairly reflect the cost to such Majority Facility Lender of funding such Eurodollar Loan), then, such Lender (or the Administrative Agent, in the case of clause (i) shall promptly give notice (by telephone promptly confirmed in writing) to the Company Borrower and, except in the case of clause (i) above, the Administrative Agent of such determination. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do promptly once such condition no longer exists), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. (b) If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through -77-

the Administrative Agent, then, by written notice to the Company Borrower and to the Administrative Agent: (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Borrowing of Eurodollar Loans (or to convert a Borrowing of ABR Loans to Borrowing of Eurodollar Loans or to continue a Borrowing of Eurodollar Loans for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans (the interest rate on which shall, if necessary to avoid illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR), in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in clause (a) above until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for any such Lender to determine or charge interest rates based upon the Eurodollar Rate. In the event any Lender shall exercise its rights under paragraphs (i) or (ii) of this clause (b), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. For purposes of this clause (b), a notice to the Company Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases, such notice shall be effective on the date of receipt by the Company Borrower. (c) If any Secured Party determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Secured Party to hold or benefit from a Lien over real property of the Loan Parties pursuant to any law of the United States or any State thereof, such Secured Party may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality; provided that such determination or disclaimer shall not invalidate, render unenforceable or otherwise affect in any manner such Lien for the benefit of any other Secured Party. (d) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Company Borrower) that the Company Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or -78-

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes. Any such amendment (a “LIBOR Successor Amendment”) shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed LIBOR Successor Amendment to all Lenders and the Company Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such LIBOR Successor Amendment (in which case, the Administrative Agent and the Company Borrower may propose an alternative LIBOR Successor Amendment). If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans, in each without regard to clause (c) of the definition of “ABR”. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement. 2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Company Borrower from the Lenders hereunder shall be made pro rata according to the respective Percentages or Incremental Percentages, as the case may be, of the relevant Lenders. (b) Each payment (including each prepayment) on account of principal of and interest on the Loans shall be made pro rata to the Lenders according to the respective outstanding principal amounts of the Loans then held by the Lenders. The amount of each optional prepayment of the Loans made pursuant to Section 2.5 shall be applied as directed by the Company Borrower in the notice described in Section 2.5 and, if no direction is given by the Company Borrower, in the direct order of maturity. The amount of each mandatory prepayment of the Loans pursuant to Section 2.6 (other than any such prepayment pursuant to Section 2.6(b)) shall be applied as directed by the Company Borrower in the notice described in Section 2.6 and, if no direction is given by the Company Borrower, in the direct order of maturity. The amount of each mandatory prepayment of the Loans pursuant to Section 2.6(b) shall be applied in the direct order of maturity. (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim -79-

and shall be made prior to 3:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Any payments received after such time shall be deemed to be received on the next Business Day at the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Except as otherwise provided hereunder, if any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be required on the immediately preceding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the time of any Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor (a “Funding Default”), such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower. 2.13 Requirements of Law. (a) Subject to clause (c) of this Section 2.13, if any Change in Law shall (i) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, (ii) impose, modify or -80-

hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or (iii) impose on such Lender any other condition, and the result of any of the foregoing is to increase the cost to such Lender by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (b) Subject to clause (c) of this Section 2.13, if any Lender shall have determined that compliance by such Lender (or any corporation controlling such Lender) with any Change in Law regarding capital adequacy or liquidity shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Loans to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(b)), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. (c) Notwithstanding anything to the contrary in this Agreement (including clauses (a) and (b) above), reimbursement pursuant to this Section 2.13 for (A) increased costs arising from any market disruption (i) shall be limited to circumstances generally affecting the banking market and (ii) may only be requested by Lenders representing the Majority Facility Lenders with respect to the applicable Facility and (B) increased costs because of any Change in Law resulting from clause (i) or (ii) of the proviso to the definition of “Change in Law” may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the Borrower under syndicated credit facilities comparable to those provided hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the additional amount shown as due on any such certificate promptly after and, in any event, within 10 Business Days of receipt thereof. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Company Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (d) This Section 2.13 shall not apply to any Non-Excluded Taxes or Other Taxes (each of which is provided for in Section 2.14) or any Excluded Taxes. 2.14 Taxes. (a) All payments made by any Loan Party under this Agreement or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account -81-

of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, including any penalties, interest and additions to tax with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), unless required by applicable law. If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Document, the applicable withholding agent shall pay, or withhold and remit, to the applicable Governmental Authority the full amount of such Taxes, and if the Tax in question is a Non-Excluded Tax or an Other Tax, the applicable Loan Party shall pay such additional amounts as may be necessary so that, after any required withholdings have been made (including any withholdings attributable to any payments required to be made under this Section 2.14) each Lender (or in the case of a payment made to the Administrative Agent for its own account, such Administrative Agent) receives on the due date a net sum equal to what it would have received had such Non-Excluded Taxes or Other Taxes not been levied or imposed. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender within 20 Business Days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes levied or imposed and paid by such Person (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Administrative Agent or any Lender requests indemnification more than 90 days after the earlier of (1) the date on which the Administrative Agent or the applicable Lender, as the case may be, received written demand for payment of the applicable Non-Excluded Taxes or Other Taxes from the relevant Governmental Authority or (2) the date on which the Administrative Agent or the applicable Lender, as the case may be, paid the applicable Non-Excluded Taxes or Other Taxes, the Administrative Agent or the applicable Lender shall not be indemnified to the extent that such failure or delay results in prejudice to the Borrower). A certificate stating the amount of such payment or liability and setting forth in reasonable detail the calculation thereof prepared in good faith and delivered to the Company Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Whenever any Taxes are payable by any Loan Party, within 45 days of the date the payment of any such Taxes is due pursuant to applicable law, the Company Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the relevant Loan Party showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company Borrower and the Administrative Agent, at the time or times reasonably requested by the Company Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company Borrower or the Administrative Agent as will enable the Company Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company Borrower and the Administrative Agent two -82-

original accurate and complete copies of whichever of the following is applicable: (i) U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (ii) U.S. Internal Revenue Service Form W-8ECI (or successor forms), (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (A) a statement substantially in the form of Exhibit C-1 (any such Exhibit C certificate, a “Form of Exemption Certificate” and (B) a U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or successor forms), (iv) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender), U.S. Internal Revenue Service Form W-8IMY (or successor forms) of the Non-U.S. Lender, accompanied by Form W-8ECI, Form W-8BEN or W-BEN-E, a statement substantially in the form of Exhibit C-2 or Exhibit C-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable (in each case, or any subsequent versions thereof or successors thereto) that would be required under this Section 2.14(d) if such beneficial owner were a Lender; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a statement substantially in the form of Exhibit C-4 on behalf of each such direct or indirect partner), and (v) any other form prescribed by applicable United States federal income tax laws (including the Treasury regulations) as a basis for claiming complete exemption from, or reduction in, United States federal withholding tax on any payments to such Lender under any Loan Document. Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company Borrower and the Administrative Agent two original copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender claiming complete exemption from United States federal backup withholding. The Administrative Agent shall provide to the Company Borrower two accurate and complete original signed copies of whichever of the following is applicable: (1) if the Administrative Agent is a United States person (as such term is defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying to such Administrative Agent’s exemption from U.S. federal backup withholding or (2) if the Administrative Agent is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), (i) Internal Revenue Service Form W-8ECI with respect to payments received for its own account and (ii) Internal Revenue Service Form W-8IMY (together with all required accompanying documentation) with respect to payments received by it on behalf of the Lenders. The documentation referenced in the previous three sentences shall be delivered by the Administrative Agent and each Lender on or before the date it becomes a party to this Agreement. In addition, the Administrative Agent or each Lender (as applicable) shall deliver the Forms promptly upon the obsolescence or invalidity of any Forms previously delivered by the Administrative Agent or such Lender and upon the written request of the Company Borrower or the Administrative Agent. The Administrative Agent and each Lender shall promptly notify the Company Borrower at any time it determines that it is no longer in a position to provide any previously delivered Form to the Company Borrower (or any other form or certification adopted by the U.S. taxing authorities for such purpose).Notwithstanding any other provision of this paragraph (d) or Section 2.14(e), (X) each Lender shall not be required to deliver any documentation pursuant to this paragraph (d) or Section 2.14(e) that such Lender is not legally eligible to deliver and (Y) the Administrative Agent shall not be required to deliver any documentation pursuant to this paragraph (d) that the Administrative Agent is not legally eligible to deliver as a result of a Change in Tax Law after the date of this Agreement. (e) If any Lender is entitled to an exemption from or reduction of any withholding Tax with respect to payments under this Agreement or any other Loan Document, then such Lender shall deliver to the Company Borrower and the Administrative Agent, at the time or times reasonably requested by the Company Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced -83-

rate of withholding, provided that the Administrative Agent or such Lender, as applicable, is legally eligible to complete, execute and deliver such documentation and in the Administrative Agent’s or such Lender’s judgment, as applicable, such completion, execution or submission would not materially prejudice the legal position of the Administrative Agent and such Lender. In addition, each Lender agrees that, whenever a lapse in time or change in circumstances renders any documentation (including any specific documentation required in Section 2.14(d) or (g)) obsolete, expired or inaccurate in any respect, deliver promptly to the Company Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Company Borrower or the Administrative Agent) or immediately notify the Company Borrower and the Administrative Agent in writing of its legal ineligibility to do so. (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Company Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.14 with respect to the Non- Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Company Borrower or any other Person. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.14(d) and/or Section 2.14(e). (g) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company Borrower or the Administrative Agent as may be necessary for the Company Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. -84-

(h) The agreements in this Section 2.14 shall survive the termination of this Agreement, the payment of the Loans and all other amounts payable hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender. 2.15 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Company Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Company Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.13 or 2.14 with respect to such Lender, it will, if requested by the Company Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Sections 2.13 or 2.14. 2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Sections 2.11, 2.13 or 2.14 (or with respect to which the Borrower is required to pay additional amounts or indemnity payments pursuant to such sections), (b) becomes a Defaulting Lender or otherwise defaults in its obligation to make Loans hereunder or (c) has not consented to a proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1 that requires the consent of all Lenders or all Lenders under a particular Facility or each Lender affected thereby and which has been approved by the Required Lenders as provided in Section 10.1, with a Lender or Eligible Assignee; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of clause (a), prior to any such replacement, such Lender shall have taken no action under Section 2.16 sufficient to eliminate the continued need for payment of amounts owing pursuant to Sections 2.11, 2.13 or 2.14, (iii) the replacement financial institution or other Eligible Assignee shall purchase, at par, all Loans and other amounts (or, in the case of clause (c) as it relates to provisions affecting a particular Facility, Loans or other amounts owing under such Facility) owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or other Eligible Assignee, if -85-

not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be deemed to have made such replacement in accordance with the provisions of Section 10.6, (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.11, 2.13 or 2.14, as the case may be, (viii) the Borrower shall pay to such replaced Lender all accrued and unpaid interest on all outstanding Loans of such replaced Lender and any prepayment premium due to the Lenders under Section 2.5(b) and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Upon any such assignment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof (or, in the case of clause (c) as it relates to provisions affecting a particular Facility, a Lender under such Facility); provided that any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender. Each Lender, the Administrative Agent and the Borrower agrees that in connection with the replacement of a Lender and upon payment to such replaced Lender of all amounts required to be paid under this Section 2.17, the Administrative Agent and the Borrower shall be authorized, without the need for additional consent from such replaced Lender, to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and, to the extent required under Section 10.6, the Borrower, shall be effective for purposes of this Section 2.17 and Section 10.6. Notwithstanding anything to the contrary in this Section 2.17, in the event that a Lender which holds Loans or Commitments under more than one Facility does not agree to a proposed amendment, supplement, modification, consent or waiver which requires the consent of all Lenders under a particular Facility, the Borrower shall be permitted to replace the non- consenting Lender with respect to the affected Facility and may, but shall not be required to, replace such Lender with respect to any unaffected Facilities. 2.18 Notes. If so requested by any Lender by written notice to the Company Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Company Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans. 2.19 Incremental Credit Extensions. (a) The Borrower may, at any time or from time to time after the Closing Date, by notice from the Company Borrower to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of Loans (the commitments thereof, the “Incremental Commitments”, the loans thereunder, the “Incremental Loans”, and a Lender making such loans, an “Incremental Lender”); it being understood that (i) Amendment No. 1 and Amendment No. 2 each constituted an “Incremental Amendment” with respect to the establishment of the Term B-2 Commitments as “Incremental Commitments” and the Term B-2 Loans as “Incremental Loans” and (ii) Amendment No. 5 constituted an “Incremental Amendment”; provided that: (i) after giving effect to any such Incremental Loans, the aggregate amount of Incremental Loans incurred after the Amendment No. 4 Effective Date shall not exceed an amount equal to the sum of (x) an unlimited amount at any time so long as the Total Net First Lien Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Incremental Loans) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered does not exceed (I) 4.35 to 1.00 or (II) in the case of any Incremental Facility incurred to consummate a Permitted Acquisition or other Investment not prohibited by this Agreement, either (A) 4.35 to 1.00 or (B) the Total Net First Lien Leverage Ratio immediately prior to the incurrence of such Incremental -86-

Facility (in each case, without giving effect to any contemporaneous borrowing under clause (z) below), plus (y) the amount of all prior voluntary prepayments of the Loans, Incremental Loans and Indebtedness incurred pursuant to Section 6.1(b)(vi)(I) that is secured by the Collateral on a pari passu basis with the Obligations prior to such time, plus (z) the greater of (I) $450,000,000 and (II) Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered does not exceed, calculated on a Pro Forma Basis (less, in the case of this clause (z), the aggregate principal amount of Indebtedness incurred under Section 6.1(b)(vi)(I)(c) or Section 6.1(b)(vi)(II)(c)); provided that, for the avoidance of doubt, the amount available to the Borrower pursuant to this clause (z) (A) shall not be reduced by the Term B-1 Loans, the Term B-2 Loans or the Term B-3 Loans and (B) shall be available at all times and shall not be subject to the ratio test described in foregoing clause (x); provided, further, that the Borrower may incur such Indebtedness under any clause (x), (y) or (z) above in such order as it may elect in its sole discretion; provided, further, that the Borrower may redesignate any such Incremental Loans originally designated as incurred pursuant to clause (z) above if, at the time of such redesignation, the Borrower would be permitted to incur under clause (x) above the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur indebtedness under clause (z) above as of the date of such redesignation by the amount of such Indebtedness so redesignated); (ii) the Incremental Loans shall rank pari passu in right of payment and of security with the other Loans and Commitments hereunder; (iii) except in the case of any Designated Earlier Maturing Debt, the Incremental Loans shall not mature earlier than the Maturity Date; (iv) except in the case of any Designated Earlier Maturing Debt, the Incremental Loans shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Loans; (v) subject to clauses (iii) and (iv) above, the interest rates, amortization schedule, rate floors, upfront fees, funding discounts, original issue discounts, financial covenants (if any), prepayment terms and premiums and other terms and conditions applicable to any such Incremental Loans shall be determined by the Borrower and the applicable Incremental Lenders; (vi) no Default or Event of Default (or, in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.1(a) or 8.1(f)) shall exist on the Incremental Facility Closing Date with respect to any Incremental Amendment entered into in connection therewith (and after giving effect to any Incremental Loans made thereunder); and (vii) with respect to any Incremental Facility incurred on or prior to the date that is six (6) months after the Amendment No. 4 Effective Date (other than Incremental Loans in an aggregate principal amount that does not exceed $50,000,000) and that (a) is incurred pursuant to Section 2.19(a)(i)(x) (excluding any Incremental Facility redesignated thereunder), (b) ranks equal in right of payment with the Term B-4 Loans and is secured by the Collateral on a pari passu basis with the Obligations, (c) is broadly syndicated, (d) is scheduled to mature prior to the date that is twelve (12) months after the Maturity Date and (e) is denominated in U.S. Dollars, if the all- in-yield (whether in the form of interest rate margins, original issue discount, upfront fees or interest rate floors (subject to the first proviso in this clause (vii)), with such increased amount being -87-

equated to interest margin for purposes of determining any increase to the Applicable Margin under the Facility) with respect to the Incremental Loans made thereunder (as determined by the Borrower and the applicable Incremental Lenders) exceeds the all-in yield (after giving effect to interest rate margins (including the interest rate floors (subject to the first proviso in this clause (vii))), original issue discount (equated to interest based on an assumed four-year life to maturity or, if shorter, the remaining life to maturity thereof) and upfront fees (which shall be deemed to constitute like amount of original issue discount), but excluding any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Loan, which shall not be included and equated to the interest rate) with respect to the existing Loans, after giving effect to any increase or repricing thereof that has theretofor become effective (it being understood that if any such repricing was effected as a refinancing tranche, the OID applicable to the refinanced loans shall be taken into account), by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then, upon the effectiveness of such Incremental Amendment, the Applicable Margin then in effect for Loans shall automatically be increased by the Incremental Yield Differential; provided, that if the Incremental Loans include an interest-rate floor greater than the interest rate floor applicable to the Loans, the differential between such interest rate floors shall be equated to the interest rate margins for purposes of determining whether an increase to the Applicable Margin shall be required, but only to the extent an increase in the interest rate floor applicable to the Loans would cause an increase in the Applicable Margin applicable to such Loans, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Loans shall be increased to the extent of such differential between interest rate floors; provided, further, that any Incremental Facility that constitutes fixed-rate Indebtedness shall be swapped to a floating rate on a customary matched- maturity basis. (b) Except as set forth in Section 2.19(a), the Incremental Loans shall be treated substantially the same as the Loans, including with respect to mandatory and voluntary prepayments (unless the applicable Incremental Lenders agree to a less than pro rata share of such prepayments) and Guarantees. Each notice from the Company Borrower to the Administrative Agent pursuant to Section 2.19(a) shall set forth the requested amount and proposed terms of the relevant Incremental Loans. (c) Incremental Loans may be made by any existing Lender or any Additional Lender (provided that no Lender shall be obligated to make a portion of any Incremental Loan) on terms permitted in this Section 2.19 and, to the extent not permitted in this Section 2.19, all terms and documentation with respect to any Incremental Loan which (i) are materially more restrictive on the Group Members, taken as a whole, than those with respect to the Loans (but excluding any terms applicable after the Maturity Date) or (ii) relate to provisions of a mechanical (including with respect to the Collateral and currency mechanics) or administrative nature, shall in each case be reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such Lender’s making such Incremental Loans if such consent would be required under Section 10.6(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section including, subject to clause (b) of this Section 2.19, amendments to Sections 2.3(a) and 2.5(b) that do not adversely affect the Lenders affected thereby. The effectiveness of any Incremental Amendment shall be (unless waived or not required by the Incremental Lenders in connection -88-

with a Limited Condition Transaction) subject to the satisfaction of the condition set forth in clause (d) below and such other conditions as the parties thereto shall agree (the effective date of any such Incremental Amendment, an “Incremental Facility Closing Date”). The Borrower will use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement. (d) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the Incremental Facility Closing Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date. (e) Notwithstanding anything to the contrary herein, this Section 2.19 shall supersede any provisions in Sections 2.12 or 10.1 to the contrary and the Borrower and the Administrative Agent may amend Section 2.12 to implement any Incremental Amendment. 2.20 Refinancing Amendments. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Permitted Credit Agreement Refinancing Debt in respect of all or any portion of the Loans then outstanding under this Agreement (which for purposes of this clause will be deemed to include any then outstanding Other Loans) in the form of Other Loans or Other Commitments pursuant to a Refinancing Amendment; it being understood that Amendment No. 4 constitutes a “Refinancing Amendment” with respect to the establishment of the Term B-4 Commitments as “Other Commitments” and the Term B-4 Loans as “Other Loans”; provided that such Permitted Credit Agreement Refinancing Debt: (i) shall not be permitted to rank senior in right of payment or security to the other Loans and Commitments hereunder; (ii) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrower and the Lenders thereof; (iii) will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Loans being Refinanced; (iv) subject to clause (ii) above, will have terms and conditions that are either substantially identical to, or, taken as a whole, less favorable to the Lenders or Additional Lenders providing such Permitted Credit Agreement Refinancing Debt than, the Refinanced Debt; and (v) the proceeds of such Permitted Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Loans being so Refinanced; provided, further, that the terms and conditions applicable to such Permitted Credit Agreement Refinancing Debt may provide for any financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Permitted Credit Agreement Refinancing Debt is issued, incurred or obtained. -89-

The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 (unless waived by the Lenders providing such Permitted Credit Agreement Refinancing Debt) and, to the extent reasonably requested by the Administrative Agent, be subject to the receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1. (b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments). (c) Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any Intercreditor Agreement (or to effect a replacement of any Intercreditor Agreement) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. (d) Notwithstanding anything to the contrary in this Agreement, this Section 2.20 shall supersede any provisions in Sections 2.12 or 10.1 to the contrary and the Borrower and the Administrative Agent may amend Section 2.12 to implement any Refinancing Amendment. 2.21 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted in the definitions of “Required Lenders” and “Majority Lenders” and otherwise as set forth in Section 10.1. (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans and such Lender is a Defaulting -90-

Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.21(a)(ii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) No Release. The provisions hereof attributable to Defaulting Lenders shall not release or excuse any Defaulting Lender from failure to perform its obligations hereunder. 2.22 Loan Modification Offers. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Modification Offer, a “Specified Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower; provided that (i) any such offer shall be made by the Borrower to all Lenders with Loans with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans), (ii) no Default or Event of Default shall have occurred and be continuing at the time of any such offer and (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than five Business Days nor more than 45 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent); provided that, notwithstanding anything to the contrary, (x) assignments and participations of Specified Classes shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions than those set forth in Section 10.6, and (y) no repayment of Specified Classes shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such Lender’s acceptance has been made. No Lender shall have any obligation to accept any Loan Modification Offer. -91-

(b) A Permitted Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Modification Agreement”) executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. No Loan Modification Agreement shall provide for any extension of any Specified Class in an aggregate principal amount that is less than 25% of such Specified Class then outstanding or committed, as the case may be. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.22, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that (x) no Loan Modification Agreement may provide for (i) any Specified Class to be secured by any Collateral or other assets of any Group Member that does not also secure the Loans and (ii) so long as any Loans are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Loans on a pro rata basis; and (y) the terms and conditions of the applicable Loans and/or Commitments of the Accepting Lenders (excluding pricing, fees, rate floors and optional prepayment or redemption terms) shall be substantially identical to, or (taken as a whole) shall be no more favorable to, the Accepting Lenders than those applicable to the Specified Class (except for financial covenants or other covenants or provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer, as may be agreed by the Borrower and the Accepting Lenders). (c) Subject to Section 2.22(b), the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Modification Agreement that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable Classes be extended. (d) Notwithstanding anything to the contrary in this Agreement, this Section 2.22 shall supersede any provisions in Sections 2.12 or 10.1 to the contrary and the Borrower and the Administrative Agent may amend Section 2.12 to implement any Loan Modification Agreement. 2.23 MIRE Event. Notwithstanding anything to the contrary herein, if there are Mortgages at such time, any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated shall be subject to flood insurance due diligence and flood insurance compliance in accordance with Section 5.5 hereto. SECTION 3 REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Loan Party (in the case of Holdings, only in respect of itself to the extent set forth in this Section 3) hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that: 3.1 Financial Condition. (a) The unaudited balance sheets and related unaudited statements of income and comprehensive income and statement of cash flows related to the Company Borrower for the fiscal quarter ended June 28, 2014 present fairly in all material respects the consolidated financial condition of the Company Borrower and its consolidated Subsidiaries as at such applicable date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal quarters then ended. All such -92-

financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. (b) The audited balance sheets for the fiscal years ended December 31, 2013 and December 31, 2012 and related statements of income and comprehensive income and statements of cash flows related to the Company Borrower for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, in each case reported on by and accompanied by an unqualified report as to going concern or scope of audit from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Company Borrower and its consolidated Subsidiaries as at such applicable date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). 3.2 No Change. Since December 31, 2016, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect. 3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and (where applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and (where applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clauses (a) (as it relates to good standing), (c) and (d) above, to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement and to authorize the other Transactions. (b) No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.15. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the consummation of the Transactions, except (x) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (y) the filings referred to in Section 3.15 and (iii) those, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect. (c) Each Loan Document has been duly executed and delivered on behalf of each applicable Loan Party. This Agreement constitutes, and each other Loan Document upon execution will -93-

constitute, a legal, valid and binding obligation of each applicable Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings and guarantees hereunder and the use of the proceeds thereof will not violate any material Requirement of Law, any Contractual Obligation of any Group Member that is material to the Company Borrower and its Subsidiaries, taken as a whole, or the Organizational Documents of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents and the ABL Documents). The consummation of the Transactions will not (a) violate (x) any Requirement of Law or any Contractual Obligation of any Group Member, except as would not reasonably be expected to have a Material Adverse Effect or (y) the Organizational Documents of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents and the ABL Documents). 3.6 Litigation. No litigation, suit or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Group Member or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to have a Material Adverse Effect. 3.7 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.6 and except where the failure to have such title or other interest would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.8 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Group Members own, or are licensed to use, all intellectual property necessary for the conduct in all material respects of the business of the Company Borrower and its Restricted Subsidiaries, taken as a whole, as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any intellectual property or the validity or effectiveness of any Group Member’s intellectual property or alleging that the conduct of any Group Member’s business infringes or violates the rights of any Person, nor does Holdings or the Borrower know of any valid basis for any such claim except for such claims that could not reasonably be expected to impair or interfere in any material respect with the operations of the business conducted by the Company Borrower and its Restricted Subsidiaries, taken as a whole, or result in a Material Adverse Effect. 3.9 Taxes. Except as set forth on Schedule 3.9 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Group Member has filed or caused to be filed all Tax returns that are required to be filed and has paid all Taxes due and payable (including in its capacity as a withholding agent), whether or not shown on such Tax returns, and any assessments made against it or any of its property by any Governmental Authority (other than any -94-

amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); and (ii) no Tax Lien has been filed, and, to the knowledge of any of the Group Members, no claim is being asserted, with respect to any such tax, fee or other charge. No Tax assessment, deficiency or other claim has been filed, and, to the knowledge of any of the Group Members, is being threatened in writing, with respect to any Taxes that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 3.10 Federal Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for the purpose of buying or carrying Margin Stock or for any purpose that violates the provisions of the Regulations of the Board. 3.11 ERISA. Neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Plan has been operated and maintained in compliance in all respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA. No such Multiemployer Plan is in Reorganization or Insolvent. 3.12 Investment Company Act. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time. 3.13 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) the facilities and real properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and (to the knowledge of the Group Members) have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law; (b) no Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does any Loan Party have knowledge that any such notice is being threatened; (c) Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of from the Properties in violation of, or in a manner or to a location that is reasonably expected to give rise to liability under, any Environmental Law; (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law to which any Group -95-

Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; (e) the Properties and all operations at the Properties are in compliance, and (to the knowledge of the Group Members) have in the past been in compliance, with all applicable Environmental Laws; (f) to the knowledge of the Group Members, there are no past or present conditions, events, circumstances, facts, or activities that would reasonably be expected to give rise to any liability or other obligation for any Group Member under any Environmental Laws; (g) no Group Member has assumed any liability of any other Person under Environmental Laws. 3.14 Accuracy of Information, etc. No statement or information concerning any Group Member or the Business contained in this Agreement, any other Loan Document, the Lender Presentation or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained, as of the date such statement, information, document or certificate was so furnished (or, in the case of the Lender Presentation, as of the Amendment No. 4 Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company Borrower to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized. 3.15 Security Documents. (a) Each of the Security Documents is effective to create or record in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) the Capital Stock described in the Security Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction, when certificates representing such Capital Stock are delivered to the Administrative Agent, and (ii) in the case of the other Collateral not described in clause (i) constituting personal property described in the Security Agreement, when financing statements and other filings, agreements and actions specified on Schedule 3.15(a) in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 3.15(a), as the case may be, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Permitted Liens). Other than as set forth on Schedule 3.15(a), as of the Closing Date, none of the Capital Stock of the Borrower or Company Subsidiary Guarantor that is a limited liability company or partnership is a Certificated Security (as defined in the Security Agreement). -96-

(b) Each of the Mortgages delivered on or after the Closing Date is, or upon execution and recording will be, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the recording offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than holders of Permitted Liens. Schedule 1.1C lists, as of the Closing Date, each Material Property located in the United States and held by any Loan Party. 3.16 Solvency. As of the Closing Date, the Group Members, on a consolidated basis, after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, will be and will continue to be, Solvent. 3.17 Patriot Act; FCPA; OFAC. (a) To the extent applicable, each Loan Party and each Group Member is in compliance, in all material respects, with the Patriot Act. (b) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents, to the extent acting on behalf of the Borrower or its Subsidiaries, with applicable Sanctions and the U.S. Foreign Corrupt Practices Act of 1977, as amended, and, to the knowledge of the Borrower, other applicable anti-corruption laws, and the Borrower, Holdings, their respective Subsidiaries and their respective officers, directors and employees and, to the knowledge of the Borrower, their respective agents, are in compliance with applicable Sanctions, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and, to the knowledge of the Borrower, other applicable anti-corruption laws, in all material respects. None of (a) the Borrower, any Restricted Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent, affiliate or other representative of the Borrower or any Subsidiary is a Sanctioned Person, nor is the Borrower or any Subsidiary located, organized or resident in a Sanctioned Country. No use of proceeds of the Loan by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents will violate applicable Sanctions, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or to the knowledge of the Borrower, any other applicable anti-corruption laws. 3.18 Status as Senior Indebtedness. The Obligations under the Facilities constitute “senior debt,” “senior indebtedness,” “guarantor senior debt,” “senior secured financing” and “designated senior indebtedness” (or any comparable term) for all Indebtedness (if any) that is subordinated in right of payment to the Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, no officer of any Group Member shall have any personal liability in connection with the representations and warranties and other certifications in this Agreement or any other Loan Document. SECTION 4 CONDITIONS PRECEDENT 4.1 Conditions to Closing Date. The agreement of each Lender to make the Loan to be made by it under this Agreement on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent: -97-

(a) Loan Documents. The Administrative Agent shall have received: (i) this Agreement, executed and delivered by the Borrower, each Guarantor and each Person listed on Schedule 1.1A; (ii) the Security Agreement, executed and delivered by the Borrower and the Guarantors; (iii) the ABL-Term Intercreditor Agreement, executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the ABL Agent; (iv) [reserved]; (v) [reserved]; (vi) the Intellectual Property Security Agreements, executed and delivered by each applicable Loan Party; (vii) each other Security Document, executed and delivered by each applicable Loan Party; (viii) each Note, executed by the Borrower in favor of each Lender requesting the same; (ix) [reserved]; (x) [reserved]; (xi) [reserved]; and (xii) a Borrowing Request, executed and delivered by the Company Borrower and/or Tower Borrower. (b) ABL Documents. The ABL Documents shall be in full force and effect. (c) Existing Debt Release/Repayment. The Existing Debt Release/Repayment shall have been or, substantially concurrently with the borrowing of the Loans shall be, consummated, and after giving effect to the Transactions, the Group Members shall have outstanding no Indebtedness other than (i) the Loans, (ii) Indebtedness in respect of the ABL Credit Agreement and (iii) Indebtedness permitted to be outstanding under Section 6.1(b)(iii) of this Agreement. (d) Financial Statements. The Lenders shall have received (a) audited balance sheets for the fiscal years ended December 31, 2013 and December 31, 2012 and related statements of income and comprehensive income and statements of cash flows related to the Company Borrower for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 and (b) unaudited balance sheets and related statements of income and comprehensive income and statement of cash flows related to the Company Borrower for the fiscal quarter ended June 28, 2014. (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date, and all expenses required to be paid on the Closing Date for which reasonably detailed invoices have been presented (including the reasonable, fees and expenses of -98-

legal counsel to the Administrative Agent) to the Company Borrower at least three Business Days prior to the Closing Date. (f) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Closing Date and (ii) a good standing certificate (long form, to the extent available) for each Loan Party from its jurisdiction of organization. (g) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties, and executed legal opinions of each local counsel to the Loan Parties set forth on Schedule 4.1(h), each of which shall be in form and substance reasonably satisfactory to the Administrative Agent. (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock (to the extent certificated) pledged pursuant to the Security Agreement, the Onex Pledge Agreement and the Canadian Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (i) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been executed and delivered to the Administrative Agent in proper form for filing, registration or recordation. (j) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate, which demonstrates that the Group Members, on a consolidated basis, are and, after giving effect to the Transactions and the other transactions contemplated hereby, will be, Solvent. (k) Patriot Act. The Administrative Agent and the Lenders (to the extent reasonably requested in writing at least 10 days prior to the Closing Date) shall have received, at least three Business Days prior to the Closing Date, all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act. (l) Representations and Warranties. The representations and warranties set forth in Section 3 shall be true and correct in all material respects (or, if already qualified by “materiality,” “Material Adverse Effect” or similar phrases, in all respects (after giving effect to such qualification)) on and as of the Closing Date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only to be true and accurate as of such date). -99-

(m) No Material Adverse Effect. Since December 31, 2013, there shall not have been any event, occurrence or development that has had, or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. (n) Insurance Certificates. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.2(b) of the Security Agreement. (o) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower confirming satisfaction of the conditions set forth in Section 4.2(a) and (b). (p) Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate in form reasonably acceptable to it as well as UCC, tax, judgment lien and intellectual property lien searches reasonably requested by the Administrative Agent. 4.2 Conditions to Each Borrowing Date. The agreement of each Lender to make any extension of credit requested to be made by it on any date (other than its initial extension of credit on the Closing Date or any Incremental Loan) is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date. (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the extensions of credit requested to be made on the Closing Date. SECTION 5 AFFIRMATIVE COVENANTS Holdings and the Company Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, and all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each of Holdings and the Company Borrower shall, and shall cause each if its Restricted Subsidiaries to: 5.1 Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender): (a) as soon as available, but in any event within 90 days after the last day of each fiscal year of the Company Borrower ending thereafter, a copy of the audited consolidated balance sheet of the Company Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which opinion shall not be subject to qualification as to scope or contain any “going concern” qualification or exception other than with respect to or resulting from (i) the maturity of any Indebtedness under this Agreement, the ABL Credit -100-

Agreement or the Senior Notes or (ii) any potential inability to satisfy any financial covenant under any agreement governing any Indebtedness on a future date or for a future period (provided that delivery within the time periods specified above of copies of the Annual Report on Form 10-K of the Company Borrower (or any direct or indirect parent company thereof) filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(a)); and (b) as soon as available, but in any event within 45 days after the last day of the first three fiscal quarters of each fiscal year of the Company Borrower, the unaudited consolidated balance sheet of the Company Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous fiscal quarter of the previous year, certified by a Responsible Officer as fairly stating in all material respects the financial position of the Company Borrower and its consolidated Subsidiaries in accordance with GAAP for the period covered thereby (subject to normal year-end audit adjustments and the absence of footnotes) (provided that delivery within the time periods specified above of copies of the Quarterly Report on Form 10-Q of the Company Borrower (or any direct or indirect parent company thereof) filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(b)). Notwithstanding the foregoing, the delivery by the Company Borrower of all such financial statements and related deliverables required pursuant to clauses (a) and (b) above of Holdings (or any direct or indirect parent company thereof) and its consolidated Subsidiaries (and not the Company Borrower and its consolidated Subsidiaries), whether or not such filings are filed with the SEC, shall be deemed to satisfy the requirements of Sections 5.1(a) and (b). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except as otherwise provided below) in accordance with GAAP applied consistently (except to the extent any such inconsistent application of GAAP has been approved by such accountants (in the case of clause (a) above) or officer (in the case of clause (b) above), as the case may be, and disclosed in reasonable detail therein) throughout the periods reflected therein and with prior periods. 5.2 Certificates; Other Information. Furnish to the Administrative Agent (who shall promptly furnish to each Lender) or, in the case of clause (g), to the relevant Lender: (a) promptly upon the request of the Administrative Agent, in connection with the delivery of any financial statements or other information pursuant to Section 5.1 or this Section 5.2, confirmation of whether such statements or information contains any Private Lender Information. The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, Holdings, their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 5.1 or this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Company Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders, provided that if the Company Borrower has not indicated whether a document or notice delivered pursuant to Section 5.1 or this Section 5.2 contains Private Lender Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, Holdings, their respective Subsidiaries or their securities; (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of the Company Borrower and its consolidated -101-

Subsidiaries (or of Holdings (or any direct or indirect parent company thereof) and its consolidated Subsidiaries, as the case may be), which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof; (c) not later than five (5) Business Days after any delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (x) with respect to each annual financial statement commencing with the fiscal year of the Company Borrower (or Holdings or any direct or indirect parent company thereof, as the case may be) ending December 31, 2018 and only to the extent the Borrower would be required to prepay the Loans pursuant to Section 2.6(b), the amount, if any, of Excess Cash Flow for such fiscal year together with the calculation thereof in reasonable detail), and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party, (iii) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (ii) of the definition of the term “Immaterial Subsidiary”, (iv) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary and (v) a Compliance Certificate as contemplated by the definition of Applicable Margin; (d) [reserved]; (e) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 5.1(a) and (b) above, a narrative discussion and analysis of the financial condition and results of operations of the Company Borrower (or Holdings or any direct or indirect parent company thereof, as the case may be) and its Restricted Subsidiaries for such fiscal quarter or fiscal year, as applicable, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter (or for the entire such fiscal year most recently ended in the case of such discussion and analysis given after the end of such fiscal year), as compared to the comparable periods of the previous year (provided that delivery within the time periods specified above of copies of the Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as applicable, of the Company Borrower (or any direct or indirect parent company thereof) filed with the SEC shall be deemed to satisfy the requirements of this Section 5.2(e)); (f) promptly, copies of all financial statements and reports that the Company Borrower sends generally to the holders of any class of its debt securities or public equity securities, acting in such capacity, and, within five days after the same are filed, copies of all financial statements and reports that the Company Borrower may make to, or file with, the SEC (other than the items referred to in Sections 5.1(a), 5.1(b) and 5.2(e)); (g) promptly following any Lender's request therefor, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act; and (h) as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of any Group Member, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request. -102-

5.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Tax obligations of whatever nature, except (i) where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member. 5.4 Maintenance of Existence; Compliance with Law. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.7 or by the Security Agreement and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.5 Maintenance of Property; Insurance. (a) Keep all property (other than Intellectual Property) useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain all the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) maintain with insurance companies that the Company Borrower believes (in the good faith judgment of the management of the Company Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed insurance in at least such amounts (after giving effect to any self-insurance which the Company Borrower believes (in the good faith judgment of management of the Company Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company Borrower believes (in the good faith judgment of management of the Company Borrower) is reasonable and prudent in light of the size and nature of its business. The Administrative Agent shall be named as an additional insured or loss payee, as applicable, in respect of all applicable insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Company Borrower shall, or shall cause the applicable Loan Party to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Company Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property (if any), a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance (to the extent required by the preceding paragraph), as applicable, in each case in form and substance reasonably acceptable to the Administrative Agent. -103-

5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit, at the Borrower’s expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior written notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company Group Members with officers and employees of the Company Group Members and with their independent certified public accountants; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default and (ii) the Company Borrower shall have the right to be present during any discussions with accountants. 5.7 Notices. Promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) of: (a) the occurrence of any Default or Event of Default; (b) the following events, promptly and in any event within 30 days after the Company Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan in a material amount, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan that would result in the imposition of a material withdrawal liability, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination (in other than a “standard termination” as defined in ERISA), Reorganization or Insolvency of, any Plan; and (c) any development or event that has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Company Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto. 5.8 Environmental Laws. (a) Comply with, and take commercially reasonably action to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonably action to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and in the event that any Group Member shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such actions, or contest such requirement in good faith as provided herein, allow -104-

the Administrative Agent (at its election) to cause such actions to be performed, and promptly pay all costs and expenses (including attorneys’ and consultants’ fees, charges and disbursements) thereof or incurred by the Administrative Agent in connection therewith. 5.9 Additional Collateral, etc. (a) With respect to any property (to the extent included in the definition of Collateral) acquired at any time after the Closing Date by any Loan Party (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by clauses (6)(A), (8), (9), (12), (16), (26), (29), (35) and (38) of the definition of “Permitted Liens” to the extent and for so long as the obligations relating to such Liens do not permit a Lien on such property in favor of the Secured Parties) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, within 120 days (or such longer period as the Administrative Agent shall reasonably agree) (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such United States property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (subject to Permitted Liens) in such property, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may reasonably be requested by the Administrative Agent. (b) Subject to the last sentence of this paragraph, with respect to any interest in any Material Property either (i) owned at the Closing Date by any Loan Party or (ii) acquired by any Loan Party (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) after the Closing Date (other than any such real property subject to a Lien expressly permitted by clauses (8), (9) and (38) of the definition of “Permitted Liens” to the extent and for so long as the obligations relating to such Liens do not permit a Lien on such property in favor of the Secured Parties), within 120 days (or such longer period as the Administrative Agent shall reasonably agree, but (solely with respect to any such real property acquired after the Closing Date that constitutes Material Property) in no event prior to the date that is forty-five (45) days after the Company Borrower has given notice of such acquisition to the Administrative Agent and in no event prior to the Company Borrower receiving confirmation from the Administrative Agent that flood insurance due diligence and compliance in accordance with Section 5.5 hereof has been completed (it being understood that the applicable Loan Party’s obligation to grant a Mortgage shall be extended for so long as is required for the Lenders to complete such flood insurance due diligence and compliance)) of the Closing Date or the acquisition of such Material Property, as applicable, (i) execute and deliver a Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such interest in real property, (ii) if requested by the Administrative Agent, provide the Lenders with a Title Policy as well as a current ALTA survey thereof (or an existing ALTA survey (accompanied if necessary by a “no-change” affidavit and/or other documents)) sufficient to remove the survey exception from the Title Policy and to obtain survey coverage in the Title Policy, together with a surveyor’s certificate in form reasonably acceptable to the Administrative Agent; provided that with respect to the Mortgaged Properties listed on Schedule 1.1B for which any Loan Party delivers to the Administrative Agent a second lien priority Mortgage in lieu of a Title Policy the applicable Loan Party shall cause to be delivered to the Administrative Agent a current title search and PZR zoning report reasonably acceptable to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the enforceability, due authorization, execution and delivery of any such Mortgage and the Lien created thereby, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (iv) if requested by the Administrative Agent, a completed “Life-of-Loan” Federal Emergency Management Agency standard -105-

flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company Borrower), (v) if requested by the Administrative Agent, with respect to any property located in a special flood hazard area, provide a copy of, or a certificate as to coverage and a declaration page relating to, the insurance policies required by Section 5.5, each of which (a) shall be endorsed or otherwise amended to include a lender’s loss payable endorsement, (b) shall identify the address of each property located in a special flood hazard area, (c) shall indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (d) shall provide that the insurer will give the Administrative Agent 45 days written notice of cancellation or non-renewal, and (e) shall be otherwise in form and substance satisfactory to the Administrative Agent and (vi) provide evidence reasonably satisfactory to the Administrative Agent of payment by the Company Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies and endorsements contemplated by clause (ii) above. Notwithstanding the foregoing, no Loan Party (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) shall be required to provide a Mortgage with respect to any Excluded Assets. (c) With respect to (x) any new Subsidiary Guarantor created or acquired after the Closing Date by any Group Member (which, for the purposes of this Section 5.9(c), shall include any existing Group Member that ceases to be an Excluded Domestic Subsidiary or a Non-Guarantor Subsidiary) or (y) any Domestic Subsidiary that the Company Borrower, at its option, elects to cause to become a Subsidiary Guarantor, within 120 days (or such longer period as the Administrative Agent shall reasonably agree) after the date of such creation or acquisition or election (i) execute and deliver to the Administrative Agent such amendments to this Agreement and the Security Agreement or other Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary Guarantor that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary Guarantor (a) to execute and deliver to the Administrative Agent (x) a Guarantor Joinder Agreement or such comparable documentation requested by the Administrative Agent to become a Subsidiary Guarantor, (y) a joinder agreement to the Security Agreement, substantially in the form annexed thereto, (b) to take such actions reasonably necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary Guarantor, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent, and (c) to deliver to the Administrative Agent a certificate of such Subsidiary Guarantor, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. (d) With respect to any new Restricted Subsidiary which is directly owned by a Borrower or a Guarantor and is a CFC Holdco or a Foreign Subsidiary that is a CFC (in each case, other than an Immaterial Subsidiary), created or acquired after the Closing Date by any Loan Party, within 120 days (or such longer period as the Administrative Agent shall reasonably agree) after the date of such creation or acquisition (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or other Security Documents and, to the extent requested by the Administrative Agent, a security agreement compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, in each case, as the Administrative Agent reasonably -106-

deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (subject to Permitted Liens) in the Capital Stock of such CFC Holdco or Foreign Subsidiary that is a CFC that is directly owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding Voting Stock of any such CFC Holdco or Foreign Subsidiary that is a CFC be required to be so pledged), (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that in the event the stamp, excise or similar taxes of any jurisdiction applicable to the pledge of Capital Stock of any Foreign Subsidiary organized in such jurisdiction are excessive in relation to customary practices or the benefit afforded to the Secured Parties from such pledge and the compliance with the provisions of this Section 5.9(d) would result in the imposition of such stamp, excise or similar taxes on the Borrower and its Restricted Subsidiaries, the Administrative Agent may elect not to require the Loan Parties to pledge such Capital Stock of any such Foreign Subsidiary or not to require such pledge to be recorded or registered in any applicable jurisdiction, or may defer such requirement to such date or time as the Administrative Agent may determine. (e) With respect to any new Non-Guarantor Subsidiary created or acquired after the Closing Date by any Loan Party (but excluding any such Subsidiary the Capital Stock of which constitutes an Excluded Asset or that is a CFC Holdco or a Foreign Subsidiary that is a CFC), within 120 days (or such longer period as the Administrative Agent shall reasonably agree) after the date of such creation or acquisition (i) execute and deliver to the Administrative Agent such amendments to this Agreement and the Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (subject to Permitted Liens) in the Capital Stock of such Non-Guarantor Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member and (iii) cause such new Subsidiary Guarantor to deliver to the Administrative Agent a certificate of such Subsidiary Guarantor, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments. (f) Notwithstanding anything to the contrary in this Agreement (i) no actions in any jurisdiction outside the United States shall be required in order to create any security interests in assets located or titled outside of the United States, or to perfect any security interests in such assets, including any intellectual property registered or applied-for in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States) and (ii) in no event shall control agreements or perfection by control or similar arrangements be required with respect to any Collateral (including deposit or securities accounts), other than in respect of (x) certificated equity interests in the Borrower and its Restricted Subsidiaries otherwise required to be pledged pursuant to the terms of any Loan Document and (y) each intercompany note and promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; provided that, to the extent any deposit and securities accounts are under the control of the ABL Agent at any time pursuant to the terms of the ABL-Term Intercreditor Agreement, the ABL Agent shall act as agent and gratuitous bailee for the Administrative Agent for the purpose of perfecting the Administrative Agent’s Liens in such deposit and securities accounts. -107-

5.10 Credit Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Facilities provided for under this Agreement and a corporate rating by S&P and a corporate family rating by Moody’s for the Company Borrower (it being understood that there shall be no requirement to maintain any specific credit rating). 5.11 Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Borrower, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as the Administrative Agent may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord’s consents and estoppels, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, obtaining of title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Security Documents) to ensure that the Obligations are guaranteed by the Guarantors, on a first priority basis (subject to Permitted Liens) and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of the Loan Parties. 5.12 Designation of Unrestricted Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of Holdings as an Unrestricted Subsidiary and subsequently re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, so long as (i) after giving effect thereto, on a Pro Forma Basis as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered, the Company Borrower would have been able to Incur $1.00 of additional Indebtedness under Section 6.1(a) and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party or Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s or Restricted Subsidiary’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party or Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s or Restricted Subsidiary’s Investment in such Subsidiary. For the avoidance of doubt, the Borrower shall not be permitted to be an Unrestricted Subsidiary. 5.13 ERISA. Cause each Commonly Controlled Entity to maintain all Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan, ERISA, the Code and all other applicable laws, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.14 Use of Proceeds. The proceeds of the Loans made on the Closing Date were used to consummate the Transactions. The proceeds of Term B-1 Loans made on the Amendment No. 1 Effective Date were used to consummate the Amendment No. 1 Transactions. The proceeds of Term B-2 Loans made on the Amendment No. 2 Funding Date were used to consummate the Amendment No. 2 Transactions. The proceeds of Term B-3 Loans made on the Amendment No. 2 Funding Date were used to consummate the Amendment No. 3 Transactions. The proceeds of Term B-4 Loans made on the Amendment No. 4 Effective Date shall be used to consummate the Amendment No. 4 Transactions. The proceeds of the Additional Term B-4 Loans made on the Amendment No. 5 Effective Date shall be -108-

used for the purposes set forth in Amendment No. 5. The proceeds of the Incremental Loans shall be used for working capital and general corporate purposes of the Group Members. The proceeds of the Other Loans shall be used as provided in Section 2.20. 5.15 [Reserved]. 5.16 [Reserved]. 5.17 Post-Closing Actions. The Company Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described below as soon as commercially reasonable and by no later than the date set forth below with respect to such action or such later date as the Administrative Agent may reasonably agree: (a) The Company Borrower shall deliver to the Administrative Agent within 10 days after the Closing Date (or such later period agreed to by the Administrative Agent in its sole discretion), in respect of each Loan Party, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the secured parties, as an additional insured or loss payee, as the case may be, under all applicable insurance policies. SECTION 6 NEGATIVE COVENANTS Holdings and the Company Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each of Holdings and the Company Borrower shall, and shall cause its Restricted Subsidiaries to comply with this Section 6. 6.1 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company Borrower shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company Borrower and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Company Borrower and any of its Restricted Subsidiaries may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, however, that, on a pro forma basis, together with any amounts Incurred or issued, as applicable, and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to Section 6.1(b)(xiv) and Section 6.1(b)(xxiii), no more than the greater of $175,000,000 and 5.00% of Total Assets of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred or issued, as applicable, pursuant to this clause (xxiii) shall be incurred by Restricted Subsidiaries that are not Guarantors; -109-

(b) The limitations set forth in Section 6.1(a) shall not apply to (such Indebtedness, and any Indebtedness permitted to be Incurred pursuant to Section 6.1(a), “Permitted Debt”): (i) Indebtedness Incurred pursuant to this Agreement and any other Loan Document; (ii) Indebtedness Incurred pursuant to the ABL Documents; provided, that the aggregate amount of Indebtedness permitted under this clause (ii) shall not exceed an amount equal to the greater of (a) $400,000,000 and (b) the sum of (w) 85% of the book value of the accounts receivable of the Company Borrower and its Restricted Subsidiaries, (x) 80% of the book value of the inventory of the Company Borrower and its Restricted Subsidiaries, and (y) 50% of the book value of the equipment of the Company Borrower and its Restricted Subsidiaries (such clauses (b)(w), (x) and (y), collectively, the “Borrowing Base”); (iii) Indebtedness existing on the Amendment No. 4 Effective Date (other than Indebtedness described in clauses (i) and (ii) of this Section 6.1(b)); provided, that any Indebtedness in excess of $20,000,000 (other than any intercompany Indebtedness) shall be set forth on Schedule 6.1; (iv) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt; (v) Permitted Unsecured Refinancing Debt; (vi) Indebtedness not to exceed (I) an amount equal to the sum of (a) an unlimited amount at any time so long as the Total Net First Lien Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Indebtedness) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered (calculated assuming that such Indebtedness is fully drawn throughout such period) does not exceed 4.35 to 1.00 (without giving effect to any contemporaneous borrowing under clause (c) below), plus (b) the amount of all prior voluntary prepayments of the Loans, Incremental Loans and Indebtedness incurred pursuant to this Section 6.1(b)(vi)(I) that is secured by the Collateral on a pari passu basis with the Obligations prior to such time (less, in the case of this clause (b), the aggregate principal amount of Indebtedness Incurred under Section 2.19(a)(i)(y) or Section 6.1(b)(vi)(II)(b)), plus (c) the greater of (I) $450,000,000 and (II) Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered does not exceed, calculated on a Pro Forma Basis (less, in the case of this clause (c), the aggregate principal amount of Indebtedness Incurred under Section 2.19(a)(i)(z) or Section 6.1(b)(vi)(II)(c)); provided that the Borrower may incur such Indebtedness under any of clause (a), (b), or (c) above in such order as it may elect in its sole discretion and (II) an amount equal to the sum of (a) an unlimited amount at any time so long as the Total Net Secured Leverage Ratio on a Pro Forma Basis (but without giving effect to the cash proceeds remaining on the balance sheet of such Indebtedness) as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered (calculated assuming that such Indebtedness is fully drawn throughout such period) does not exceed 5.35 to 1.00, plus (b) the amount of all prior voluntary prepayments of any Indebtedness incurred pursuant to this Section 6.1(b)(vi)(II) that is secured by the Collateral on a -110-

junior lien basis to the Obligations prior to such time, plus (c) the greater of (I) $450,000,000 and (II) Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered does not exceed, calculated on a Pro Forma Basis (less, in the case of this clause (c), the aggregate principal amount of Indebtedness Incurred under Section 2.19(a)(i)(z) or Section 6.1(b)(vi)(I)(c)); provided that the Borrower may incur such Indebtedness under any of clause (a), (b), or (c) above in such order as it may elect in its sole discretion; provided, further, that the Borrower may redesignate any such Indebtedness originally designated as Incurred pursuant to Section 6.1(b)(vi)(I)(c) or Section 6.1(b)(vi)(II)(c) if, at the time of such redesignation, the Borrower would be permitted to incur under Section 6.1(b)(vi)(I)(a) or Section 6.1(b)(vi)(II)(a), respectively, the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur indebtedness under Section 6.1(b)(vi)(I)(c) or Section 6.1(b)(vi)(II)(c) as of the date of such redesignation by the amount of such Indebtedness so redesignated); provided further, that the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause (vi) by Restricted Subsidiaries that are Non-Guarantor Subsidiaries, taken together with all other Indebtedness Incurred and Disqualified Stock and Preferred Stock issued pursuant to this proviso to this clause (vi), shall not exceed the greater of $100,000,000 and 3.50% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding; provided, further, that the Applicable Requirements shall have been satisfied; provided, further, that no Indebtedness under this clause (vi) may be Incurred at any time that a Default or Event of Default (or, in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing; provided, further, that, any Indebtedness in the form of loans Incurred under clause (vi)(I) on or prior to the date that is six (6) months after the Amendment No. 4 Effective Date (other than Indebtedness in an aggregate principal amount that does not exceed $50,000,000) that (a) is incurred pursuant to Section 6.1(b)(vi)(I)(a) or Section 6.1(b)(vi)(II)(a) (excluding any Indebtedness redesignated thereunder), (b) ranks equal in right of payment with the Term B-4 Loans and is secured by the Collateral on a pari passu basis with the Obligations, (c) is broadly syndicated, (d) is scheduled to mature prior to the date that is twelve (12) months after the Maturity Date and (e) is denominated in U.S. Dollars shall be subject to Section 2.19(a)(vii), mutatis mutandis; (vii) Indebtedness (including Capitalized Lease Obligations, mortgage financings or purchase money obligations) Incurred by the Company Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Company Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Company Borrower to finance or Refinance, all or any part of the acquisition, purchase, lease, construction, design, installation, repair, replacement or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company Borrower or its Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount, including all Indebtedness Incurred to renew, refund, Refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (vii), not to exceed the greater of $125,000,000 and 4.25% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding; (viii) Indebtedness (x) in respect of any bankers’ acceptance, bank guarantees, discounted bill of exchange or the discounting or factoring of receivables for credit management purposes, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business and (y) constituting reimbursement obligations with -111-

respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance; (ix) Indebtedness arising from agreements of the Company Borrower or a Restricted Subsidiary of the Company Borrower providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company Borrower in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (x) shares of Preferred Stock of a Restricted Subsidiary issued to the Company Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock; (xi) Indebtedness or Disqualified Stock of (a) a Restricted Subsidiary to the Company Borrower or (b) the Company Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that if the Company Borrower or a Guarantor Incurs such Indebtedness or issues such Disqualified Stock to a Restricted Subsidiary that is not the Company Borrower or a Guarantor such Indebtedness or Disqualified Stock, as applicable, is subordinated in right of payment to the Loans or the Guarantee of such Guarantor, as the case may be (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness or Disqualified Stock, as applicable, ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock, as applicable, (except to the Company Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or Disqualified Stock, as applicable; (xii) Hedging Obligations Incurred in the ordinary course of business and not for speculative purposes; (xiii) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds, performance and completion guarantees, statutory, export or import indemnities, customs and completion guarantees (not for borrowed money) and similar obligations provided by the Company Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business and consistent with past practice; (xiv) Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xiv), does not exceed the greater of $250,000,000 -112-

and 8.50% of Total Assets (at the time such Indebtedness is Incurred) at any one time outstanding; provided, however, that, on a pro forma basis, together with any amounts Incurred or issued, as applicable, and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to Section 6.1(a) and Section 6.1(b)(xxiii)(x), no more than the greater of $175,000,000 and 5.00% of Total Assets of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred or issued, as applicable, pursuant to this clause (xiv) shall be incurred by Restricted Subsidiaries that are not Guarantors; (xv) any guarantee by Holdings or any of its Restricted Subsidiaries of Indebtedness or other obligations of Holdings or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by Holdings or such Restricted Subsidiary is permitted under the terms of this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Loans or the Guarantee of any Guarantor, any such guarantee of Holdings or such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Guarantee of Holdings or such Restricted Subsidiary substantially to the same extent as such Indebtedness is subordinated to the Loans or the Guarantee of Holdings or such Restricted Subsidiary, as applicable; (xvi) any Indebtedness Incurred pursuant to Sale Leaseback Transactions; (xvii) the Incurrence by the Company Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company Borrower that serves to refund, Refinance, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under clause (a) of this Section 6.1 and clauses (b)(ii), (b)(iii), (b)(vi), (b)(vii), (b)(xiv), (b)(xvii), (b)(xx), (b)(xxii), (b)(xxiii), (b)(xxiv), (b)(xxix), (b)(xxx) and (b)(xxxi) of this Section 6.1 or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or Refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, fees and expenses, including any premium and defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness: (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, being refunded or Refinanced; (B) has a stated maturity which is no earlier than the stated maturity of the Indebtedness being refunded or refinanced; (C) to the extent such Refinancing Indebtedness Refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; (D) is Incurred in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) the amount necessary to pay accrued and unpaid interest, fees and expenses, including any premium and defeasance costs and fees Incurred in connection with such Refinancing; and -113-

(E) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company Borrower; (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (z) Indebtedness, Disqualified Stock or Preferred Stock of the Company Borrower or a Restricted Subsidiary that Refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; (xviii) (w) Settlement Indebtedness, (x) Indebtedness arising from Cash Management Services, (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (z) other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts; (xix) Indebtedness of the Company Borrower or any Restricted Subsidiary of the Company Borrower supported by a letter of credit or bank guarantee issued pursuant to this Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee; (xx) Contribution Indebtedness; (xxi) Indebtedness of the Company Borrower or any Restricted Subsidiary of the Company Borrower consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements; (xxii) [Reserved]; (xxiii) (x) Indebtedness, Disqualified Stock or Preferred Stock of the Company Borrower or any of its Restricted Subsidiaries Incurred to finance any investment or acquisition or (y) Acquired Indebtedness of the Company Borrower or any of its Restricted Subsidiaries; provided that, in either case, after giving effect to the transactions that result in the Incurrence or issuance thereof, on a pro forma basis, either (a) the Company Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) of this Section 6.1 or (b) the Fixed Charge Coverage Ratio of the Company Borrower and its Restricted Subsidiaries would not be less than immediately prior to such transactions; provided, however, that, on a pro forma basis, together with any amounts Incurred or issued, as applicable, and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to Section 6.1(a) and Section 6.1(b)(xiv), no more than the greater of $175,000,000 and 5.00% of Total Assets of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred or issued, as applicable, pursuant to this clause (xxiii) shall be incurred by Restricted Subsidiaries that are not Guarantors; (xxiv) the incurrence by the Company Borrower and any Guarantor of Indebtedness represented by the Senior Notes and the guarantees thereof, as applicable; (xxv) Guarantees (A) Incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (B) otherwise constituting Investments permitted under this Agreement; -114-

(xxvi) Indebtedness issued by the Company Borrower or any of its Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company Borrower or any direct or indirect parent company of the Company Borrower to the extent described in Section 6.2(b)(iv); (xxvii) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Company Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company Borrower and its Restricted Subsidiaries; (xxviii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; (xxix) Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn- outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any acquisition or other investment or any disposition, in each case, not prohibited under this Agreement; (xxx) Indebtedness of any Restricted Subsidiary that is not a Guarantor; provided that, at the time of any such incurrence of Indebtedness (and after giving pro forma effect thereto), the aggregate amount of Indebtedness incurred under this clause (xxx), when aggregated with the outstanding amount of Indebtedness of any Restricted Subsidiary that is not a Guarantor which serves to refinance any Indebtedness incurred as permitted under this clause (xxx) or any Indebtedness issued to so refund or refinance such Indebtedness, does not exceed the greater of (x) 5.00% of Total Assets and (y) $175,000,000 in the aggregate; and (xxxi) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx). (c) For purposes of determining compliance with this Section 6.1, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt (including clause (a) of this Section 6.1), the Company Borrower shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 6.1; provided, that, Indebtedness incurred under clauses (b)(i) or (b)(ii) of this Section 6.1 shall be deemed for all purposes of this Agreement to have been incurred under such clauses or subclauses and shall not be reclassified. With respect to clause (vii), (xiv), (xxix) and (xxx) of this Section 6.1, if at any time that the Company Borrower would be entitled to have incurred any then-outstanding item of Indebtedness under clause (a) of this Section 6.1, such item of Indebtedness shall be automatically reclassified into an item of Indebtedness incurred pursuant to clause (a) of this Section 6.1. The Company Borrower will also be entitled to divide, classify or reclassify an item of Indebtedness in more than one of the types of Permitted Debt described in clauses (a) and (b) of this Section 6.1 without giving pro forma effect to the Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) Incurred pursuant to clause (b) of this Section 6.1 when calculating the amount of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) that may be Incurred pursuant to clause (a) of this Section 6.1. For the avoidance of doubt, Indebtedness Incurred under any subclause of -115-

clause (a)(i) of Section 2.19 or any subclause of clause (b)(vi) of this Section 6.1 shall be deemed to have been Incurred solely pursuant to such specific subclause and shall not be permitted to be reclassified as Indebtedness Incurred under the other subclause of such Section 2.19(a) or 6.1(b)(vi), as applicable. For purposes of determining compliance with this Section 6.1, with respect to Indebtedness Incurred, re- borrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this Section 6.1 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent re-borrowing thereof. Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.1. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 6.1. (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. 6.2 Limitation on Restricted Payments. (a) The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) pay any dividend or make any distribution on account of the Company Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company Borrower (other than dividends, payments or distributions (A) payable solely in Equity Interests (other than Disqualified Stock) of the Company Borrower or to the Company Borrower and its Restricted Subsidiaries; or (B) by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company Borrower or a Restricted Subsidiary receives at least -116-

its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company Borrower or any other direct or indirect parent of the Company Borrower; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 6.1(b)(xi)); or (iv) make any Restricted Investment; (all such payments and other actions set forth in clauses (i) through (iv) above, other than any of the exceptions thereto, being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (2) in the case of Restricted Payments described in Sections 6.2(a)(i), (ii) and (iii) above, immediately after giving effect to such transaction on a pro forma basis, the Company Borrower could Incur $1.00 of additional Indebtedness under Section 6.1(a); and (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (b)(i), (b)(ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof only), (b)(vi)(C) and (b)(xvi) of this Section 6.2, but excluding all other Restricted Payments permitted by clause (b) of this Section 6.2), is less than the sum of, without duplication, (A) 50% of the Consolidated Net Income of the Company Borrower for the period (taken as one accounting period) from June 30, 2014 to the end of the Company Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the Company Borrower after the Closing Date from the issue or sale of Equity Interests of the Company Borrower or any direct or indirect parent of the Company Borrower (excluding (without duplication) Refunding Capital Stock (as defined below), Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or -117-

sale to a Restricted Subsidiary of the Company Borrower or an employee stock ownership plan or trust established by the Company Borrower or any of its Subsidiaries), plus (C) 100% of the aggregate amount of contributions to the capital of the Company Borrower received in cash and the Fair Market Value of property other than cash after the Closing Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and the Cash Contribution Amount), plus (D) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to the Company Borrower or an employee stock ownership plan or trust established by the Company Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Company Borrower or any Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Company Borrower or any direct or indirect parent of the Company Borrower (other than Disqualified Stock), plus (E) 100% of the aggregate amount received by the Company Borrower or any Restricted Subsidiary in cash and the Fair Market Value marketable securities or other of property other than cash received by the Company Borrower or any Restricted Subsidiary from: (I) the sale or other disposition (other than to the Company Borrower or a Restricted Subsidiary) of Restricted Investments made by the Company Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company Borrower and its Restricted Subsidiaries by any Person (other than the Company Borrower or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clauses (b)(vii) or (b)(x) of this Section 6.2), (II) the sale (other than to the Company Borrower or a Restricted Subsidiary of the Company Borrower) of the Capital Stock of an Unrestricted Subsidiary, or (III) any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus (F) in the event any Unrestricted Subsidiary of the Company Borrower has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company Borrower or a Restricted Subsidiary of the Company Borrower, in each case after the Closing Date, the Fair Market Value (as determined in -118-

accordance with the next succeeding sentence) of the Investment of the Company Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clauses (b)(vii) or (b)(x) of this Section 6.2 or constituted a Permitted Investment); plus (G) the aggregate amount of any retained Declined Proceeds; plus (H) $25,000,000. (b) The provisions of Section 6.2(a) will not prohibit: (i) the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement; (ii) (A) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company Borrower or any direct or indirect parent of the Company Borrower or any Restricted Subsidiary or Subordinated Indebtedness of the Company Borrower or any Restricted Subsidiary, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company Borrower or any direct or indirect parent of the Company Borrower to the extent the proceeds therefrom are contributed to the Company Borrower or contributions to the equity capital of the Company Borrower (other than any Disqualified Stock or any Equity Interests sold to the Company Borrower or any Subsidiary of the Company Borrower or to an employee stock ownership plan or any trust established by the Company Borrower or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 6.2(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, defease, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement; and (C) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company Borrower or to an employee stock ownership plan or any trust established by the Company Borrower or any of its Subsidiaries) of Refunding Capital Stock; (iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company Borrower or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company Borrower or a Restricted Subsidiary that is Incurred in accordance with Section 6.1so long as: (A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated -119-

Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs, required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired plus any fees and expenses Incurred in connection therewith, including reasonable tender premiums); (B) such Indebtedness is subordinated to the Facilities or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value; (C) such Indebtedness has a final scheduled maturity no earlier than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and (D) such Indebtedness has a Weighted Average Life to Maturity that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; (iv) the purchase, retirement, redemption or other acquisition (or dividends to the Company Borrower or any other direct or indirect parent of the Company Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of the Company Borrower or any other direct or indirect parent of the Company Borrower held by any future, present or former employee, director or consultant of the Company Borrower or any direct or indirect parent of the Company Borrower or any Subsidiary of the Company Borrower or their estates or the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $25,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50,000,000; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds received by the Company Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company Borrower or any other direct or indirect parent of the Company Borrower (to the extent contributed to the Company Borrower) to members of management, directors or consultants of the Company Borrower and its Restricted Subsidiaries or the Company Borrower or any other direct or indirect parent of the Company Borrower that occurs after the Closing Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (a)(iii) of this Section 6.2); plus (B) the cash proceeds of key man life insurance policies received by the Company Borrower or any direct or indirect parent of the Company Borrower (to the extent contributed to the Company Borrower) and its Restricted Subsidiaries after the Closing Date; -120-

provided that the Company Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year); in addition, cancellation of Indebtedness owing to the Company Borrower from any current or former officer, director or employee (or any permitted transferees thereof) of the Company Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Company Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.2 or any other provisions of this Agreement; (C) the amount of any bona fide cash bonuses otherwise payable to members of the board of directors, consultants, officers, employees, managers or independent contractors of direct or indirect parent companies of the Company Borrower, the Company Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the Fair Market Value of which is equal to or less than the amount of such cash bonuses; less (D) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (iv); provided further that cancellation of Indebtedness owing to the Company Borrower or any Restricted Subsidiary from members of the board of directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of direct or indirect parent companies of the Company Borrower, the Company Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company Borrower or any direct or indirect parent companies of the Company Borrower will not be deemed to constitute a Restricted Payment for purposes of this Agreement; (v) the payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company Borrower or any of its Restricted Subsidiaries and any Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 6.1; (vi) (A) the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date, (B) the payment of dividends to any direct or indirect parent of the Company Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company Borrower issued after the Closing Date; and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (b)(ii) of this Section 6.2; provided, however, that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of the Company Borrower and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company Borrower from any such sale of Designated Preferred Stock (other than Disqualified Stock issued after the Closing Date); -121-

(vii) [Reserved]; (viii) [Reserved]; (ix) Restricted Payments that are made with Excluded Contributions; (x) other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (x) subsequent to the Amendment No. 4 Effective Date, not to exceed the greater of $100,000,000 and 3.50% of Total Assets (at the time such Restricted Payment is made); (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock or other securities of, or Indebtedness owed to, the Company Borrower or a Restricted Subsidiary of the Company Borrower by, Unrestricted Subsidiaries; (xii) the payment of any dividends or other distributions or the making of loans or advances to any direct or indirect parent of the Company Borrower or a Restricted Subsidiary in amounts required for such parent to pay U.S. federal, state, foreign and/or local income taxes, (as the case may be) imposed on with respect to any taxable period in which the Company Borrower and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar income tax group (a “Tax Group”) of which such direct or indirect parent company of the Company Borrower is the common parent, foreign, federal, state and local income taxes that are attributable to the Company Borrower or its Subsidiaries; provided that, for each taxable period, in each case the amount of such payments made in respect such taxable period in the aggregate shall does not exceed the amount of such taxes that the Company Borrower and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the Company Borrower as the corporate common parent of such stand-alone Tax Group (reduced by any such taxes paid directly by the Company Borrower or any Subsidiary); (xiii) the payment of dividends, other distributions or other amounts to, or the making of loans or advances to any direct or indirect parent, in the amount required for such entity to, if applicable: (A) pay amounts equal to the amounts required for any direct or indirect parent of the Company Borrower to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of the Company Borrower or any direct or indirect parent of the Company Borrower, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Company Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Company Borrower, if applicable, and its Subsidiaries; (B) pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Company Borrower, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company Borrower or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company Borrower or any of its Restricted Subsidiaries Incurred in accordance with Section 6.1; -122-

(C) pay fees and expenses Incurred by any direct or indirect parent, other than to Affiliates of the Company Borrower, related to any equity or debt offering of such parent (whether or not successful); (D) reasonable and customary indemnification claims made by members of the board of directors or officers, employees, directors, managers, consultants or independent contractors of such parent entity attributable to the ownership or operations of the Company Borrower and its Restricted Subsidiaries; (E) fees and expenses otherwise permitted to be paid by the Company Borrower and any Restricted Subsidiaries under this Agreement; (F) to finance any Investment that, if made by the Company Borrower, would be permitted by this Agreement; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to clause (16) of the definition of “Permitted Investments”) to be contributed to the Company Borrower or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or amalgamate or consolidate with the Company Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted under Section 6.7 in order to consummate such acquisition or Investment (any such property or assets so contributed, merged or amalgamated shall be disregarded for purposes of determining any amount calculated under this Agreement with respect to contributions to the capital of the Company Borrower or any of its Restricted Subsidiaries; and (G) payments to the Sponsor (a) pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the Lenders in any material respect than the Management Agreement) or (b) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, in each case to the extent permitted under Section 6.5(b)(xii) and (b)(xiii); (xiv) (A) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (B) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award; (xv) Restricted Payments by any Restricted Subsidiary to the Company Borrower or direct or indirect parent companies of the Company Borrower to the extent the proceeds of such Restricted Payments are contributed or loaned or advanced to another Restricted Subsidiary; it being understood that, to the extent any such loan or advance was made by a direct or indirect parent company of the Company Borrower to any Restricted Subsidiary, the repayment of such loan or advance shall constitute a Restricted Payment; -123-

(xvi) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company Borrower and its Restricted Subsidiaries in connection with a change of control or an Asset Sale that is permitted under Section 6.4 and the other terms of this Agreement; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company Borrower (or a third party to the extent permitted by this Agreement) has applied such amounts in accordance with Section 2.6 as a result of such change of control or Asset Sale, as the case may be; (xvii) any joint venture that is not a Restricted Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to holders of its Equity Interests; (xviii) the Amendment No. 1 Distribution and any Additional Amendment No. 1 Distributions; (xix) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company Borrower; (xx) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company Borrower; (xxi) Restricted Payments; provided, that the Total Net Leverage Ratio, on a Pro Forma Basis as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Section 5.1(a) or (b), as the case may be, have been or were required to have been delivered, does not exceed 3.50 to 1.00; (xxii) Restricted Payments that are made with proceeds of Specified Dispositions; (xxiii) Restricted Payments made to fund any distributions in respect of any employee stock ownership plan; (xxiv) the Amendment No. 2 Distribution; (xxv) the declaration and payment of dividends or the payment of other distributions by the Company Borrower or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies to allow payments by the Company Borrower or any direct or indirect parent company of the Company Borrower in respect of withholding or similar taxes payable in connection with any grant or vesting of an Equity Interest to or by, or repurchase, or dividend or other distribution to facilitate a repurchase, of an Equity Interest from, any future, present or former employee, director, officer, manager or consultant (or their respective Control Investment Affiliates, Immediate Family Members or permitted transferees), or in connection with any repurchases of Equity Interests in consideration of such payments, including deemed repurchases in connection with the exercise of stock options, warrants or other incentive interests and the vesting of restricted stock and restricted stock units or any -124-

deemed repurchases of Equity Interests representing a portion of the exercise price of such options or warrants or other incentive interest; (xxvi) distributions or payments of Receivables Fees; (xxvii) payments to the Company Borrower or direct and indirect parent companies of the Company Borrower to permit such Person to honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and (xxviii) (a) the conversion of any Subordinated Indebtedness to Equity Interests (other than Disqualified Stock) of the Company Borrower or any of its direct or indirect parent companies, and (b) any payment that is intended to prevent any Subordinated Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code ; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (b)(x) and (b)(xxi) of this Section 6.2, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. (c) For purposes of this Section 6.2, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company Borrower may divide and classify such Investment or Restricted Payment in any manner that complies with this Section 6.2 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. 6.3 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to: (a) (i) pay dividends or make any other distributions to the Company Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company Borrower or any of its Restricted Subsidiaries; (b) make loans or advances to the Company Borrower or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to the Company Borrower or any of its Restricted Subsidiaries; except in each case for such encumbrances or restrictions existing under or by reason of: (A) contractual encumbrances or restrictions in effect or entered into or existing on the Amendment No. 4 Effective Date, including pursuant to this Agreement, the ABL Documents, Hedging Obligations and the other documents relating to the Transactions; -125-

(B) this Agreement, the Loan Documents, the ABL Documents and, in each case, any guarantees thereof; (C) applicable law or any applicable rule, regulation or order; (D) any agreement or other instrument of a Person or relating to Indebtedness or Capital Stock acquired by or merged or consolidated with or into the Company Borrower or any Restricted Subsidiary, or any transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation, which was in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Company Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in contemplation thereof), which encumbrance or restriction or condition set forth in such agreement is not applicable to any Person, or the properties or assets of any Person and its Subsidiaries, other than the Person and its Subsidiaries (and the Person into which such Person is merged or consolidated), or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed; (E) contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of any Capital Stock or assets of such Restricted Subsidiary; (F) Indebtedness secured by a Lien that is otherwise permitted to be Incurred pursuant to Sections 6.1 and 6.6 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (G) restrictions on cash (or Cash Equivalents) or other deposits or restrictions on net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens; (H) customary and usual provisions in joint venture, operating or other similar agreements, asset sale agreements and stock sale agreements in connection with the entering into of such transaction; (I) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature described in clause (c) of this Section 6.3 on the property so acquired; (J) customary provisions contained in leases, subleases, licenses, sublicenses, contracts, asset sale agreements and other similar agreements (i) entered into in the ordinary course of business (including licenses of intellectual property) that impose restrictions of the type described in clause (c) of this Section 6.3 on the property subject to such lease, license, contract or agreement or (ii) are otherwise permitted under this Agreement so long as such restrictions relate only to the assets subject thereto; (K) the Senior Notes Indenture, the Senior Notes and the guarantees thereof; (L) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company Borrower that is Incurred subsequent to the Closing Date pursuant to Section 6.1; provided that either (A) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company Borrower’s ability to make -126-

anticipated principal or interest payment on the Loans (as determined by the Company Borrower in good faith) or (B) such encumbrances and restrictions are not materially less favorable, taken as a whole, than those, in the case of encumbrances, outstanding on the Closing Date, and in the case of restrictions, contained in this Agreement; (M) any Restricted Investment not prohibited by Section 6.2 and any Permitted Investment; (N) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company Borrower or any Restricted Subsidiary thereof in any manner material to the Company Borrower or any Restricted Subsidiary thereof; (O) existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced; (P) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; (Q) customary provisions restricting the assignment of any agreement; (R) agreements entered into in connection with any Sale Leaseback Transaction permitted hereunder; (S) any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Restricted Subsidiary; (T) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Company Borrower, are necessary or advisable to effect such Receivables Facility; (U) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of direct or indirect parent companies of the Company Borrower, the Company Borrower or any Restricted Subsidiary; (V) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company Borrower has determined in good faith that such net worth -127-

provisions could not reasonably be expected to impair the ability of the Company Borrower and its Subsidiaries to meet their ongoing obligations; and (W) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 6.3 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (V) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company Borrower, not materially more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. For purposes of determining compliance with this Section 6.3, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company Borrower or a Restricted Subsidiary of the Company Borrower to other Indebtedness Incurred by the Company Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. 6.4 Asset Sales. The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless: (a) the Company Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company Borrower at the time of contractually agreeing to such Asset Sale) of the Equity Interests issued or assets sold or otherwise disposed of; (b) immediately before and after giving effect to such Asset Sale, no Event of Default has occurred and is continuing or would result therefrom; and (c) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefore received by the Company Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of: (i) any liabilities (as shown on the Company Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto for which internal financial statements are available immediately preceding such date, or, if incurred, increased or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected in the Company Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company Borrower) of the Company Borrower or any Restricted Subsidiary of the Company Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Company Borrower or such Restricted Subsidiary (or a third party on behalf of the transferee), as the case may be, from further liability or are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Company Borrower or its Restricted Subsidiaries); -128-

(ii) any notes or other obligations or other securities or assets received by the Company Borrower or such Restricted Subsidiary from such transferee that are converted by the Company Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received); (iii) any Designated Non-cash Consideration received by the Company Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (being measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $125,000,000 and 4.25% of Total Assets (at the time of the receipt of such Designated Non-Cash Consideration); (iv) Indebtedness of any Restricted Subsidiary of the Company Borrower that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company Borrower and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale; and (v) consideration consisting of Indebtedness of the Company Borrower or any Guarantor received from Persons who are not the Company Borrower or a Restricted Subsidiary, shall each be deemed to be Cash Equivalents for the purposes of this Section 6.4; After the Company Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale pursuant to clause (c) above, the Company Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale if and to the extent required by Section 2.6(c). 6.5 Transactions with Affiliates. (a) The Company Borrower shall not, and shall not permit any Restricted Subsidiaries of the Company Borrower to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable to the Company Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company Borrower or such Restricted Subsidiary with an unrelated Person. (b) The foregoing provisions will not apply to the following: (i) (A) transactions between or among (x) Holdings and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (y) Holdings and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), and (B) any merger or consolidation of the Company Borrower or any direct parent company of the Company Borrower, provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company Borrower and such merger or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose; -129-

(ii) (A) Restricted Payments permitted by Section 6.2 (including any payments that are exceptions to the definition of Restricted Payments set forth in Section 6.2(a)(i) through (iv)) and (B) Permitted Investments; (iii) transactions pursuant to compensatory, benefit and incentive plans and agreements with officers, directors, managers or employees of the Company Borrower or any of its Restricted Subsidiaries approved by a majority of the Board of Directors of the Company Borrower in good faith; (iv) the payment of reasonable and customary fees and reimbursements, reasonable out-of-pocket costs and compensation paid to, and indemnity and employment and severance and similar arrangements provided on behalf of, former members of the board of directors, current or future officers, directors, managers, distributors, employees or consultants of the Company Borrower or any Restricted Subsidiary or any direct or indirect parent of the Company Borrower; (v) transactions in which the Company Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Company Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a)(i) of this Section 6.5; (vi) payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes in the ordinary course of business; (vii) any agreement, instrument or arrangement as in effect as of the Closing Date or any transaction contemplated thereby, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not disadvantageous to Lenders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as reasonably determined by the Company Borrower in good faith); (viii) the existence of, or the performance by the Company Borrower or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (viii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect when taken as a whole; (ix) (A) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Company Borrower and the Restricted Subsidiaries of the Company Borrower in the reasonable determination of the Company Borrower, and are on terms at least as favorable as might reasonably -130-

have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business; (x) (v) the Transactions, (w) the Amendment No. 1 Transactions, (x) the Amendment No. 2 Transactions, (y) the Amendment No. 3 Transactions and (z) the Amendment No. 4 Transactions and, in each case, transactions reasonably related thereto; (xi) the sale or issuance of Equity Interests (other than Disqualified Stock) of the Company Borrower; (xii) [reserved]; (xiii) payments by the Company Borrower or any of its Restricted Subsidiaries to the Investors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions, divestitures or financing, which payments are (x) made pursuant to agreements with the Sponsor as in effect on the Closing Date or (y) approved by a majority of the Board of Directors of the Company Borrower or any direct or indirect parent of the Company Borrower in good faith or a majority of the disinterested members of the board of directors of the Company Borrower; (xiv) any contribution to the capital of the Company Borrower or any Restricted Subsidiary; (xv) transactions permitted by, and complying with, the provisions of Section 6.7; (xvi) transactions between the Company Borrower or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company Borrower or any direct or indirect parent of the Company Borrower; provided, however, that such director abstains from voting as a director of the Company Borrower or such direct or indirect parent of the Company Borrower, as the case may be, on any matter involving such other Person; (xvii) pledges of Equity Interests of Unrestricted Subsidiaries; (xviii) any employment agreements, option plans and other similar arrangements entered into by the Company Borrower or any of its Restricted Subsidiaries with employees or consultants in the ordinary course of business; (xix) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company Borrower or any direct or indirect parent of the Company Borrower or of a Restricted Subsidiary of the Company Borrower, as appropriate, in good faith; (xx) [reserved]; (xxi) any transaction involving aggregate consideration of less than $75,000,000 so long as any such transaction is approved by the Board of Directors of Holdings or its Restricted Subsidiaries, as applicable; -131-

(xxii) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Company Borrower or any of its Restricted Subsidiaries with current, former or future officers and employees of the Company Borrower or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company Borrower or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business; (xxiii) transactions with a Person that is an Affiliate of the Company Borrower solely because the Company Borrower, directly or indirectly, owns Equity Interests in, or controls, such Person entered into in the ordinary course of business; (xxiv) transactions listed on Schedule 6.5; (xxv) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; (xxvi) any agreement that provides customary registration rights to the equity holders of the Company Borrower or any direct or indirect parent of the Company Borrower and the performance of such agreements; (xxvii) payments to and from and transactions with any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto); (xxviii) transactions between any Group Member and any Person that is an Affiliate thereof solely due to the fact that a director of such Person is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent of Holdings, as the case may be, on any matter involving such other Person; (xxix) sales of accounts receivable, or participations therein, Receivables Assets or related assets in connection with any Receivables Facility; (xxx) investments by any of the Investors in securities of the Company Borrower or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.00% of the proposed or outstanding issue amount of such class of securities; (xxxi) employment and severance arrangements between the Company Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to clause (10) of the definition of Permitted Investments); (xxxii) transactions with affiliated captive insurers and insurance agencies in the ordinary course of business consistent with past practice; -132-

(xxxiii) any lease or sublease entered into between the Company Borrower or any Restricted Subsidiary, as lessee or sublessee and any Affiliate of the Company Borrower, as lessor or sublessor, which is approved by a majority of the disinterested members of the board of directors of the Company Borrower in good faith; (xxxiv) intellectual property licenses or sublicenses (including the provision of software under an open source license) in the ordinary course of business; or (xxxv) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary permitted under Section 6.4 or entered into with any Business Successor, in each case, that the Company Borrower determines in good faith is either fair to the Company Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions. 6.6 Liens. The Company Borrower shall not, and shall not permit any Restricted Subsidiary to, create or Incur any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company Borrower or any Guarantor. 6.7 Merger, Consolidation or Sale of All or Substantially All Assets. The Company Borrower shall not consolidate or merge with or into or wind up into (whether or not the Company Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless: (a) the Company Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company Borrower or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not a corporation, a co- obligor of the Obligations is a corporation organized or existing under such laws; (b) the Successor Company (if other than the Company Borrower) expressly assumes all the obligations of the Company Borrower under this Agreement and the other Loan Documents to which it is a party; (c) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (d) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either: (i) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.1(a); or -133-

(ii) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Company Borrower and its Restricted Subsidiaries immediately prior to such transaction; (e) if the Successor Company is an entity other than the Company Borrower, each Guarantor (unless it is the other party to the transactions described above) shall have by a Guarantor Joinder Agreement confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement and the other Loan Documents; and (f) the Company Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel (which may be subject to customary assumptions and exclusions) stating that such consolidation, merger or transfer complies with this Agreement and the other Loan Documents. The Successor Company (if other than the Company Borrower) will succeed to, and be substituted for, the Company Borrower under this Agreement and in such event the Company Borrower will automatically be released and discharged from its obligations under this Agreement and the other Loan Documents. Notwithstanding clauses (c) and (d) of this Section 6.7, (A) the Company Borrower may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose (including in connection with a liquidation) of all or part of its properties and assets to any Restricted Subsidiary and (B) the Company Borrower may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company Borrower in another state of the United States, the District of Columbia or any territory of the United States. No Guarantor will, and the Company Borrower will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose (including in connection with a liquidation) of all or substantially all of its properties or assets in one or more related transactions to, any Person (herein called the “Successor Guarantor”) unless (i) the surviving company (or company to which such assets are transferred) in such liquidation, merger, sale, transfer or other disposition is the Company Borrower or a Guarantor; or (ii): (A) such sale or disposition or consolidation or merger is not in violation of Section 6.4; (B) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (C) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Administrative Agent an Officer’s Certificate stating and an opinion of counsel (which may be subject to customary assumptions and exclusions) that such consolidation, merger or transfer complies with this Agreement; and (D) the Successor Guarantor expressly assumes all the obligations of such Guarantor under this Agreement and the other Loan Documents, pursuant to a Guarantor Joinder Agreement. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Agreement and such Guarantor’s Guarantee. Notwithstanding -134-

the foregoing, (x) a Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (y) a Guarantor may merge or consolidate with or transfer all or part of its properties or assets to another Guarantor or the Company Borrower and (z) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or any of the jurisdictions set forth in clause (x) of this sentence. 6.8 [Reserved]. 6.9 Changes in Fiscal Year. The Company Borrower shall not permit the fiscal year of the Company Borrower to end on a day other than December 31. 6.10 Negative Pledge Clauses. The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capitalized Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement in effect at the time any Person becomes a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary (or the assets of a Restricted Subsidiary) pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Amendment No. 4 Effective Date and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect, (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Foreign Subsidiaries or Non-Guarantor Subsidiaries permitted under Section 6.2; provided that such Indebtedness is only with respect to the assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements and (i) customary restrictions and conditions contained in agreements relating to Sale Leaseback Transactions. 6.11 Lines of Business; Holdings. The Company Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Company Borrower and the Restricted Subsidiaries are engaged on the Closing Date or that are reasonably related, complementary or ancillary thereto and reasonable extensions thereof. Holdings shall not own any material assets or engage in any business or activity other than (i) the ownership of all outstanding Capital Stock in the Company Borrower, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies including the other Group Members or other Subsidiaries of Holdings, (iv) the performance of obligations under the Loan Documents to which it is a party, (v) making and receiving Restricted Payments and Investments to the extent permitted by Section 6.2, (vi) Incurring and guaranteeing Indebtedness, (vii) establishing, creating, developing, registering, enforcing, prosecuting and maintaining, as applicable, bank accounts and intellectual property rights, (viii) entering into employment agreements and other arrangements with -135-

officers and directors, (ix) performing its obligations with respect to the Transactions, (x) engaging in any public offering of its common stock or any other issuance or sale of its Equity Interests, (xi) providing indemnification to officers, managers and directors, (xi) engaging in any activities incidental to compliance with the provisions of the Securities Act and the Exchange Act and similar laws and regulations of other jurisdictions and the rules of securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt-holders, (xii) engaging in activities required to comply with applicable laws, (xiii) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (xiv) in connection with, and following the completion of, a public offering, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings’ (or its direct or indirect parent’s) common stock and the continued existence of Holdings (or its direct or indirect parent) as a public company, (xv) performing its obligations under any management agreement with any Permitted Investor, (xvi) guaranteeing ordinary course obligations incurred by any of its Restricted Subsidiaries, (xviii) obligations in respect of the convertible preferred securities of Holdings issued to the Sponsor and certain other investors, and (xix) engaging in any activities incidental to the foregoing. SECTION 7 GUARANTEE 7.1 The Guarantee. (a) [Reserved]. (b) Each Company Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders to the Company Borrower, (ii) the Incremental Loans made by the Incremental Lenders to the Company Borrower, (iii) the Other Loans made by any lender thereof, and (iv) the Notes held by each Lender of the Company Borrower and (2) all other Obligations from time to time owing to the Secured Parties by the Company Borrower (such obligations under clauses (1) and (2) being herein collectively called the “Guarantor Obligations”). Each Company Guarantor hereby jointly and severally agrees that, if the Company Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantor Obligations, such Company Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantor Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. 7.2 Obligations Unconditional. The obligations of the Guarantors under Section 7.1, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guarantor Obligations of the Company Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantor Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Company Guarantor, as applicable (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor -136-

hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above; (b) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guarantor Obligations shall be extended, or such performance or compliance shall be waived; (c) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; (d) the maturity of any of the Guarantor Obligations shall be accelerated, or any of the Guarantor Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantor Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (e) any Lien or security interest granted to, or in favor of, any Lender or the Administrative Agent as security for any of the Guarantor Obligations shall fail to be valid or perfected or entitled to the expected priority; (f) the release of any other Guarantor pursuant to Section 7.9, or otherwise; or (g) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantor Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any Guarantor for the Guarantor Obligations, or of such Guarantor under the Guarantee or of any security interest granted by any Guarantor, whether in a proceeding under any Debtor Relief Law or in any other instance. Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, marshaling, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Company Borrower, as the case may be, under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantor Obligations. Each of the Guarantors waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantor Obligations and notice of or proof of reliance by any Secured Party upon the guarantee made under this Section 7 (this “Guarantee”) or acceptance of the Guarantee, and the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantee, and all dealings between the Company Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee. The Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantor Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Company Borrower or against any other person which may be or become liable in respect of all or any part of the Guarantor Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the applicable Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantor Obligations outstanding. -137-

7.3 Reinstatement. The obligations of the Guarantors under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company Borrower or any other Loan Party in respect of the Guarantor Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantor Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. 7.4 No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guarantor Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee, whether by subrogation, right of contribution or otherwise, against the Company Borrower, as applicable, or any other Guarantor of any of the Guarantor Obligations or any security for any of the Guarantor Obligations. 7.5 Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8) for purposes of Section 7.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 8 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Company Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.1. 7.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. 7.7 Continuing Guarantee. The Guarantee made by the Company Guarantors is a continuing guarantee of payment, and shall apply to all Guarantor Obligations whenever arising. 7.8 General Limitation on Guarantor Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the Guarantor Obligations of each Guarantor in respect of the Guarantee at any time shall be limited to the maximum amount as will result in the Guarantor Obligations of such Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such Guarantee and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, -138-

all guarantees of such Guarantor other than its Guarantee will be deemed to be enforceable and payable after the Guarantee. To the fullest extent permitted by applicable law, this Section 7.8 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor. 7.9 Release of Guarantors. A Company Subsidiary Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Company Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by this Agreement; provided that the Company Borrower shall have delivered to the Administrative Agent, at least five days, or such shorter period as the Administrative Agent may agree, prior to the date of the release, a written notice of such for release identifying the relevant Company Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Company Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to the Company Borrower, at the Company Borrower’s expense, all UCC termination statements and other documents that the Company Borrower shall reasonably request to evidence such release. 7.10 Right of Contribution. Each Company Subsidiary Guarantor hereby agrees that to the extent that a Company Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Company Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Company Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment Each Company Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.4. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Company Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Company Subsidiary Guarantor hereunder. Notwithstanding the foregoing, no Excluded ECP Guarantor shall have any obligations or liabilities to any Guarantor, the Administrative Agent or any other Secured Party with respect to Excluded Swap Obligations. 7.11 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Guarantee as it relates to such Loan Party voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until the termination and release of all Obligations in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 8 EVENTS OF DEFAULT 8.1 Events of Default. An Event of Default shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied: -139-

(a) the Company Borrower shall fail to make (x) any payment of principal of any Loan (other than any payment of principal required under Section 2.3(a)(i)), (y) any payment of principal required under Section 2.3(a)(i) within one Business Day or (z) any payment of interest on any Loan or any other payment hereunder or under any other Loan Document within three Business Days, in each case after any such amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Company Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect (except where such representations and warranties are already qualified by materiality, in which case, in any respect) on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, incorrect in any material respect as of such specific date), and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or (c) any Company Loan Party shall default in the observance or performance of any agreement contained in Section 5.4(a)(i) (in respect of the Company Borrower), Section 5.7(a) or Section 6 of this Agreement; or (d) any Company Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after notice to the Company Borrower from the Administrative Agent or the Required Lenders; or (e) any Company Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Company Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clause (i), (ii) or (iii) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 8.1(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $75,000,000; provided, further, that clause (iii) of this Section 8.1(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or (f) (i) Holdings, the Company Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking -140-

reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Company Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Company Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Company Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Company Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Company Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Company Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a complete or partial withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan that could give rise to liability under Title IV of ERISA; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (h) one or more judgments or decrees shall be entered against any Company Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (i) any of the Security Documents (with respect to a material portion of the Collateral) shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof, or any Company Loan Party or any Affiliate of any Company Loan Party shall so assert, or any Lien created by any of the Security Documents in any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) or take any other action within its control and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer -141-

has been notified and has not denied coverage and (y) the Company Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority; or (j) the Guarantee of Holdings or any Guarantor that is a Significant Subsidiary shall cease, for any reason, to be in full force and effect, other than as provided for in Sections 7.9 or 9.10, or any Company Loan Party or any Affiliate of any Company Loan Party shall so assert; or (k) a Change of Control shall occur. 8.2 [Reserved]. 8.3 Action in Event of Default. Upon any Event of Default specified in clause (i) or (ii) of Section 8.1(f), the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable and (b) if any other Event of Default under Section 8.1 occurs, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Company Borrower, declare the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.3, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. 8.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 8.3, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral in payment of the Obligations) in the following order: (a) First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (including all reasonable costs and expenses of every kind incurred in connection any action taken pursuant to any Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including Section 9-615(a)(3) of the UCC)), and all amounts for which Administrative Agent is entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under this Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under this Agreement or any other Loan Document, all in accordance with the terms hereof or thereof; (b) Second, for application by it towards all other Obligations (including, without duplication, Guarantor Obligations with respect to Loans), pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties (including all Obligations arising under Specified Swap Agreements); -142-

(c) Third, for application by it towards the ABL Obligations, if any, as and to the extent required by the Intercreditor Agreement; and (d) Fourth, any balance of such proceeds remaining after all of such obligations shall have been satisfied by payment in full in immediately available funds and the Commitments shall have been terminated, be paid over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. SECTION 9 ADMINISTRATIVE AGENT 9.1 Appointment and Authority. (a) Administrative Agent. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders and, except to the extent that any Group Member has any express rights under this Section 9, no Group Member shall have rights as a third party beneficiary of any of such provisions. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Qualified Counterparty and a potential Cash Management Provider) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 9 and Section 10, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy with respect to any Collateral against the Borrower or any other Loan Party or any other obligor under any of the Loan Documents, the Specified Swap Agreements or any Specified Cash Management Agreement (including, in each case, the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral of the Borrower or any other Loan Party, without the prior written consent of the Administrative Agent. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or a sale of any of the Collateral pursuant to Section 363 of the Bankruptcy Code, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, with the consent or at the direction of the Required Lenders, for the purpose of bidding and -143-

making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Company Borrower or any of their respective Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower or a Lender. (e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of -144-

any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. (f) The Administrative Agent shall not be responsible for, nor have any liability in connection with, maintaining, updating, monitoring or enforcing the list of Disqualified Lenders or for any assignment or participation to a Disqualified Lender. 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans. 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. 9.6 Resignation and Removal of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Company Borrower, not to be unreasonably withheld, for so long as no Event of Default set forth under Section 8.1(a) or 8.1(f) has occurred and is continuing, to appoint a -145-

successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, in consultation with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Requirement of Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to the approval of the Company Borrower, not to be unreasonably withheld, for so long as no Event of Default set forth under Section 8.1(a) or 8.1(f) has occurred and is continuing, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. -146-

9.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent, Joint Bookrunners or Joint Lead Arrangers listed on the cover page hereof, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners or, the Amendment No. 4 Lead Arrangers and Bookrunners or the Amendment No. 5 Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. 9.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8 and 10.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 10.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding. 9.10 Collateral and Guaranty Matters. (a) Each of the Lenders (including in its capacities as a potential Qualified Counterparty and a potential Cash Management Provider) irrevocably authorize the Administrative Agent (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1): (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (1) at the time the property subject to such Lien is disposed of or to be disposed of as part of or in connection with any disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (2) subject to Section 10.1, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (3) if the property subject to such Lien is owned by a Guarantor, -147-

upon release of such Guarantor from its obligations under the Guarantee or (4) that constitutes Excluded Assets; provided, that this clause (4) shall not apply to any Mortgaged Properties that are subject to a Mortgage as of the Amendment No. 4 Effective Date that constitute Excluded Assets solely as a result of Amendment No. 4; (ii) to release or subordinate, as expressly permitted hereunder, any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; and (iii) to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder. (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release (pursuant to clause (a) above) any Guarantor from its obligations under the Guarantee. (c) At such time as the Loans and the other Obligations (other than contingent obligations for which no claim has been made) shall have been satisfied by payment in full in immediately available funds and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Group Member under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. (d) If (i) a Guarantor was released from its obligations under the Guarantee or (ii) the Collateral was released from the assignment and security interest granted under the Security Document (or the interest in such item subordinated), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to) execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guarantee, the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Loan Documents and this Section 9.10. (e) If as a result of any transaction not prohibited by this Agreement (i) any Guarantor becomes an Excluded Domestic Subsidiary or a Foreign Subsidiary that is a CFC, then (x) such Guarantor’s Guarantee shall be automatically released, and (y) the Voting Stock of such Guarantor (other than 65% of the total outstanding Voting Stock of a CFC Holdco or Foreign Subsidiary that is a CFC that, in each case, is directly owned by a Borrower or a Guarantor) shall be automatically released from the security interests created by the Loan Documents, or (ii) any CFC Holdco or any Foreign Subsidiary that is a CFC ceases to be directly owned by a Borrower or Guarantor, then the Capital Stock of such Subsidiary shall be automatically released from any security interests created by the Loan Documents. In connection with any termination or release pursuant to this Section 9.10(e), the Administrative Agent and any applicable Lender shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.10(e) shall be without recourse to or warranty by the Administrative Agent or any Lender. -148-

9.11 Intercreditor Agreements. The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders. Except as otherwise expressly set forth herein or in any Security Document, no Qualified Counterparty or Cash Management Provider that obtains the benefits of Section 8.4, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Specified Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Provider or Qualified Counterparty, as the case may be. 9.12 Withholding Tax Indemnity. To the extent required by any applicable Requirement of Laws, the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or any other Loan Party pursuant to Section 2.14 and without limiting or expanding the obligation of the Borrower or any other Loan Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 9.13 Indemnification. Each of the Lenders agrees to indemnify the Administrative Agent, the Joint Lead Arrangers (and their Related Parties), the Amendment No. 1 Lead Arrangers and Bookrunners (and their Related Parties), the Amendment No. 2 Lead Arrangers and Bookrunners (and their Related Parties), the Amendment No. 3 Lead Arrangers and Bookrunners (and their Related Parties) and, the Amendment No. 4 Lead Arrangers and Bookrunners (and their Related Parties) and the Amendment No. 5 Lead Arrangers and Bookrunners (and their Related Parties) in their respective capacities as such (to the extent not reimbursed by any Loan Party and without limiting or expanding the obligation of the Loan Parties to do -149-

so), according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.13 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Joint Lead Arrangers or their Related Parties, the Amendment No. 1 Lead Arrangers and Bookrunners or their Related Parties, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners or their Related Parties or, the Amendment No. 4 Lead Arrangers and Bookrunners or their Related Parties or the Amendment No. 5 Lead Arrangers and Bookrunners or their Related Parties (the foregoing, the “Lender Indemnitees”) in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any other Person under or in connection with any of the foregoing; provided that no Lender shall be liable to any Lender Indemnitee for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they are (i) (A) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender Indemnitee, (B) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach of the Loan Documents by such Lender Indemnitee, or (C) are disputes that do not involve an act or omission by the Borrower, Holdings or any of their respective Affiliates and that are brought by any Lender Indemnitee against any other Lender Indemnitee (other than in its capacity as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, Amendment No. 1 Lead Arranger and Bookrunner, Amendment No. 2 Lead Arranger and Bookrunner, Amendment No. 3 Lead Arranger and Bookrunners, Amendment No. 4 Lead Arrangers and Bookrunners, Amendment No. 5 Lead Arrangers and Bookrunners or similar role hereunder) or (ii) settlements entered into by such person without such Lender’s written consent (such consent to not be unreasonably withheld, conditioned or delayed). The agreements in this Section 9.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. SECTION 10 MISCELLANEOUS 10.1 Amendments and Waivers. (a) Except as otherwise provided in Section 2.11(d) or clause (b) below, neither this Agreement nor any other Loan Document (or any terms hereof or thereof) may be amended, supplemented or modified other than in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms -150-

used in the leverage ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment or increase such Lender’s Commitment, in each case without the written consent of each Lender directly adversely affected thereby; (B) amend, modify, eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of all Lenders; (C) (x) reduce any percentage specified in the definition of Required Lenders, (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or (z) release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under Section 7 of this Agreement or under the Security Agreement, in each case without the written consent of all Lenders; (D) amend, modify or waive any provision of Section 2.12(a) or (b) which results in a change to the pro rata application of Loans under any Facility without the written consent of each Lender directly affected thereby in respect of each Facility adversely affected thereby, unless the amendment is made in connection with an amendment pursuant to paragraph (b) below, in which case the written consent of the Required Lenders shall be required; (E) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (F) amend or modify the application of prepayments set forth in Section 2.6(g) in a manner that adversely affects any Facility without the written consent of the Majority Facility Lenders of each adversely affected Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. (b) Notwithstanding anything in this Agreement (including clause (a) above) or any other Loan Document to the contrary: (i) this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent, each Lender participating in the additional or extended credit facilities contemplated under this paragraph (b)(i) and the Borrower (w) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest in respect thereof, (x) to permit any such additional credit facility which is a Loan facility or any such increase in the Facility to share ratably in prepayments with the Loans and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; (ii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Repriced Loans (as defined below) to permit a (x) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Loans with the proceeds of, or any conversion of Loans into, any new or replacement tranche of syndicated Loans bearing interest with an “effective yield” (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such Loans and (B) four years), but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such Loans in their capacities as lenders or holders of such Loans) less than the “effective yield” -151-

applicable to the Loans (determined on the same basis as provided in the preceding parenthetical) and (y) any amendment to the Loans or any tranche thereof which reduces the “effective yield” applicable to such Loans (as determined on the same basis as provided in clause (x)) (“Repriced Loans”); provided that the Repriced Loans shall otherwise meet the Applicable Requirements; (iii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Repricing Indebtedness to permit any Repricing Transaction; (iv) this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.19 in connection with any Incremental Amendment and any related increase in Commitments or Loans, with the consent of the Borrower, the Administrative Agent and the Incremental Lenders providing such increased Commitments or Loans (provided, that the Administrative Agent may enter into an Intercreditor Agreement (or amend, supplement or modify and existing Intercreditor Agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any such Incremental Loans); (v) this Agreement and the other Loan Documents may be amended in connection with the incurrence of any Permitted Credit Agreement Refinancing Debt pursuant to Section 2.20 to the extent (but only to the extent) necessary to reflect the existence and terms of such Permitted Credit Agreement Refinancing Debt (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments), with the written consent of the Borrower, the Administrative Agent and each Additional Lender and Lender that agrees to provide any portion of such Permitted Credit Agreement Refinancing Debt (a “Refinancing Amendment”) (provided that the Administrative Agent and the Borrower may effect such amendments to this Agreement, any Intercreditor Agreement (or enter into a replacement thereof) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of such Refinancing Amendment); (vi) this Agreement and the other Loan Documents may be amended in connection with any Permitted Amendment pursuant to a Loan Modification Offer in accordance with Section 2.22(b) (and the Administrative Agent and the Borrower may effect such amendments to this Agreement, any Intercreditor Agreement (or enter into a replacement thereof) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of such Permitted Amendment); (vii) the Administrative Agent may amend an Intercreditor Agreement (or enter into a replacement thereof), additional Security Documents and/or replacement Security Documents (including a collateral trust agreement) in connection with the incurrence of (x) any Permitted First Priority Refinancing Debt to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (y) any Permitted Second Priority Refinancing Debt to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a junior lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and (z) any Indebtedness incurred pursuant to Section 6.1(b)(vi) to provide that an agent, trustee or other representative acting on behalf of the holders of such Indebtedness shall become a party thereto -152-

and shall have rights to share in the Collateral on a pari passu or junior lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt; (viii) amendments and waivers of this Agreement and the other Loan Documents that affect solely the Lenders under any Facility or any Incremental Facility (including waiver or modification of conditions to extensions of credit thereunder, the availability and conditions to funding of any Incremental Facility and pricing and other modifications) will require only the consent of Lenders holding more than 50% of the aggregate commitments or loans, as applicable, under such Facility or Incremental Facility and, in each case, (x) no other consents or approvals shall be required and (y) any fees or other consideration payable to obtain such amendments or waivers need only be offered on a pro rata basis to the Lenders under the affected Facility or Incremental Facility, as the case may be; and (ix) this Agreement and the other Loan Documents may be amended with the consent of the Administrative Agent and the Borrower to correct any mistakes or ambiguities of a technical nature. 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Company Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto: To the Company Borrower: JELD-WEN, Inc. 440 S. Church Street, Suite 400 2645 Silver Crescent Drive Charlotte, North Carolina 28202NC 28273 Attn: Chief Financial Officer Telephone: (704) 378-5700 Email: bmallardjlinker@jeldwen.com with a copy to: JELD-WEN, Inc. 440 S. Church Street, Suite 400 2645 Silver Crescent Drive Charlotte, North Carolina 28202NC 28273 Attn: General Counsel Telephone: (704) 378-5700 Email: LegalNotice@jeldwen.com -153-

To any Guarantor: c/o the Company Borrower at the address set forth above in each case, with a copy to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attn: Margaret S. Peponis Telecopy: (212) 225-3999 Telephone: (212) 225-2822 Email: mpeponis@cgsh.com To the Administrative Agent: Henry Pennell Bank of America, N.A. 901 Main Street, 14th Floor TX1-492-14-11 Dallas, TX 75202 Telecopy: (214) 290-9448 Telephone: (214) 209-1226 Email: henry.pennell@baml.com With a copy to: Julia Barry Bank of America, N.A. 100 N. Tryon Street, 17th Floor NC1-007-17-15 Charlotte, NC 28255 Email: julia.barry@baml.com ; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender (“Approved Electronic Communications”). The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the -154-

foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party agrees to assume all risk, and hold the Administrative Agent, the Joint Bookrunners and each Lender harmless from any losses, associated with, the electronic transmission of information (including the protection of confidential information), except to the extent caused by the gross negligence or willful misconduct of such Person. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Each Loan Party, the Lenders, the Joint Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners, the Amendment No. 5 Lead Arrangers and Bookrunners and the Administrative Agent agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. 10.5 Payment of Expenses and Taxes. The Borrower agrees upon the occurrence of the Closing Date (a) to pay or reimburse the Joint Lead Arrangers and the Administrative Agent (without -155-

duplication) for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel to the Administrative Agent, the Joint Lead Arrangers and the Joint Bookrunners, taken as a whole, and one local counsel to the foregoing Persons, taken as a whole, in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) (and additional counsel in the case of actual or perceived conflicts), and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company Borrower on or prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses (other than allocated costs of in-house counsel) incurred in connection with the workout, restructuring, enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of one primary counsel to the Lenders, the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners and, the Amendment No. 4 Lead Arrangers and Bookrunners and the Amendment No. 5 Lead Arrangers and Bookrunners, taken as a whole, and one local counsel to the foregoing Persons, taken as a whole, in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) (and in the case of an actual or perceived conflict of interest by any of the foregoing Persons, additional counsel to such affected Person), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, each Joint Lead Arranger, the Joint Bookrunners, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners, the Amendment No. 5 Lead Arrangers and Bookrunners and each of their respective Affiliates that are providing services in connection with the financing contemplated by this Agreement and each member (and successors and assigns), officer, director, trustee, employee, agent and controlling person of the foregoing (each, an “Indemnitee”) harmless from and against any and all other claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, the Borrower, any other Loan Party or any other Person), including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law relating to any Group Member or any of the Properties and the reasonable fees and expenses of one primary legal counsel to the Indemnitees, taken as a whole (or in the case of an actual or perceived conflict of interest by an Indemnitee, additional counsel to the affected Indemnitees), and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) to the Indemnitees in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”) (but excluding any losses, liabilities, claims, damages, costs or expenses relating to the matters referred to in Sections 2.13 and 2.15 (which shall be the sole remedy in respect of the matters set forth therein)), provided that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to -156-

Indemnified Liabilities to the extent such Indemnified Liabilities are (i) (A) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach of the Loan Documents by such Indemnitee, (C) any dispute that does not involve an act or omission by the Borrower, Holdings or any of their respective Affiliates and that is brought by any Indemnitee against any other Indemnitee (other than in its capacity as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, Amendment No. 1 Lead Arranger and Bookrunner, Amendment No. 2 Lead Arranger and Bookrunner, Amendment No. 3 Lead Arranger and Bookrunner, Amendment No. 4 Lead Arranger and Bookrunner, Amendment No. 5 Lead Arranger and Bookrunner or similar role hereunder), (D) directly and exclusively caused, with respect to the violation of, noncompliance with or liability under, any Environmental Law relating to any of the Properties, by the act or omissions by Persons other than the Borrower or any Subsidiary of the Borrower or their respective Related Parties with respect to the applicable Property that occur after the Administrative Agent sells the respective Property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure or (E) with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or (ii) settlements entered into by such person without the Borrower’s written consent (such consent to not be unreasonably withheld, conditioned or delayed). All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (other than as provided in Section 10.19) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of: (A) in the case of any Lender (other than with respect to Incremental Loans and Incremental Commitments) or Incremental Lender (with respect to Incremental Loans and Incremental Commitments), the Company Borrower, provided that such consent shall be deemed to have been given if the Company Borrower has not responded within 10 Business Days after notice by the Administrative Agent, provided, further, that no consent of the Company Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8.1(a) (or, in respect of the Borrower, Section 8.1(f)) has occurred and is continuing, any other Eligible Assignee; and -157-

(B) except with respect to an assignment of Loans to an existing Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (provided that, in each case, that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and, in the case of Loans (other than Incremental Loans), Incremental Loans or Incremental Commitments, the Company Borrower otherwise consents; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and applicable Forms. This paragraph (b) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis. For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. (iii) Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Loans hereunder from Lenders from time to time (x) pursuant to a Dutch Auction in accordance with the terms of this Agreement (including Section 10.6 hereof), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction” or (y) pursuant to open market purchases, in each case, subject to the following limitations: (A) each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Auction Purchaser be permitted to exercise any voting rights or other privileges with respect to any Loans and any Loans that are -158-

assigned to such Permitted Auction Purchaser shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Auction Purchaser shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including Section 10.6 hereof); (B) at the time any Permitted Auction Purchaser is making purchases of Loans it shall enter into an Assignment and Assumption Agreement; (C) immediately upon the effectiveness of each Auction Purchase or other acquisition of Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and (D) at the time of such Purchase Notice and Auction Purchase or other acquisition of Loans, (w) no Default or Event of Default shall have occurred and be continuing, (x) Holdings, the Borrower or any of their respective Affiliates shall not be required to make any representation that it is not in possession of material non-public information with respect to Holdings, the Borrower, their respective subsidiaries or their respective securities and (y) any Affiliated Lender that is a Purchaser shall identify itself as such. Notwithstanding anything to the contrary herein, this Section 10.6(b)(iii) shall supersede any provisions in Section 2.17 to the contrary. (iv) Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans to an Affiliated Lender through (x) Dutch Auctions open to all Lenders on a pro rata basis or (y) open market purchases, in each case subject to the following limitations: (A) notwithstanding anything in Section 10.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 10.1), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required Administrative Agent or any Lender to undertake any action (or refrain from taking -159-

any action) with respect to or under any Loan Document, or (4) subject to Section 2.17, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender disproportionately in any material respect as compared to other Lenders, the Sponsor and any Non-Debt Fund Affiliate will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; and the Sponsor and each Non-Debt Fund Affiliate each hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to Title 11 of the United States Code) is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of Title 11 of the United States Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of Title 11 of the United States Code; provided that, for the avoidance of doubt, Debt Fund Affiliates shall not be subject to such limitation and shall be entitled to vote as any other Lender; provided, further, that, notwithstanding the foregoing or anything herein to the contrary, Debt Fund Affiliates may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 49.9% will be subject to the limitations set forth in this clause (A); (B) the Sponsor and Non-Debt Fund Affiliates shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2; (C) at the time any Affiliated Lender is making purchases of Loans pursuant to a Dutch Auction it shall identify itself as an Affiliated Lender and shall enter into an Assignment and Assumption Agreement; (D) with respect to a Dutch Auction, at the time of such Purchase Notice and Auction Purchase, no Affiliated Lender shall be required to make any representation that it is not in possession of material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities; and (E) the aggregate principal amount of all Loans which may be purchased by the Sponsor or any Non-Debt Fund Affiliate through Dutch Auctions or assigned to the Sponsor or any Non-Debt Fund Affiliate through open market purchases shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 25% of the aggregate principal amount of the Loans then outstanding. Notwithstanding anything to the contrary herein, this Section 10.6(b)(iv) shall supersede any provisions in Section 2.12 to the contrary. -160-

(v) Subject to acceptance and recording thereof pursuant to Section 10.6(b)(vii) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of Section 10.6(c). (vi) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of (and any stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (vii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire and applicable Forms (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consent to such assignment required by Section 10.6(b), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, a Defaulting Lender, Holdings or any Subsidiary of Holdings) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires, subject to Section 10.1(b), the consent of each Lender directly affected thereby pursuant to clauses (A) and (C) of Section 10.1(a) and (2) directly affects such Participant. Subject to Section 10.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements of those sections and Sections 2.16 and 2.17, and it being understood that the documentation required under Section 2.14(d), (e) and (g) shall be delivered solely to the participating Lender) to the same -161-

extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6(b) as though it were a Lender, provided such Participant shall be subject to Section 10.6(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as the agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Tax Law that occurs after the Participant acquired the applicable participation. (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6(d) above. (i) Each Lender, upon execution and delivery hereof or upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the Closing Date and as of the effective date of the applicable Assignment and Assumption that it is a “qualified purchaser” for purposes of Section 2(a)(51) of the Investment Company Act of 1940, as amended. (j) Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee. 10.7 [Reserved]. 10.8 Adjustments; Set-off (a) Except to the extent that this Agreement expressly provides for or permits payments to be allocated or made to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it, or -162-

receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent, without prior notice to Holdings or the Borrower or any other Loan Party, any such notice being expressly waived by Holdings and the Borrower and each other Loan Party to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower or any such other Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.9 [Reserved]. 10.9 Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.11 Integration. This Agreement, the Engagement Letter, the Amendment No. 1 Engagement Letter, the Amendment No. 2 Engagement Letter, the Amendment No. 3 Engagement Letter, the Amendment No. 4 Engagement Letter, the other Loan Documents and any separate letter -163-

agreements with respect to fees payable to the Joint Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners and the Administrative Agent represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 10.12 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. 10.13 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, to the extent such courts would have subject matter jurisdiction with respect thereto, and agrees that notwithstanding the foregoing (x) a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (y) legal actions or proceedings brought by the Secured Parties in connection with the exercise of rights and remedies with respect to Collateral may be brought in other jurisdictions where such Collateral is located or such rights or remedies may be exercised; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court and waives any right to claim that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Amendment No. 1 Transactions, the Amendment No. 2 Transactions, the Amendment No. 3 Transactions, the Amendment No. 4 Transactions, or any Loan or the use of the proceeds thereof, any special, exemplary, punitive or consequential damages against any Indemnitee. -164-

10.14 Acknowledgements. The Borrower and each of the Guarantors hereby acknowledge that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings, the Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings, the Borrower and each Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower or the Guarantors and the Lenders. 10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is not designated by the provider thereof as public information or non-confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners, the Amendment No. 5 Lead Arrangers and Bookrunners or any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with provisions no less restrictive than this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) (other than Disqualified Lenders), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors that have been advised of the provisions of this Section and have been instructed to keep such information confidential, (d) upon the request or demand of any Governmental Authority or any self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Borrower of any such request prior to disclosure, (g) that has been publicly disclosed other than as a result of a breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; provided, such Person has been advised of the provisions of this Section and instructed to keep such information confidential or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax -165-

treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws. 10.16 Waivers Of Jury Trial. EACH OF HOLDINGS, THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 10.17 USA Patriot Act Notification. The following notification is provided to the Borrower and each Guarantor pursuant to Section 326 of the Patriot Act: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower or any Guarantor: When the Borrower or any Guarantor opens an account, if such Borrower or Guarantor is an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower, and, if the Borrower or such Guarantor is not an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask, if the Borrower or such Guarantor is an individual, to see the Borrower’s driver’s license or other identifying documents, and, if the Borrower or Guarantor is not an individual, to see the Borrower’s legal organizational documents or other identifying documents. 10.18 Maximum Amount. (a) It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness evidenced hereby or other Obligations of the Borrower, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by Requirement of Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform -166-

through the term hereof. The terms and provisions of this Section 10.18(a) shall control and supersede every other provision of all agreements between the Borrower or any endorser of the Notes and the Lenders. (b) If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.10 and shall be so applied in accordance with Section 2.12 or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower. 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. 10.20 No Fiduciary Duty. Each of the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Amendment No. 1 Lead Arrangers and Bookrunners, the Amendment No. 2 Lead Arrangers and Bookrunners, the Amendment No. 3 Lead Arrangers and Bookrunners, the Amendment No. 4 Lead Arrangers and Bookrunners, the Amendment No. 5 Lead Arrangers and Bookrunners each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other, except as otherwise explicitly provided herein. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person, except as otherwise explicitly provided herein. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto. 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any -167-

liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. 10.22 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each of the Amendment No. 4 Lead Arrangers and Bookrunners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the -168-

requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each of the Amendment No. 4 Lead Arrangers and Bookrunners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (i) none of the Administrative Agent, any Amendment No. 4 Lead Arranger and Bookrunner or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent, any Amendment No. 4 Lead Arranger and Bookrunner or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans or this Agreement. (c) The Administrative Agent and each Amendment No. 4 Lead Arranger and Bookrunner hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans and this Agreement, (ii) may recognize a gain if it extended the Loans for an amount less than the -169-

amount being paid for an interest in the Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. [Signature pages follow.] -170-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. COMPANY BORROWER: JELD-WEN, INC. By:___________________________________ Name: Title: GUARANTORS: JELD-WEN HOLDING, INC. By: ___________________________________ Name: Title: [Signature Page to Credit Agreement]

BANK OF AMERICA, N. A., as Administrative Agent and a Lender By: Name: Title: [Signature Page to Credit Agreement]